Exhibit 10.30
Portions of this exhibit have been omitted and filed separately with the Secretary of the Securities and Exchange Commission (the “Commission”) pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Such portions are marked as indicated below.
LICENSE AND COLLABORATION AGREEMENT
THIS LICENSE AND COLLABORATION AGREEMENT (the “Agreement”) is made as of the 28th day of October, 2010 (the “Effective Date”) by and between Amicus Therapeutics, Inc., a Delaware corporation having a place of business at 6 Cedar Brook Drive, Cranbury, New Jersey, 08512 (“Amicus”) and Glaxo Group Limited, a company organized under the laws of England and Wales with its registered office address at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“GSK”). Amicus and GSK are each referred to herein by name or as a “Party” or, collectively, as the “Parties”.
RECITALS
WHEREAS, Amicus is developing Compound (as defined below), and owns or controls certain regulatory filings and intellectual property related thereto;
WHEREAS, GSK desires to collaborate with Amicus on the Development of Compound and to obtain exclusive rights to Commercialize Products in the Field in the Territory (each as hereinafter defined) as set forth in this Agreement;
WHEREAS, Amicus desires to collaborate with GSK on the Development of the Compound and Products in the Field in the Territory as set forth in this Agreement; and
WHEREAS, Amicus further desires that GSK exclusively Commercialize Compound and Product(s) in the Field in the Territory, as set forth in this Agreement.
WHEREAS, contemporaneously with the execution of this Agreement, the Parties have executed an Equity Agreement under which GSK shall purchase common stock of Amicus, as set forth in such Equity Agreement.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
I. DEFINITIONS
Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:
1.1 “011 Phase III Clinical Study” means the Phase III Clinical Study sponsored by Amicus and identified by the ClinicalTrials.gov Identifier NCT00925301.

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1.2 “012 Phase III Clinical Study” means the Phase III Clinical Study sponsored by Amicus and identified by the ClinicalTrials.gov Identifier NCT01218659.
1.3 “AAA” has the meaning ascribed to that term in Section 16.2.2.
1.4 “Abandoning Party” has the meaning ascribed to that term in Section 7.4.
1.5 “Acceptance of Filing” has the meaning ascribed to that term in Section 3.3.2.
1.6 “Act” means the United States Food, Drug and Cosmetic Act of 1938, as amended from time to time, and its implementing regulations.
1.7 “Actual Payment Report” has the meaning ascribed to that term in Section 3.8.
1.8 “Affected Area” has the meaning ascribed to that term in Section 14.2.
1.9 “Affiliate” means, with respect to any specified Person, at any time, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person at such time. For purposes of this definition and Section 1.27, “control,” when used with respect to any specified Person, shall mean (a) the direct or indirect ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the total voting power of securities or other evidences of ownership interest in such Person or (b) the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
1.10 “Agreement” has the meaning ascribed to that term in the first paragraph of this Agreement.
1.11 “Alliance Manager” has the meaning ascribed to that term in Section 4.3.
1.12 “Amicus” has the meaning ascribed to that term in the first paragraph of this Agreement.
1.13 “Amicus Aggregate Development Cost Cap” means ******, which amount is equal to the aggregate of Amicus’ share of the Development Costs specified in the Initial Development Plan for each of the calendar years beginning with calendar year 2011 up to and including calendar year 2015.

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1.14 “Amicus Annual Cost Cap” means: (a) for calendar year 2010, ****** (which amount represents the aggregate of one hundred percent (100%) of Amicus’s Development Costs for calendar year 2010 as set forth in the Initial Development Plan ******; (b) for calendar year 2011, ****** (which amount is equal to fifty percent (50%) of the total Development Costs for calendar year 2011 as set forth in the Initial Development Plan); (c) for calendar years 2012, 2013, 2014 and 2015, respectively, ******, ******, ****** and ******, respectively (which amount is equal to twenty-five percent (25%) of the total Development Costs for the applicable calendar year, as set forth in the Initial Development Plan); and (d) for calendar year 2016 and each calendar year thereafter, if applicable, ****** (which amount is equal to twenty-five percent (25%) of the total Development Costs for calendar year 2015 as set forth in the Initial Development Plan); in each case, as adjusted in accordance with Section 5.1.5(d) below.
1.15 “Amicus Auditor” has the meaning ascribed to that term in Section 3.9.
1.16 “Amicus House Marks” has the meaning ascribed to that term in Section 6.3.
1.17 “Amicus Indemnitees” has the meaning ascribed to that term in Section 15.1.
1.18 “Amicus Intellectual Property” means Amicus Patents, Amicus Know-How, and any and all copyrights pertaining to the Compound and Product for the Territory that are Controlled by Amicus during the Term.
1.19 “Amicus Know-How” means all confidential Know-How which (i) Amicus or its Affiliates Control as of the Effective Date, or (ii) subject to Section 12.3 and Section 14.3.10(b), is Controlled by Amicus or its Affiliates after the Effective Date during the Term of this Agreement and developed or acquired by or on behalf of Amicus or its Affiliates outside the Program and without the use of Program Improvements; in each case, that is reasonably necessary or actually used to Develop, Manufacture or Commercialize Products in the Field for the Territory. Notwithstanding the foregoing, Amicus Know-How shall not include: (a) information which is or becomes part of the public domain through no breach of this Agreement by GSK; (b) information which GSK can demonstrate by its written records was known by GSK or its Affiliates prior to the disclosure thereof by Amicus or its Affiliate; (c) information which is independently developed by GSK or its Affiliates outside of the Program, so long as such development does not result from use of Amicus Know-How, and such independent development can be demonstrated by written records; and (d) information that becomes available to GSK or its Affiliates on a non-confidential basis, whether directly or indirectly, from a Third Party who is not bound by a confidentiality obligation to Amicus or its Affiliates.
1.20 “Amicus Patents” means: (i) all Patents Controlled by Amicus or its Affiliates as of the Effective Date which are reasonably necessary, or actually practiced, to Develop, Manufacture or Commercialize the Compound or Product for use as a therapeutic agent, including without limitation the Patents set forth on Schedule 7.2.1 hereto; and (ii) subject to Section 12.3, all Patents Controlled by Amicus or its Affiliates in the Territory during the Term of this Agreement that are reasonably necessary, or actually practiced to Develop, Manufacture or Commercialize the Compound or Product in the Territory or to the extent claiming inventions within the Amicus Know-How Controlled by Amicus or its Affiliates as of the Effective Date.

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1.21 “Amicus Proprietary Chaperone Technology” means Amicus’ proprietary technology used in connection with a small molecule drug that selectively binds to the active site of a target enzyme resulting in enzyme stabilization, improved trafficking, less aggregation, and/or increased activity of the enzyme, including all associated Patents and Know-How Controlled by Amicus in the Territory.
1.22 “Amicus Prosecuted Patents” has the meaning ascribed to that term in Section 7.2.2.
1.23 “Amicus Terminated Product Trademark” has the meaning ascribed to that term in Section 14.2.2.
1.24 “Amicus Trademark” has the meaning ascribed to that term in Section 2.4.
1.25 “Background License Agreements” means the agreements, letters, and other documents listed in Schedule 1.25.
1.26 “Calendar Year Net Sales” means the total Net Sales of all Products sold in the specified country or countries of the Territory in a particular calendar year.
1.27 “Change of Control” means either: (a) a sale of all or substantially all of the assets of a Party in one or a series of integrated transactions not in the ordinary course of business to a Third Party; (b) the acquisition of control (as defined in Section 1.9) of a Party by a Third Party by means of any transaction or series of related transactions to which such Party is a party (including, any stock acquisition, merger or consolidation); or (c) the acquisition by a Major Pharmaceutical Company of ****** percent ****** or more of the total issued capital stock of a Party and the right to direct or cause the direction of the management and polices of such Party, directly or indirectly, whether through ownership of voting securities, by contract, or otherwise; ******. For clarity, a Change of Control would not include any transaction or series of transactions in which the holders of voting securities of a Party outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Party held by such holders prior to such transaction, fifty percent (50%) or more of the total voting power represented by the voting securities of the acquiring entity outstanding immediately after such transaction or series of transactions.
1.28 “Claim” means any action, appeal, petition, plea, charge, complaint, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation, or similar event, occurrence, or proceeding.
1.29 “Co-Development Opt-Out” has the meaning ascribed to that term in Section 13.6.

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1.30 “Co-Development Opt-Out Notice” has the meaning ascribed to that term in Section 13.6.
1.31 “Combination Therapy” means the use of the Compound or Product in combination with one or more other active ingredients. Drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “active ingredients”, and their presence shall not be deemed to create a Combination Therapy. Combination Therapy includes, but is not limited to: (i) adjuvant use of the Compound or Product with an ERT; (ii) co-administration of the Compound or Product with an ERT, regardless of the order or form in which the co-administration is performed; or (iii) formulation of the Compound or Product and an ERT.
1.32 “Commercialize” or “Commercialization” means activities directed to obtaining pricing and reimbursement approvals for, marketing, advertising, promoting, detailing, distributing, importing, or selling a Product in the Field in the Territory, and education, planning, product support and medical efforts related to a Product in the Field in the Territory.
1.33 “Commercially Reasonable Efforts” means that level of efforts and resources required to carry out a particular task or obligation in an active and sustained manner, consistent with the usual practice followed by a Party in the exercise of reasonable business discretion relating to other pharmaceutical products owned by it, or to which it has exclusive rights, which are of similar market potential and at a similar stage in development or product life, taking into account issues of patent coverage, safety and efficacy, scientific and product profile, the regulatory structure involved, and the strategic value and profitability of the product (including, without limitation, pricing and reimbursement status achieved). A Party may not consider payments required to be made hereunder when determining its Commercially Reasonable Efforts with regards to the Product or its obligations under this Agreement.
1.34 “Compound” means migalastat, as described in Schedule 1.34, and includes (i) any compounds with alternative names but with the same chemical structure as Migalastat, and (ii) any metabolites, prodrugs, isomers and enantiomers (excluding the isomer/enantiomer “1-deoxynorjirimycin” or “(2R,3R,4R,5S)-2-(hydroxymethyl)piperidine-3,4,5-triol”), esters, salts, hydrates, solvates, and polymorphs, whether alone or in a mixture.3
1.35 “Confidential Information” means in the case of one Party (the “disclosing Party”), that Party’s or its Affiliate’s know-how and financial or other confidential or proprietary information that is Controlled by that Party or its Affiliates and made available (in whatever form and whether prior to, on, or after the Effective Date) to the other Party (the “receiving Party”) in connection with this Agreement or generated pursuant to this Agreement. Notwithstanding the foregoing, Confidential Information shall not include:
(a) information which is or becomes part of the public domain through no breach of this Agreement by the receiving Party or any of its Affiliates;
(b) information which the receiving Party can demonstrate by its written records was known by the receiving Party or any of its Affiliates prior to the disclosure thereof by the disclosing Party;

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(c) information which is independently developed by the receiving Party or any of its Affiliates, so long as such development does not result from use of Confidential Information of the disclosing Party, and such independent development can be demonstrated by written records of the receiving Party or any of its Affiliates; and
(d) information that becomes available to the receiving Party or its Affiliates on a non-confidential basis, whether directly or indirectly, from a Third Party who is not bound by a duty of confidentiality to the disclosing Party.
1.36 “Confidentiality Agreement” means the Confidentiality Agreement between Amicus and GSK dated as of ****** and amended as of ******.
1.37 “Control” or “Controlled” means, with respect to any compound, material, information, or intellectual property right, that a Party owns or has a license to use, commercialize, manufacture, market, distribute or sell, and has the ability to grant to the other Party a license or a sublicense (as applicable under this Agreement) to such compound, material, information, or intellectual property right as provided for herein without violating (i) the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such license or sublicense or (ii) any Law applicable to such license or sublicense.
1.38 “Cooperating Party” has the meaning ascribed to that term in Section 11.2.2.
1.39 “Develop” or “Development” means all activities related to (i) non-clinical and clinical research and drug development (including preclinical testing and clinical trials) related to obtaining, maintaining and/or expanding Marketing Approval (excluding pricing and reimbursement approvals), (ii) Phase IV Clinical Trials and preclinical studies conducted after Marketing Approval (such as carcinogenicity studies, preclinical studies to establish pediatric dosing and similar activities) that are required or requested by a Regulatory Authority to be conducted after Marketing Approval, as a condition of obtaining such Marketing Approval; (iii) manufacturing activities for the purposes of producing clinical supplies (or materials used in preclinical testing or research), as well as test method development and stability testing and process development and validation for a product prior to the first Marketing Approval of such Product (including manufacturing batches for validation and registration purposes), formulation development, delivery system development, quality assurance and quality control development for clinical supplies, and (iv) statistical analysis, regulatory affairs, and activities directed towards obtaining Marketing Approval (excluding regulatory activities directed to obtaining pricing and reimbursement approvals) and clinical study regulatory activities (excluding regulatory activities directed to pricing and reimbursement approvals); in each case, with respect to the Compound and/or Products in the Field for the Territory.

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1.40 “Development Costs” has the meaning ascribed to that term in Schedule 5.1.5.
1.41 “Development Plan” has the meaning ascribed to that term in Section 5.1.1(b) and includes the Initial Development Plan and any amendments thereto in accordance with Section 5.1.1(b).
1.42 “Discriminatory Conduct has the meaning ascribed to that term in Section 6.1.1(b).
1.43 “Dispute” has the meaning ascribed to that term in Section 16.2.1.
1.44 “Effective Date” has the meaning ascribed to that term in the first paragraph of this Agreement.
1.45 “Election Notice” has the meaning ascribed to that term in Section 12.2.1.
1.46 “EMA” means the European Medicines Agency of the European Union or any successor entity thereto having similar responsibilities with respect to pharmaceutical products, such as the Products.
1.47 “Equity Agreement” means the stock purchase agreement attached hereto as Exhibit A.
1.48 “ERT” means enzyme replacement therapy.
1.49 “Escalation Notice” has the meaning ascribed to that term in Section 4.1.5(a).
1.50 “Estimated Payment Report” has the meaning ascribed to that term in Section 3.8.
1.51 “Excluded Item” has the meaning ascribed to that term in Section 11.1.2.
1.52 “FDA” means the United States Food and Drug Administration or any successor entity thereto having similar responsibilities with respect to pharmaceutical products, such as the Products.
1.53 “Field” means any and all uses or purposes, including, without limitation, the treatment, palliation, and/or prevention and diagnosis of any human or animal disease, disorder or condition, including use of the Product in combination with ERT.
1.54 “First Opt-Out Quarter” has the meaning ascribed to that term in Section 13.6.
1.55 “Force Majeure Event” has the meaning ascribed to that term in Section 16.11.
1.56 “FTE” has the meaning ascribed to that term in Schedule 5.1.5.
1.57 “FTE Costs” has the meaning ascribed to that term in Schedule 5.1.5.

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1.58 “FTE Rate” has the meaning ascribed to that term in Schedule 5.1.5
1.59 “Generic Equivalent” means, as to any specific Product at issue which has received Regulatory Approval in the country at issue, a non-innovator product that: (i) has obtained Regulatory Approval by means of an abbreviated NDA filed pursuant to Section 505(j) of the Act which refers to the specific Product at issue as the Reference Listed Drug (as defined in 21 C.F.R. 314.3(b) (as amended)) in the United States, or an application similar to an abbreviated NDA filed pursuant to Section 505(j) of the Act for any jurisdiction outside the United States, in each case, without the requirement of any human clinical efficacy trials; (ii) is bioequivalent to the specific Product; and (iii) is legally marketed in such country by an entity other than GSK, its Affiliates or Sublicensees.
1.60 “Current Good Manufacturing Practices” or “cGMP” means the standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products: (i) detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 210 and 211 and The Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products, as each may be amended from time to time; and/or (ii) outside the United States and European Union, promulgated by any Regulatory Authority having jurisdiction over the manufacture of fine chemicals, intermediates, bulk products or finished pharmaceutical products; and subject to any arrangements, additions or clarifications agreed to from time to time by the Parties in a quality agreement.
1.61 “GSK” has the meaning ascribed to that term in the first paragraph of this Agreement.
1.62 “GSK Auditor” has the meaning ascribed to that term in Section 3.10.
1.63 “GSK Background IP” means all Patents and Know-How which (i) GSK or its Affiliates Controls as of the Effective Date, or (ii) is developed by or on behalf of GSK or its Affiliates or acquired by GSK or its Affiliates, in each case, after the Effective Date outside the Program and without the use of Program Improvements.
1.64 “GSK House Marks” has the meaning ascribed to that term in Section 6.3.
1.65 “GSK Indemnitees” has the meaning ascribed to that term in Section 15.2.
1.66 “GSK Supplied Material” has the meaning ascribed to that term in Section 14.3.6.
1.67 “GSK Terminated Product Trademark” has the meaning ascribed to that term in Section 14.3.9(a).
1.68 “GSK Trademark” has the meaning ascribed to that term in Section 2.4.
1.69 “Indemnitee” has the meaning ascribed to that term in Section 15.3.

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1.70 “Indemnitor” has the meaning ascribed to that term in Section 15.3.
1.71 “Initial Development Plan” has the meaning ascribed to that term in Section 5.1.1(a).
1.72 “Initial Press Release” has the meaning ascribed to that term in Section 11.2.1.
1.73 “IND” means any Investigational New Drug Application (including any amendments thereto) filed with the FDA pursuant to 21 C.F.R. §321 before the commencement of clinical trials of a Product, or any comparable filings with any Regulatory Authority in any other jurisdiction.
1.74 “Joint Program Patent” has the meaning ascribed to that term in Section 7.3.3.
1.75 “Joint Steering Committee” or “JSC” has the meaning ascribed to that term in Section 4.1.1.
1.76 “Know-How” means any proprietary technology, technical, scientific and medical information, methods of use, processes, techniques, ideas, inventions (excluding any inventions disclosed in any Patent or published Patent application), improvements, modifications, know-how, practices, trade secrets, chemistry, manufacturing and control data, quality control information and procedures, and pharmacological, toxicological and preclinical and clinical test data and results and regulatory information (including all documentation and correspondence submitted or required to be submitted to a Regulatory Authority, or received from a Regulatory Authority, in connection with a Marketing Approval in any country), all of the foregoing pertaining to the Development, Manufacture and/or Commercialization of the Compound and/or Products within the Field for the Territory, but excluding Patents associated with any of the foregoing.
1.77 “Launch” means, on a country-by-country and Product-by-Product basis, the date of the first ****** (or one of its Affiliates or permitted Sublicensees) in such country; provided that the Launch of a Product in a country for a particular indication shall be deemed to occur upon the first commercial sale of a Product with labeling for such indication. Sales of a Product for registration samples, compassionate use sales, named patient use and the like, and inter-company transfers to Affiliates of GSK for resale will not constitute a Launch.
1.78 “Law” means all laws, statutes, regulations (including securities laws, regulations or guidances), or governmental, regulatory, or judicial orders or judgments in effect from time to time.
1.79 “Liabilities” has the meaning ascribed to that term in Section 15.1.
1.80 “License” has the meaning ascribed to that term in Section 2.1.
1.81 “Licensed Technology” means all (i) Amicus Intellectual Property, (ii) Program Improvements developed solely or jointly by Amicus or its Affiliates (subject to Section 12.3) during the Term, and (iii) Program Patents in the Territory owned solely or jointly by Amicus or its Affiliates (subject to Section 12.3). For the avoidance of doubt, the “Licensed Technology” shall include Amicus Proprietary Chaperone Technology, but solely to the extent such Amicus Proprietary Chaperone Technology is necessary for the Development, Manufacture or Commercialization of Product for the Territory.

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1.82 “MAA” means (a) a Marketing Authorization Application filed with the EMA, seeking Regulatory Approval of a Product and all variations thereto filed with the EMA; (b) an NDA submitted to the FDA in the United States; or (c) a corresponding application for Regulatory Approval that has been submitted to a Regulatory Authority in any other jurisdiction in the Territory.
1.83 “Major EU Country” means ******, ******, ******, ****** or ******.
1.84 “Major Market” means ******, each ******and ******.
1.85 “Major Pharmaceutical Company” shall mean a company that is engaged in the business of selling pharmaceutical products, whose worldwide revenues from such sales (on a consolidated basis in the last full fiscal year prior to the closing of any Change of Control) was in excess of ****** or a company engaged in business in the life sciences field that is of an equivalent size. Any Affiliate of such company shall be deemed to be a Major Pharmaceutical Company.
1.86 “Manufacture” or “Manufacturing” means all the activities required for the production and supply of Compound and/or Product, including without limitation, purchasing raw materials, quality control and assurance, filing, finishing, labeling, packaging, qualified person release, holding, shipping and storage and the tests and analyses conducted in connection therewith.
1.87 “Manufacturing Costs” has the meaning ascribed to that term in Schedule 5.1.5.
1.88 “Marketing Approval” means all approvals, licenses, registrations or authorizations of the Regulatory Authority in a country, necessary for the manufacture, use, storage, import, marketing and sale of a Product in such country. For countries where governmental or other similar approval of pricing and/or reimbursement is required for marketing in such country, Marketing Approval shall not be deemed to occur until ****** is obtained. For clarity, however, it is understood that, as of the Effective Date, Marketing Approval in the United States shall be deemed to occur upon ******. In the event that any such ****** of any governmental agency in the United States is required at the time that the Parties seek Marketing Approval for a Product in the United States, then Marketing Approval in the United States shall not be deemed to occur until ******. Notwithstanding the foregoing, Marketing Approval shall be deemed to have occurred for a particular indication for a Product in such jurisdiction upon the Launch of such Product in such jurisdiction with labeling for such indication.
1.89 “Marketing Plan” means the strategic plan for the marketing, promotion and other Commercialization of Product in the Territory, including without limitation the Marketing Strategy, which will include the projected market penetration for each Product in the Major Markets, in reasonable scope and detail, as prepared by GSK in accordance with GSK’s normal and customary format and process for such plans, and as amended from time to time by GSK during the Term.

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1.90 “Marketing Strategy” means the marketing strategy for Product in the Territory determined by GSK and reviewed by the Joint Steering Committee, including product positioning, pricing, reimbursement, education programs, medical affairs, publications, sales messages, marketing, distribution, and Phase IV Clinical Studies, as such strategy may be amended by GSK from time to time during the Term.
1.91 “NDA” means a New Drug Application as defined in Title 21 of the U.S. Code of Federal Regulations, Section 314.50, et seq., which is filed with the FDA in order to gain the FDA’s approval to commercialize a pharmaceutical product in the United States for the indications set forth in the New Drug Application.
1.92 “Negotiation Period” has the meaning ascribed to that term in Section 12.2.2.
1.93 “Net Sales” means the amount of gross sales of all Products sold by GSK, its Affiliates or Sublicensees (each, a “Selling Party”) to Third Parties less the following amounts actually and reasonably incurred, allowed, paid or accrued as reported by the Selling Party in its financial statements prepared in accordance with the International Financial Reporting Standards (“IFRS”), applied on a consistent basis:
(a) quantity, trade and cash discounts actually allowed or given;
(b) discounts, replacements, credits or refunds actually allowed for the return of rejected, outdated, damaged or returned Products;
(c) rebates, chargebacks and price adjustments actually allowed or given;
(d) sales or similar taxes (including duties or other similar governmental charges or assessments) levied, or otherwise imposed on the sale of Products to the customer (including VAT or other governmental charges measured by the billing amount, when included in such billing);
(e) charges for freight, handling, postage, transportation, insurance and other shipping charges; and
(f) a reasonable provision for uncollectible accounts not to exceed ****** percent ****** of gross amounts invoiced.
provided, however, that:
(i) sales or transfers of Products between or among GSK, any permitted Sublicensee or any Affiliate of GSK for resale shall be excluded from Net Sales calculations; provided, however, that the subsequent resale to a Third Party shall be included in Net Sales hereunder;

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(ii) If a Product is sold or transferred for consideration other than cash, the Net Sales from such sale or transfer shall be deemed the then fair market value of such Product;
(iii) Products that are transferred or used without charge in connection with any pre-clinical or clinical trials, or for any testing, quality control, evaluation or other Development purposes, or distributed as samples or charitable donations, shall be excluded from Net Sales calculations for all purposes; and
(iv) sales or transfers of Products for registration samples, compassionate use sales, named patient use and the like, shall be excluded from Net Sales calculations for all purposes, unless GSK recognizes revenue with respect to any such sales or transfers in which event such sales or transfers shall be included in Net Sales hereunder; and
(v) for a Combination Therapy, the computation of Net Sales in a country shall be based on ****** during the applicable Quarter although, if ******. For purposes of this Section 1.93(f)(v), ******. If the Parties are unable to agree on the allocation of Net Sales with respect to a Combination Therapy as provided in this Section 1.93(f)(v), the matter shall be resolved in accordance with Section 16.2.3 below. For the avoidance of doubt, if a Product is sold in combination with a diagnostic device, the computation of Net Sales for such Product shall be based solely on ******.
The Net Sales definition may be amended upon written notice from GSK only to extent required to reflect changes to GSK’s accounting rules (e.g. a change from IFRS to UK GAAP) that result from a merger, takeover, or change in applicable law.
1.94 “Ongoing Trial” has the meaning ascribed to that term in Section 14.3.2.
1.95 “Out-of-Pocket Expenses” has the meaning ascribed to that term in Schedule 5.1.5.
1.96 “Overage” has the meaning ascribed to that term in Section 5.1.6.
1.97 “Party” or “Parties” has the meaning ascribed to that term(s) in the first paragraph of this Agreement.
1.98 “Patent” means any and all existing (as of the Effective Date) and future patents and patent applications in any country or jurisdiction, including but not limited to, any provisional applications, non-provisional applications, PCT applications, re-issues, re-examinations, divisionals, continuations, continuations-in-part, registrations, confirmations, validations, re-validations, renewals, and extensions of term thereof (including supplementary protection certificates and pediatric use extensions), including utility, model, and design patents.

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1.99 “Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other out-of-pocket expenses paid to Third Parties as incurred in connection with the prosecution and maintenance of Patents.
1.100 “Person” means any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity.
1.101 “Pharmacological Chaperone” means a small molecule drug that selectively binds to the active site of a target enzyme resulting in enzyme stabilization, improved trafficking, less aggregation, and/or increased activity of the enzyme.
1.102 “Phase II Clinical Studies” means early controlled human clinical studies conducted to obtain some preliminary data on the appropriate dose range and effectiveness of a drug in a disease or condition under study, as more fully defined in 21 C.F.R. §312.21(b) or its successor regulation, or the equivalent in any country other than the United States.
1.103 “Phase III Clinical Studies” means expanded and controlled human clinical studies involving administration of a drug to sufficient numbers of human patients with the goal of establishing that a drug is safe and efficacious for its intended use, and to be considered as a pivotal study for submission of an NDA, as more fully defined in 21 C.F.R. §312.21(c) or its successor regulation, including any such clinical study in any country other than the United States.
1.104 “Phase IV Clinical Studies” means human clinical studies, including marketing studies, epidemiological studies, modeling and pharmaco-economic studies, investigator sponsored clinical trials and post-marketing surveillance studies, in each case for a Product conducted after receipt of Marketing Approval for such Product in the country in which such trial is being conducted and that are required or requested by a Regulatory Authority to be conducted after Marketing Approval, as a condition of or in connection with obtaining and maintaining such Marketing Approval.
1.105 “Product” means, subject to Section 14.3.10(a), any pharmaceutical preparation that incorporates Compound, whether or not as the sole active ingredient, including any formulation thereof, such as intravenous, transdermal, oral, or other dosage form.
1.106 “Product Acquisition Agreement” has the meaning ascribed to that term in Section 12.2.2.
1.107 “Product Liability Claim” has the meaning ascribed to that term in Section 15.4.1.
1.108 “Program” means all activities directed to the Development, Manufacture and/or Commercialization of Compound or Products for the Territory performed by or on behalf of Amicus (or its Affiliates) and/or GSK (or its Affiliates or Sublicensees) under this Agreement; provided, however, it is understood that all activities related to the Development of Compound conducted either: (a) by Amicus prior to the Effective Date; or (b), by Amicus with respect to a Terminated Product(s) in the Affected Area after termination of this Agreement in such country(ies) or with respect to such Product(s) (but not in its entirety) by either GSK pursuant to Section 13.3 or by Amicus pursuant to Section 13.2, will be deemed to have been conducted outside of the Program.

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1.109 “Program Improvements” means any and all confidential Know-How, and other information that is developed by or on behalf of GSK (or its Affiliates or Sublicensees) or Amicus (or its Affiliates, subject to Section 12.3) or jointly by or on behalf of GSK and Amicus or any of their respective Affiliates (subject to Section 12.3), in the performance of the Program, including inventions, Know-How, and all other intellectual property relating to any of the foregoing; provided, however, that Program Improvements will not include Amicus Intellectual Property; and provided further that, Program Improvements shall not include: (i) information which is or becomes part of the public domain through no breach of this Agreement by GSK or Amicus or their respective Affiliates; (ii) information which GSK can demonstrate by its written records was known by GSK or its Affiliates prior to the Effective Date excluding any information received by GSK under the terms of the Confidentiality Agreement; and (iii) information which is independently developed by GSK or Amicus or their respective Affiliates outside of the Program, and such independent development can be demonstrated by written records. Any Program Improvement that is developed solely by GSK or its Affiliate under this Agreement that was not enabled by the use of any Amicus Intellectual Property or developed in the performance of the Development Plan during the period in which Amicus and GSK are sharing Development Costs pursuant to Section 5.1.5 shall be referred to herein as a “GSK-Only Program Improvement.”
1.110 “Program Patent” means a Patent or Patent application disclosing and claiming a Program Improvement.
1.111 “Protective Action” has the meaning ascribed to that term in Section 8.2.
1.112 “Quarter” means a calendar quarter consisting of any of the three-month periods ending on March 31, June 30, September 30 and December 31 in any particular year.
1.113 “Regulatory Approval” means: (a) in the United States, written notice of Marketing Approval by the FDA based on approval of an NDA, or sNDA, as applicable, and (b) in any other country in the Territory, written notice of required Marketing Approval ******, such acceptance not to be unreasonably withheld) by the Regulatory Authority having jurisdiction in such country; provided that with respect to countries in the European Union, written notice of a centralized Marketing Approval from the European Medicines Agency shall constitute written notice with respect to each and every such country.
1.114 “Regulatory Authority” means the agency, if any, of the national government of any country with which a pharmaceutical or biological therapeutic product must be registered or by which a pharmaceutical or biological therapeutic product must be approved prior to its manufacture, use, or sale in such country, provided that with respect to countries in the European Union, the European Medicines Agency shall constitute such an agency with respect to each and every such country in addition to any agency of a national government of such country.

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1.115 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any applicable Regulatory Authority, other than a Valid Claim, including any regulatory data protection exclusivity, including, where applicable, pediatric exclusivity and/or orphan drug exclusivity and/or any exclusivity afforded by restrictions on the granting by a Regulatory Authority of regulatory approval to market a Generic Equivalent.
1.116 “Re-Offer Notice” has the meaning ascribed to that term in Section 12.2.3.
1.117 “Requesting Party” has the meaning ascribed to that term in Section 11.2.2.
1.118 “Revised Terms” has the meaning ascribed to that term in Section 12.2.3.
1.119 “Royalty Term” has the meaning ascribed to that term in Section 3.4.2.
1.120 “Rules” has the meaning ascribed to that term in Section 16.2.2.
1.121 “Safety Issue” means any unexpected or untoward adverse event related to a Product that is reported to a Party by a patient or physician, or about which a Party becomes aware, which event raises a question about patient safety or the efficacy of such Product and which event a Party considers to be serious enough to contemplate taking a prompt affirmative action with respect to such Product.
1.122 “Senior Executives” has the meaning ascribed to that term in Section 4.1.5(a).
1.123 “Subcommittee” has the meaning ascribed to that term in Section 4.2.
1.124 “Sublicensee” shall mean a Third Party to whom GSK has granted a right to make, have made, sell, market, distribute and/or promote a Product in the Territory pursuant to Section 2.2; and “Sublicense” shall mean an agreement or arrangement between GSK and a Sublicensee granting such rights. As used in this Agreement, “Sublicensee” shall not include a wholesaler or reseller of Product who does not market such Product.
1.125 “Supply Transition Date” has the meaning ascribed to that term in Section 6.5.1.
1.126 “Supply Transition Plan” has the meaning ascribed to that term in Section 6.5.1.
1.127 “Term” has the meaning ascribed to that term in Section 13.1.
1.128 “Terminated Product(s)” has the meaning ascribed to that term in Section 14.2.

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1.129 “Terminated Product Trademark” has the meaning ascribed to that term in Section 14.3.9.
1.130 “Territory” means, subject to Section 14.3.10(a), all countries and territories in the world.
1.131 “Third Party” means any Person other than Amicus or GSK or an Affiliate of Amicus or GSK.
1.132 “Third Party Claim” has the meaning ascribed to that term in Section 15.1.
1.133 “Total Amicus Development Cost Cap” has the meaning ascribed to that term in Schedule 5.1.5.
1.134 “Trademarks” means (a) trademarks, service marks, logos, trade dress and trade names, and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), (b) all registrations and applications to register the foregoing anywhere in the world, (c) all goodwill associated therewith, and (e) all rights in and to any of the foregoing.
1.135 “Trademark License Agreement” means an agreement in the form attached hereto as Exhibit C or Exhibit D, as applicable.
1.136 “Treaty” has the meaning ascribed to that term in Section 3.11.
1.137 “Total Program Development Costs in the Initial Development Plan” means the aggregate Development Costs for the Development of the Compound and Products specified in the Initial Development Plan for each of the calendar years beginning with calendar year 2011 up to and including calendar year 2015.
1.138 “United States” or “U.S.” means the fifty (50) states of the United States of America, the District of Columbia and Puerto Rico.
1.139 “Valid Claim” means a claim of an issued, unexpired Amicus Patent or a Program Patent (other than a Program Patent claiming a GSK-Only Program Improvement, a Formulation Patent or a Method of Manufacture Patent) covering i) Compound; or ii) method of use of the Compound or a Product (******) which: (a) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is not appealable or has not been appealed within the time allowed for appeal; (b) has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; or (c) has not lapsed, been cancelled or abandoned, or been dedicated to the public. For purposes of this Section 1.138, a “Formulation Patent” means a Patent primarily directed to an invention which is a formulation of Compound and one (1) or more excipients, and a “Method of Manufacture Patent” means a Patent primarily directed to an invention which is a method of manufacture of Compound or Product.

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1.140 “Wind-Down Period” has the meaning ascribed to that term in Section 14.3.3.
1.141 Construction. For purposes of this Agreement: (a) words in the singular shall be held to include the plural and vice versa as the context requires; (b) the word “including” and “include” shall be deemed to be followed by the phrase “without limitation” or like expression unless otherwise specified; (c) the terms “hereof,” “herein,” “herewith,” and “hereunder,” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) all references to a “business day” or “business days” in this Agreement means any day other than a day which is a Saturday, a Sunday, any day banks are authorized or required to be closed in the United States or any other day on which GSK’s corporate headquarters in the United States are closed; and (e) all references to “Section,” “Article,” “Schedule” and “Exhibit,” unless otherwise specified, are intended to refer to a Section, Article, Schedule or Exhibit of or to this Agreement.
II. LICENSE
2.1 License Grant from Amicus. Subject to the terms and conditions of this Agreement, Amicus hereby grants to GSK an exclusive license, with the right to grant sublicenses in accordance with Section 2.2, under all Licensed Technology, to Develop, make, use, sell, offer for sale and import Compound and Products, in each case, solely in the Field and in the Territory (the “License”). The License set forth in this Section 2.1 shall be exclusive even as to Amicus, except with respect to Amicus’s right to: (i) co-Develop Compound and Products in the Field and in the Territory in accordance with Article V; (ii) Manufacture Compound and Products in accordance with Section 6.5; and (iii) Commercialize Compound and Products in the Field and in the Territory in accordance with Article VI. For the avoidance of doubt, the Licensed Technology licensed exclusively to GSK in this Section 2.1 shall include any and all data resulting from any clinical trials performed by Amicus, its Affiliates, and its licensees in the Territory with respect to the Compound and Products, in each case subject to Section 14.3.10(b) and to the extent that Amicus has the right to grant to GSK access to such data from licensees. Subject to Section 14.3.10(b), to the extent any clinical data with respect to the Compound and Product is owned or controlled by a licensee of Amicus and is not included in the Amicus Know-How, upon GSK’s written request, Amicus shall use all reasonable efforts to obtain the right, at no cost to GSK, to sublicense to GSK, or otherwise obtain the right for GSK, to access and make any other use of any such clinical trial data within the scope of the License and otherwise in accordance with the terms and conditions of this Agreement; provided that in no event shall Amicus be obligated to undertake additional payment obligations to such licensees in order to obtain such rights for GSK.

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2.2 Sublicensees. GSK shall have the right to grant sublicenses under the rights granted to GSK in Section 2.1 without the prior written consent of Amicus: (a) ******; and (b) ******. In addition to the sublicense rights provided above in clauses (a) and (b) of this Section 2.2 (a) and (b), GSK may engage Sublicensees and grant Sublicenses in any country of the Territory, provided, however, that GSK may not grant a sublicense to any Third Party listed on the attached Schedule 2.2 without the prior written consent of Amicus, such consent not to be unreasonably withheld. In any event, GSK shall ensure that each of its Sublicensees is bound by a written agreement containing provisions at least as protective of the Compound, the Products and Amicus as this Agreement; and GSK shall remain responsible to Amicus for all activities of its Affiliates and Sublicensees to the same extent as if such activities had been undertaken by GSK itself. Promptly following the execution of each Sublicense, GSK shall provide Amicus with a redacted copy of such Sublicense (redacted solely to the extent necessary to prevent the disclosure of Third Party confidential information and not redacting any terms or information that are necessary for Amicus to determine GSK’s compliance with the provisions of this Agreement with respect to the grant of such Sublicense).
2.3 License Grant from GSK. Subject to the terms and conditions of this Agreement:
a) GSK hereby grants to Amicus a worldwide, non-exclusive, fully paid-up, royalty-free right and license, with the right to grant sublicenses only upon the prior written consent of GSK (which approval shall not be unreasonably withheld), under all Program Improvements Controlled by GSK or its Affiliates and Program Patents Controlled by GSK or its Affiliates to: (i) Develop Compound and Product in the Field and in the Territory in accordance with Article V; (ii) Manufacture Compound and Product as provided in Section 6.5; and (iii) engage in Commercialization activities in accordance with the then-current Marketing Plan with GSK in the Field and in the Territory solely in accordance with Article VI.
b) GSK hereby grants to Amicus a worldwide, non-exclusive, fully paid-up, royalty-free, irrevocable right and license, with the right to sublicense, under any Program Patents Controlled by GSK or its Affiliates to make, have made, use, sell, offer for sale, import, practice and otherwise exploit the Program Improvements claimed in such Program Patents, subject to the exclusive rights granted to GSK under this Agreement with respect to Compound and Products in the Field in the Territory.
2.4 Trademarks. For all Trademarks Controlled by Amicus or any of its Affiliates that the Joint Steering Committee determines should be used on a Product in a country(ies) in the Territory (each, an “Amicus Trademark”), Amicus shall grant to GSK a license, with the right to sublicense on the same terms as those set forth in Section 2.2 above, in accordance with the terms of the Trademark License Agreement (a form of which is attached hereto as Exhibit C), to use the Amicus Trademark(s) in such country(ies) in the Territory in connection with the making, having made, use, sale, offering for sale, importation, packaging, distributing and promoting of Product in the Field and in such country(ies) in the Territory. Such license under the Amicus Trademarks will include a right to use the Amicus Trademark(s), other than Amicus House Marks, as part of a domain name. For all Trademarks Controlled by GSK or any of its Affiliates that the Joint Steering Committee determines should be used on a Product in a country(ies) in the Territory (each, a “GSK Trademark”), GSK shall grant to Amicus a license in accordance with the terms of the Trademark License Agreement, a form of which is attached hereto as Exhibit D, to use the GSK Trademark(s) solely in connection with Amicus’s right to (i) Develop Compound and Product in the Field in the Territory as provided in Article V, (ii) Manufacture Compound or Product in the Field and in the Territory in accordance with Section 6.5, and (iii) engage in Commercialization activities in accordance with the then-current Marketing Plan with GSK in the Field and in the Territory solely in accordance with Article VI. Such license under the GSK Trademarks will include also a right to use the GSK Trademark(s), other than GSK House Marks, as part of a domain name.

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2.5 No Implied Licenses. Except as expressly set forth in this Agreement or in a Trademark License Agreement, neither Party shall acquire any licenses or other intellectual property right or interest, by implication or otherwise, in any Know-How disclosed to it under this Agreement or under any Patents Controlled by the other Party or its Affiliates. Without limiting the foregoing, nothing herein shall be deemed to grant to GSK a right or license to any active pharmaceutical ingredient other than the Compound.
III. CONSIDERATION
As partial consideration for the License granted to GSK in this Agreement, GSK shall pay to Amicus in accordance with the payment provisions in Section 3.6 the following amounts:
3.1 License Fee. Subject to Section 3.11 with respect to payment of taxes, in addition to (and not in lieu of) royalty and milestone payments due under this Agreement, GSK will make a one-time payment in an aggregate amount of thirty million United States dollars (US $30,000,000) to Amicus representing a license fee within ten (10) business days after receipt of an invoice therefor from Amicus as provided in Section 3.6, which invoice shall not be sent by Amicus to GSK prior to the Effective Date.
3.2 Equity Investment. In addition, GSK shall purchase from Amicus, a number of shares of common stock of Amicus equal to nineteen and nine tenths percent (19.9%) of the number of shares of common stock of Amicus issued and outstanding immediately following the closing of the Equity Agreement, for an aggregate consideration equal to the product of the number of such shares of common stock of Amicus multiplied by the Per Share Price. For the purposes of this Section 3.2, the “Per Share Price” shall be equal to ******. The Equity Agreement shall be executed by the Parties on even date herewith, with GSK’s payment to Amicus for such securities payable within ten (10) business days after the Equity Agreement effective date.
3.3 Milestone Payments. Subject to Section 3.11 with respect to payment of taxes, in addition to (and not in lieu of) the license fee set forth in Section 3.1 and the royalty payments set forth in Section 3.4, GSK will pay to Amicus the milestone payments set out below following the first achievement of each of the corresponding milestone events no later than sixty (60) days following the receipt of an invoice therefor from Amicus as provided in Section 3.6. GSK shall notify Amicus in writing promptly, but in no event later than ten (10) days, after the achievement of any of the following milestone events, and no invoice for payment of a milestone shall be sent by Amicus to GSK as provided herein prior to Amicus’s reasonable determination that the corresponding milestone event has been achieved. Each of the following milestone payments shall be payable only once, regardless of how many times the Product achieves the milestone event and no milestones shall be paid by GSK for milestone events that are not achieved.

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3.3.1 Filing and Approval Milestones. GSK shall pay to Amicus the amount set forth below for the achievement of the corresponding filing and approval milestones by GSK, its Affiliate or Sublicensee (or in the case of the Milestone 1 in the table below, by Amicus or its Affiliate):

Filing and Approval Milestone Event	Milestone Payment
1. ******	$	******
2. ******	$	******
3. ******	$	******
4. ******	$	******
5. ******	$	******
6. ******	$	******
7. ******	$	******
3.3.2 Certain Terms Pertaining to Filing and Approval Milestones.
(a) Reduction to Certain Milestone Payments. With respect to Milestone ****** in the table in Section 3.3.1 above, if ******, then the corresponding milestone payment due upon the achievement of Milestone ****** shall be reduced to ******. With respect to Milestone ****** in the table in Section 3.3.1 above, ******, then the corresponding milestone payment due upon the achievement of Milestone ****** shall be reduced to ******.
(b) Certain Definitions. For the purposes of the milestone payments due under Section 3.3.1:
(i) ******.

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3.3.3 Sales Performance Milestones. GSK shall pay to Amicus the amount set forth below following the first achievement of the corresponding Sales Performance milestones set out below:

Sales Performance Milestones:	Milestone Payment
******	$	******
******	$	******
******	$	******
******	$	******
3.4 Royalties.
3.4.1 Royalties on Products in the Territory. In addition to (and not in lieu of) the license fee set forth in Section 3.1 and the milestone payments set forth in Section 3.3, and subject to Sections 3.4.3-3.4.8, commencing on the date of Launch of a Product in a country and until the expiration of the Royalty Term in such country, GSK shall pay to Amicus royalties at the rate set forth below on Net Sales of Product on a Product-by-Product and country-by-country basis where such Product is covered by (i) a Valid Claim, or (ii) Regulatory Exclusivity:

Royalty (based
Total Annual Net Sales	on Net Sales)
******	******	%
******	******	%
******	******	%
******	******	%
3.4.2 Royalty Term. Subject to Section 3.11 and Section 3.5.2(b), GSK shall pay to Amicus royalties as set forth in Section 3.4.1 based on the total Net Sales of Products during a calendar year in the Territory on a Product-by-Product and country-by-country basis, for the longer of (i) the last to expire Valid Claim covering such Product in such country, (ii) the date upon which any remaining Regulatory Exclusivity with respect to such Product in such country expires, or (iii) ten (10) years from the date of the first Launch of such Product in such country (the “Royalty Term”).

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3.4.3 If, during the Royalty Term for a particular Product in a Major Market country, a Product in such Major Market country is not covered by a Valid Claim or Regulatory Exclusivity at the time of the first Launch of such Product in such country but is or becomes covered by a claim of a pending Patent application filed during the applicable Royalty Term that, if such claim issued would be a Valid Claim covering the Product, then the royalty rates for such Product in such Major Market country shall be reduced by ******percent (******) of the royalty rates set forth in Section 3.4.1 otherwise due for the applicable Royalty Term. The payments representing the remaining ****** of the royalties that would otherwise have been payable to Amicus if the pending Patent application had issued and had included a Valid Claim covering the Product in such Major Market country shall be deposited by GSK into a mutually agreed Third Party escrow account to be maintained by GSK. Upon the issuance of a Patent in such Major Market country based upon any such pending Patent application described above with a Valid Claim covering such Product in such Major Market country, the remaining ****** of the royalties, plus interest accrued on such amount, shall be promptly paid to Amicus and thereafter, GSK shall pay royalties to Amicus on sales of such Product in such Major Market country at the full rates set forth in Section 3.4.1 for the applicable Royalty Term; provided, however, that if a Patent does not issue in such Major Market country from such pending Patent application within ****** from the earliest priority filing date of such Patent application in such Major Market country, then GSK shall retain all such amounts paid into escrow, plus interest accrued to such escrow account; ******.
3.4.4 Subject to Section 3.5 below, during the applicable Royalty Term, GSK shall pay royalties on a Product based upon the royalty rates as set forth in Section 3.4.1 above for sales of such Product in all non-Major Market countries during the applicable Royalty Term, even if such Product is not covered by a Valid Claim or Regulatory Exclusivity in such non-Major Market country.
3.4.5 If, at any time during the Royalty Term, the only Valid Claim covering a particular Product is a Valid Claim of a Joint Program Patent, then the royalties rates for such Product during the applicable period shall be reduced by ****** of the royalty rates set forth in Section 3.4.1; it being understood that if during the Royalty Term in such country, such Product becomes covered by any other Valid Claim, the applicable royalty rates shall be the full rates set forth in Section 3.4.1.
3.4.6 Following the expiration of GSK’s obligation to pay royalties on a Product as provided in Section 3.4.2 in a country, GSK shall have a perpetual (subject to Section 14.3), exclusive, fully paid-up (subject to Section 3.5.2(b)) right and license under the Licensed Technology in such country to make, use, sell, offer for sale and import such Product in such country of the Territory.
3.4.7 If, the royalties due on Net Sales of Product in a particular Quarter in any country of the Territory could be owed by GSK to Amicus pursuant to Section 3.4.1, Section 3.4.3, Section 3.4.4 and/or Section 3.4.5, then the actual royalties to be paid by GSK to Amicus, subject to Section 3.5, shall be calculated in accordance with Section 3.4.1, Section 3.4.3, Section 3.4.4 or Section 3.4.5 (but not more than one of the foregoing Sections) such that Amicus shall be entitled to receive, and GSK shall pay to Amicus ****** in such country of the Territory under any one (1) of the foregoing Sections; provided that in no event shall GSK be obligated to pay to Amicus royalties on Net Sales of Product in a particular Quarter in any country of the Territory pursuant to more than one of the foregoing Sections.

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3.4.8 For purposes of this Section 3.4, a Valid Claim covers a Product if such Valid Claim would be infringed, but for a license, by the Commercialization of such Product in such country.
3.5 Certain Reductions to Royalties.
3.5.1 Generic Equivalent. During the Royalty Term, on a country-by-country and Product-by-Product basis, if the cumulative unit volume of such Generic Equivalent(s) sold by Third Parties in such country are equal to or greater than ****** of the combined unit volume of such Product and such Generic Equivalent(s) for all indications in the aggregate in such country in any calendar quarter determined by the number of prescriptions given for the Product and such Generic Equivalent(s), in the aggregate during such calendar quarter (as measured by a Scott Levin Associates audit or other mechanism mutually agreed by the Parties), then the royalty rates applicable to Net Sales of such Product by GSK, its Affiliate or Sublicensee in such country shall be ****** of the royalty rates specified above in Section 3.4.1 with respect to Net Sales of such Product in such country for so long as such competition exists, and such reduced royalty shall be paid by GSK for the shorter of ****** from the date upon which GSK’s royalty obligations were reduced pursuant to this Section 3.5.1 as a result of the sales of such Generic Equivalent(s), or ****** from the date of the first Launch of the Product in such county, after which time GSK’s license with respect to such Product would be converted into a perpetual, exclusive, fully-paid, royalty-free (subject to Section 3.5.2(b)) license under the Licensed Technology to make, have made, use, sale, offer for sale and import such Product in such country in the Territory; provided, however, that GSK shall no longer be entitled to reduce the royalty rates nor the period of GSK’s royalty obligations as set forth above in this Section 3.5.1 if at any time following a reduction in royalty rate pursuant to this Section 3.5.1 and prior to the expiration of the Royalty Term set forth in this Section 3.5.1, such Generic Equivalent(s) cease to equal ****** or more of the combined unit volume of such Product and such Generic Equivalent(s) for all indications in the aggregate in such country in any calendar quarter determined by the number of prescriptions given for the Product and such Generic Equivalent(s), in the aggregate during such calendar quarter (as measured by a Scott Levin Associates audit or other mechanism mutually agreed by the Parties).
3.5.2 Third Party Obligations.
(a) During the Royalty Term, on a country-by-country basis, any milestones, royalties and/or other license payments actually paid to a Third Party under a written license agreement covering intellectual property which, following a reasonable evaluation in accordance with normal business practice, GSK determines is necessary to enable GSK to Develop, Manufacture, use, import or sell Product in accordance with the Agreement such that, absent such Third Party license the Development, Manufacture, or Commercialization of Product would infringe such Third Party intellectual property, then such payments shall be creditable by GSK against royalties payable to Amicus by GSK under the Agreement; provided that the royalties due by GSK to Amicus in any Quarter shall not be so reduced by more than ****** of the royalties that would otherwise be payable by GSK to Amicus for such calendar quarter; provided further that GSK can credit the remainder of such amounts paid to such Third Party against future royalties payable to Amicus by GSK. If Amicus disputes the need of GSK to obtain a Third Party license for the Product, then Amicus may provide written notice of such dispute to the Joint Patent Subcommittee, and such dispute shall be resolved in accordance with 4.2.1.

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(b) Amicus shall be solely responsible for payment of any and all royalties owed by Amicus to a Third Party pursuant to any Background License Agreements that are in effect as of the Effective Date of the Agreement, and a complete description of the royalties payable under such Background License Agreements is set forth on the attached Schedule 3.5.2; provided, however, that in no event shall the reduction in the royalties to be paid by GSK to Amicus pursuant to Section 3.5.1 or this Section 3.5.2 result in a payment of royalties by GSK to Amicus that is less than the royalty amount(s) due by Amicus to such Third Parties under such Background License Agreements; provided, further, that if upon expiration of the Royalty Term for a particular Product in a particular country, Amicus continues to owe to a Third Party royalties pursuant to a Background License Agreement based upon sales of such Product by GSK, its Affiliates or Sublicensees in such country, GSK shall continue to pay such Third Party royalties to Amicus on sales of Products in such country at the same rate as as Amicus pays to the Third Party as set forth on Schedule 3.5.2 for so long as such royalties are payable to such Third Party under the applicable Background License Agreement.
(c) In the event that Amicus intends to modify any of the terms of a Background License Agreement pertaining to (x) the amount of royalties payable under such Background License Agreement with respect to sales of Products in the Territory, (y) the term for which such royalties are payable, or (z) the scope of any rights or obligations granted to GSK under this Agreement, Amicus shall provide notice of such intent to GSK within a reasonable period of time (but in no event longer than five (5) business days) prior to making any such modifications. If such modifications would increase the amount of any royalties payable with respect to sales of Products in the Territory or the term for which such royalties are payable or otherwise materially and adversely modify the scope of any rights or obligations granted to GSK under this Agreement, Amicus shall not proceed to so modify any such Background License Agreement without the prior consent and approval of GSK (such approval not to be unreasonably withheld or delayed).
3.5.3 Royalty Floor. Notwithstanding any other provision in this Agreement (including any provisions for deductions or offsets from or against payments due to Amicus), in no event shall the royalties payable by GSK with respect to Net Sales of Products in any Quarter be reduced to less than ****** of the royalties that would otherwise be payable by GSK to Amicus for such Quarter at the royalty rates specified in Section 3.4.1 if none of the reductions, deductions and offsets specified in Section 3.4 and this Section 3.5 were available.
3.6 Method of Payment. All payments made by a Party to another Party under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated in an invoice from the Party to which such payments are due, which invoice should include bank details, the contact name for any issue resolution and be marked for the attention of the Alliance Manager of the Party to whom such payment is due. All amounts owed by GSK to Amicus hereunder shall be paid by an entity resident in the United Kingdom from a bank account located in the United Kingdom. Unless otherwise expressly stated herein, all payments made by GSK to Amicus pursuant to this Agreement shall be made within sixty (60) days following receipt by GSK of an invoice from Amicus for such amounts.

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3.7 Foreign Exchange. With respect to sales of the Product invoiced in United States dollars, the Net Sales and the amounts due hereunder will be expressed in United States dollars. With respect to sales of the Product invoiced in a currency other than United States dollars, the Net Sales and amounts due hereunder will be reported in United States dollars, calculated using the average exchange rates as calculated and utilized by GSK’s group reporting system and published accounts. As of the Effective Date, the method utilized by GSK’s group reporting system and published accounts uses spot exchange rates sourced from Reuters/Bloomberg and, if the method used by GSK’s group reporting system and published accounts is changed during the Term, GSK will notify Amicus in writing of the revised method prior to GSK applying such method to exchange rate calculations to be made with respect to Net Sales and amounts due under this Agreement.
3.8 Reports and Royalty Payment. ******. Thereafter GSK shall, within ****** after the end of each Quarter, submit to Amicus, together with GSK’s payment for the royalties due for each Quarter, on a Product-by-Product and country-by-country basis, a written report (an “Actual Payment Report”) showing the actual Net Sales and the royalties payable in accordance with Section 3.4 in each case in U.S. dollars. In each country where Net Sales have occurred in a currency other than United States dollars, such Net Sales will be converted to United States Dollars in accordance with Section 3.7 above.
3.9 GSK Records. GSK will keep, and will require any Affiliates and Sublicensees to keep, for three (3) years from the end of the Quarter to which they pertain, or such longer period as may be required by applicable Law, complete and accurate books of account and records for the purpose of determining the amounts payable to or by Amicus pursuant to this Agreement, including Net Sales of Product in the Territory in sufficient detail to allow the royalties to be determined accurately. Amicus will have the right during such three (3) year period to appoint an independent certified public accountant reasonably acceptable to GSK (the “Amicus Auditor”) to inspect those books or records of GSK for the purpose of determining the applicable amounts payable to or by Amicus pursuant to this Agreement. Upon not less than sixty (60) days’ prior written notice from Amicus, GSK will make such books and records and the books and records of its Affiliates available (including any Net Sales reports received from its Sublicensees selling Products) for inspection by such Amicus Auditor during regular business hours at such place or places where such records are customarily kept, to verify the accuracy of the reports and payments. The Amicus Auditor will disclose to Amicus only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement. The Amicus Auditor will send a copy of the report to GSK at the same time it is sent to Amicus. ******. Notwithstanding the foregoing, in the event that Amicus demonstrates sufficient cause, giving due consideration to each of the Parties’ resources, to support the conduct of an additional inspection pursuant to this Section 3.9 within the same calendar year, the JSC shall discuss in good faith whether to require such additional inspection to take place; provided that the JSC may not unreasonably withhold its consent to such an inspection. The Amicus Auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Amicus will bear all costs and expenses associated with an audit conducted pursuant to this Section 3.9, provided, however, that if the designated auditor discovers an underpayment of ****** or more for any period covered by the inspection between the payments GSK has made under this Agreement and the payments actually owed to Amicus under this Agreement, then GSK will bear all costs and expenses associated with such audit and, for the avoidance of doubt, such underpayment shall be considered a late payment subject to interest pursuant to the terms of Section 16.12.

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3.10 Amicus Records. Amicus will keep, and will require any Affiliates to keep, for three (3) years from the end of the Quarter to which they pertain, or such longer period as may be required by applicable Law, complete and accurate books of account and records of Development Costs and amounts spent on research and Development undertaken in accordance with this Agreement in sufficient detail to allow the Development Costs to be determined accurately. GSK will have the right during such three (3) year period to appoint an independent certified public accountant reasonably acceptable to Amicus (the “GSK Auditor”) to inspect those books or records of Amicus that pertain to Development Costs. Upon not less than sixty (60) days’ prior written notice from GSK, Amicus shall permit such GSK Auditor to inspect those books or records of Amicus that relate to its Development Costs during regular business hours, at such place or places where such records are customarily kept, for the sole purpose of verifying the amounts payable hereunder. The GSK Auditor will disclose to GSK only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement. The GSK Auditor will send a copy of the report to Amicus at the same time it is sent to GSK. ******. Notwithstanding the foregoing, in the event that GSK demonstrates sufficient cause, giving due consideration to each of the Parties’ resources, to support the conduct of an additional inspection pursuant to this Section 3.10 within the same calendar year, the JSC shall discuss in good faith whether to require such additional inspection to take place; provided that the JSC may not unreasonably withhold its consent to such an inspection. The GSK Auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 3.10 shall be at the expense of GSK, provided, however, that if the designated auditor establishes an overpayment by GSK in amounts payable exceeding ****** of the amount of Development Costs paid for a period covered by the inspection, then Amicus will bear all reasonable costs and expenses associated with such audit and any amounts overpaid by GSK that are established shall be paid by Amicus, together with interest on such overpaid amounts at the rate set forth in Section 16.12. GSK agrees to treat all information learned in the course of any audit or inspection as Confidential Information of Amicus.
3.11 Taxes.
3.11.1 Amicus warrants that Amicus is a resident for tax purposes of the United States of America and that Amicus is entitled to relief from United Kingdom income tax under the terms of the double tax agreement between the United Kingdom and the United States of America (the “Treaty”). Amicus shall notify GSK immediately in writing in the event that Amicus ceases to be entitled to such relief.

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3.11.2 GSK shall cooperate with Amicus in obtaining formal certification of Amicus’ entitlement to relief under the Treaty. Pending receipt of formal certification from the United Kingdom Inland Revenue, GSK shall pay to Amicus the full amount of the license fee required to be paid pursuant to Section 3.1 above, without deduction of any withholding tax in accordance with the Treaty. Amicus agrees to indemnify and hold harmless GSK against any loss, damage, expense or liability arising in any way from a breach of the above warranties or any future claim by a United Kingdom tax authority alleging that GSK was not entitled to deduct withholding tax on such payments at source at the Treaty rate (other than due to Amicus having filed with the United States tax authority, but not having obtained formal certification of Amicus’ entitlement to relief under the Treaty from the United Kingdom Inland Revenue, prior to receiving GSK’s payment pursuant to Section 3.1 above). The royalty and other payments under this Agreement shall not be reduced by any taxes required to be withheld by any taxing authority outside of the United Kingdom.
3.11.3 If GSK assigns this Agreement to an Affiliate and GSK or its Affiliate becomes liable to withhold any taxes from royalties or other payments under this Agreement, then GSK or its Affiliate shall pay to Amicus the full amount of any royalty or other payment required to be paid, unreduced by any withholding tax and shall pay any amount owed to the relevant tax authority; provided, however, that to the extent Amicus is able to obtain credit for any taxes withheld against Amicus’s tax liability and actually realizes a reduction in its tax liability as a result of the utilization of such credit, Amicus shall refund to GSK the amount of such net tax savings, as determined in the reasonable discretion of Amicus.
3.11.4 All sums payable under this Agreement are exclusive of value added tax and any other sales taxes. The Parties agree that, where appropriate, the Parties shall provide each other with a valid tax invoice, and against such invoice, the Parties shall pay the amount of any such tax to the other Party. Should such amounts of tax be refunded subsequently by the fiscal authorities, the Party receiving the refund shall immediately notify the other Party and refund these monies within thirty (30) days of receipt of such funds.
IV. GOVERNANCE
4.1 Joint Steering Committee.
4.1.1 Formation. Within thirty (30) days following the Effective Date, Amicus and GSK shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to oversee the Development and Commercialization of Product, and to review and coordinate the Development of the Product in the Field in the Territory, subject to the terms and conditions of Articles V and VI herein.

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4.1.2 Membership. The Joint Steering Committee will be composed of six (6) representatives: three (3) representatives nominated by Amicus and three (3) representatives nominated by GSK. Each such representative on the Joint Steering Committee shall be a senior executive or other member of senior management (or their designees who shall have the necessary authority to make decisions as such senior executives or other members of senior management, as applicable) of the respective Party or an Affiliate of such Party, and in each case such representatives shall have significant experience and responsibility for oversight of the Product and shall be empowered by the Party whom they represent to make decisions that are binding upon such Party with respect to the Development, Manufacture and/or Commercialization, as applicable, of the Compound and Product. Each Party may also have its Alliance Manager attend Joint Steering Committee meetings as non-voting participants. GSK and Amicus will each be entitled to replace its representatives on the Joint Steering Committee in its sole discretion at any time during the Term with representatives of similar experience and level of responsibility. The Joint Steering Committee shall be chaired by a GSK representative. With the consent of the other Party (such consent not to be unreasonably withheld), other employees or consultants of GSK or Amicus or their respective Affiliates may attend Joint Steering Committee meetings to present information or participate in discussions on an ad hoc basis as non-voting participants or observers. The Parties shall cause their respective members on the Joint Steering Committee to act in good faith in carrying out their activities on the Joint Steering Committee.
4.1.3 Duties of the Joint Steering Committee. The Joint Steering Committee will:
(a) Review and approve the Development Plan (and the associated budget for Development Costs included therein) on an annual basis, including any amendments and updates thereto;
(b) Oversee the implementation of the Development Plan by the Parties and each Party’s progress towards completion of the activities allocated to such Party under the Development Plan;
(c) Review and approve changes to the Development Plan;
(d) To review and approve any necessary amendments to the Development Plan to include Phase IV Clinical Study activities;
(e) Oversee the Commercialization of Products in the Field and in the Territory during the Term;
(f) Provide a forum for the Parties to exchange information and coordinate their respective activities as set forth in this Agreement with respect to matters pertaining to the Development and Marketing Approvals for the Product in the Territory;
(g) Designate a Trademark for use on each Product;

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(h) Review and approve all plans for publications of clinical trial results or other scientific information; and
(i) Perform such other duties as are specifically assigned to the JSC in this Agreement or otherwise agreed to in writing by the Parties.
4.1.4 Committee Meetings. The Joint Steering Committee shall meet at least once per Quarter, or more or less often as otherwise agreed to by the Parties. Joint Steering Committee meetings may be conducted by telephone, video-conference or in person as agreed to by the Parties. Unless otherwise agreed by the Parties, all in-person meetings for the Joint Steering Committee shall be held on an alternating basis between Amicus’s facilities and GSK’s facilities. Each Party shall bear its own personnel and travel costs and expenses relating to Joint Steering Committee, Subcommittee, or Joint Patent Subcommittee meetings, and such expenses shall not be included in Development Costs.
4.1.5 Decision-Making. Decisions of the Joint Steering Committee shall be made by unanimous vote, with each Party having (1) vote and with at least one (1) representative from each Party participating in any vote. Each Party will use reasonable efforts to achieve consensus on the Joint Steering Committee. In the event that the Joint Steering Committee fails to reach unanimous agreement with respect to a particular matter within its authority within thirty (30) days of the date such matter was first presented to the Joint Steering Committee, then such matter shall be finally decided by GSK, as follows:
(a) Disputes Related to Product Development and Regulatory Issues. Either Party may, by written notice to the other Party (an “Escalation Notice”), refer disputes regarding Development of the Product in the Territory or regulatory issues relating to the Product in the Territory to the chief executive officer of Amicus (or his/her designee) and the GSK Head of Rare Diseases Unit (or his/her designee) (the “Senior Executives”). The Parties’ respective Senior Executives shall meet promptly, but in any event within thirty (30) days following the referral of such matter to the Senior Executives, and shall negotiate in good faith to resolve such matter. If the Senior Executives are unable to resolve such dispute within ten (10) days following the initial meeting of such Senior Executives, then the dispute shall be resolved by the GSK Chairman of Research and Development, such decision by the GSK Chairman of Research and Development shall become the decision of the JSC with respect to the dispute specified in the applicable Escalation Notice.
(b) Disputes Related to Manufacturing and Commercialization of Product. GSK, via the GSK representatives on the Joint Steering Committee, shall have the final decision making authority for all disputes related to Manufacturing or Commercialization of Product in the Territory, without the need to further escalate such dispute. Any such decisions made by GSK shall become the decision of the JSC.

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4.2 Subcommittees. From time to time, the Joint Steering Committee may establish subcommittees to oversee particular projects or activities within the scope of authority of the Joint Steering Committee, as it deems necessary or advisable (each, a “Subcommittee”). Each Subcommittee shall consist of such number of representatives of each Party as the Joint Steering Committee determines is appropriate from time to time. Each Subcommittee shall meet with such frequency as the Joint Steering Committee shall determine. Each Subcommittee shall operate by unanimous vote in all decisions, with each Party having one (1) vote and with at least one (1) representative from each Party participating in such vote. If, with respect to a matter that is subject to a Subcommittee’s decision-making authority, the Subcommittee cannot reach unanimity, except with respect to the Joint Patent Subcommittee, the matter shall be immediately referred to the Joint Steering Committee, which shall resolve such matter in accordance with Section 4.1.5.
4.2.1 Joint Patent Subcommittee. Promptly after the first Joint Steering Committee meeting the Parties will form a Joint Patent Subcommittee to oversee the Patent issues pertaining to the Compound and Products. The Joint Patent Subcommittee will be composed of one (1) representative (or such other number of representatives as the Parties may agree) from each of the Parties. The Joint Patent Subcommittee will serve as the forum to review and discuss and decide, in the first instance, all matters relating to Patents and Know How included in Amicus Intellectual Property, Program Improvements and Program Patents, shall select Patent counsel to file and prosecute Patent applications included in Amicus Intellectual Property, or constituting Program Patents, and will promptly report all discussions and decisions to the Joint Steering Committee. The Joint Patent Subcommittee shall operate by unanimous vote in all decisions, with each Party having one (1) vote and with at least one (1) representative from each Party participating in such vote. If the Joint Patent Subcommittee is unable to agree on any matter considered by the Joint Patent Subcommittee within ten (10) days after first considering such matter, it shall seek the opinion of mutually acceptable outside counsel (such opinion to be provided within ten (10) days of instruction) and, if the Joint Patent Subcommittee is still unable to agree following receipt of such outside counsel’s opinion, such matter shall be referred to the Senior Executives for resolution. If, after referral to the Senior Executives, notwithstanding anything to the contrary in Section 4.1.5, the matter has not been resolved, the Senior Executive of GSK shall make the final decision within ten (10) days of being referred such matter (which decision shall become the decision of the Joint Patent Subcommittee and the JSC); ******, shall make the final decision with respect to any dispute pertaining to ****** (which decision shall become the decision of the Joint Patent Subcommittee and the JSC). At the discretion and upon unanimous consent of the Joint Patent Subcommittee, any of the ten (10) day time limits in this Section 4.2.1 may be shortened.
4.3 Alliance Managers. Within thirty (30) days following the Effective Date, each Party shall appoint a representative (“Alliance Manager”) to facilitate communications between the Parties and to act as a liaison between the Parties with respect to such matters as the Parties may mutually agree in order to maximize the efficiency of the collaboration. Each Alliance Manager shall be permitted to attend meetings of the JSC as a nonvoting observer, subject to the confidentiality provisions of Article XI. Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party.

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4.4 General Communications. Each Party shall keep the other Party informed, by way of updates to the Joint Steering Committee at its meetings and as otherwise specified in this Agreement, or as reasonably requested by the other Party, as to its progress and activities relating to the Development and Commercialization of the Compound and Products in the Territory, including with respect to regulatory matters and meetings with Regulatory Authorities,. In connection therewith, Amicus and GSK shall provide each other through the Joint Steering Committee with such information regarding such progress and activities under the Development Plan and/or the Marketing Plan, or otherwise relating to the Product, as the other Party may request from time to time.
4.5 Scope of Governance. Notwithstanding the creation of the Joint Steering Committee, or any Subcommittee, each Party shall retain the rights, powers and discretion granted to it hereunder, and the Joint Steering Committee shall not be delegated or vested with rights, powers or discretion, unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. Neither the Joint Steering Committee, nor any Subcommittee, will have the power to amend or modify, or waive compliance with, this Agreement, and no decision of the Joint Steering Committee, or any Party exercising a deciding vote as provided in Section 4.1.5 or Section 4.2.1, as applicable, shall be in contravention of any terms and conditions of this Agreement or shall result in any obligations (including any obligation to incur or assume any financial or other commitment, including without limitation allocation of additional FTEs to the Program) being imposed on Amicus or its Affiliates, without the express prior written consent of Amicus. It is understood and agreed that issues to be formally decided by the Joint Steering Committee are only those specific issues that are expressly provided in this Agreement to be decided by the Joint Steering Committee.
V. PRODUCT DEVELOPMENT AND REGULATORY ACTIVITIES
5.1 Product Development. Subject to Section 4.1.5, the Joint Steering Committee will oversee Development of the Compound and Products in the Territory in accordance with the then-current Development Plan (including the associated budget).
5.1.1 Development Plans.
(a) Initial Development Plan. An initial Development plan and budget for the Product in the Field in the Territory is attached to this Agreement as Schedule 5.1 and sets out separately the Development activities to be conducted by each Party following the Effective Date and a budget for such activities (the “Initial Development Plan”). The Initial Development Plan shall be deemed to be the Development Plan for all purposes until such Initial Development Plan is amended in accordance with Sections 5.1.1(b) below.

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(b) Amendments. Subject to Section 5.1.4(c), the Joint Steering Committee shall review the Initial Development Plan (or as amended) (the Initial Development Plan, as amended, the “Development Plan”) on an ongoing basis and no less frequently than once each calendar year and shall amend the then-current Development Plan as necessary to include a reasonably detailed written plan of the JSC’s then-current estimate of the Development activities (and associated budget) ****** of the period covered by such plan and an outline of Development activities (and the associated budget for such Development activities) ******. The JSC shall agree upon any amendments to be made to the Development Plan, including any changes to the budget or timelines for such Development Plan, ******, provided, that the JSC shall, to the extent possible, ******. Notwithstanding the foregoing, the JSC shall agree upon any extensions to the timelines in the Development Plan that result directly from (i) material changes to any activities pertaining to the goals specified in the Development Plan that are required or reasonably requested by the FDA or other Regulatory Authority in a Major Market, such that if not performed is likely, in the reasonable judgment of the JSC, to jeopardize the receipt of Marketing Approval of the Product in any such Major Market or (ii) other factors beyond a Party’s reasonable control. In addition, (i) unless otherwise mutually agreed by the Parties in writing, the then-current Development Plan will at all times provide for the allocation of ******Amicus FTEs in the performance of Development activities for Products in the Field in the Territory for ******; and (ii) the number of Amicus FTEs allocated under the then-current Development Plan to conduct Development activities for Products in the Field in the Territory in any calendar year covered by such Development Plan ****** shall not be decreased by the JSC by more than ****** on less than ****** written notice to Amicus; provided that upon the occurrence of a major adverse event in the Development activities pursuant to the Development Plan (e.g. termination of a clinical study as a result of an adverse event), the JSC may provide such a notice to Amicus within a shorter period of time, but the JSC shall to provide Amicus as much notice as is reasonably practical in the circumstances. If the JSC is unable to agree upon any changes to be made to the Development Plan, including the budget included therein, then, until such time as a revised Development Plan is approved by the JSC, or established pursuant to Section 4.1.5(a) above: (x) the then-current Development Plan shall continue to govern the Parties’ respective Development activities under this Agreement; and (y) each Party shall be permitted to conduct and/or commence Development activities allocated to such Party in such preceding Development Plan and incur Development Costs consistent with such preceding Development Plan, which Development Costs shall be shared by the Parties in accordance with Sections 5.1.5 and 5.1.6 below and Schedule 5.1.5.
5.1.2 Conduct of Development Activities. Each Party shall conduct those activities allocated to such Party under the Development Plan in compliance in all material respects in accordance with good scientific and clinical practices, and Laws applicable in the country in which such activities are conducted.
5.1.3 Development Activities of GSK. GSK shall use Commercially Reasonable Efforts to carry out all clinical Development and other activities required to obtain Regulatory Approval for at least ****** Product in the Field and in each Major Market. Such efforts by GSK shall include, but shall not be limited to, use of Commercially Reasonable Efforts (a) to achieve the specific overall Development goals as set forth in the Initial Development Plan, (b) to achieve such Development goals in accordance with the timelines specified in the Development Plan, and (c) ******.

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5.1.4 Development Activities of Amicus. Amicus shall use Commercially Reasonable Efforts to carry out all clinical Development and other activities allocated to Amicus under the then-current Development Plan, in accordance with the then-current Development Plan and as directed by the Joint Steering Committee. Such efforts by Amicus shall include, but shall not be limited to, use of Commercially Reasonable Efforts to achieve the goals of the then-current Development Plan in accordance with the timelines specified therein.
(a) Except as otherwise mutually agreed in writing by the Parties and subject to Section 5.1.4(b) below, following the Effective Date and with oversight by the Joint Steering Committee, Amicus shall continue to conduct the existing 011 Phase III Clinical Study and the 012 Phase III Clinical Study, in each case as set forth in the Development Plan.
(b) GSK may, in its sole discretion and at its sole option, elect to participate in the conduct of the 011 Phase III Clinical Study and/or the 012 Phase III Clinical Study, in each case under the direction of the Joint Steering Committee. In the event that GSK elects to participate in the conduct of the 011 Phase III Clinical Study and/or the 012 Phase III Clinical Study, as applicable, then GSK shall provide notice of its election to participate in such studies to the Joint Steering Committee. Thereafter, subject to Section 5.1.1(b) above and Section 5.1.4.(c) below, the JSC shall re-allocate responsibilities to each Party in the Development Plan as necessary for the conduct of the 011 Phase III Clinical Study and/or the 012 Phase III Clinical Study, as applicable.
(c) Without limiting Section 5.1.4(a) above, it is understood that the Development Plan will at all times provide for Amicus to have an active role in the Development activities for Products in the Field in the Territory.
5.1.5 Allocation of Funding of Development Plan. Subject to the terms and conditions of this Agreement (including Sections 5.1.6, 12.1.2, 13.6, 14.2.2 and 14.3 below) and provided that Amicus’ share of the Development Costs incurred under and in accordance with the Development Plan for each of the calendar years of the Term of the Agreement shall be subject to the applicable Amicus Annual Cost Cap and, ultimately, the Amicus Aggregate Development Cost Cap, Amicus and GSK shall share in the Development Costs to jointly fund the Development of Product for the Territory pursuant to the Development Plan, as follows and in accordance with the provisions of Schedule 5.1.5:
(a) Amicus shall fund one hundred percent (100%) of the Development Costs as set forth in the Initial Development Plan incurred in the conduct of Development activities under and in accordance with then-current Development Plan from the Effective Date through and until December 31, 2010 and the GSK 2010 FTE Costs actually incurred by GSK, but Amicus shall not be obligated to fund more than an amount equal to the Amicus Annual Cost Cap for calendar year 2010, and GSK shall fund the remaining Development Costs incurred in the conduct of activities during such period pursuant to the Development Plan for calendar year 2010. For the avoidance of doubt, Amicus shall not defer until 2011 any costs incurred by Amicus in conducting Development in 2010.

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(b) From January 1, 2011 through and including December 31, 2011, Amicus shall fund fifty percent (50%) of the Development Costs incurred under and in accordance with the then-current Development Plan during such period, but shall not be obligated to fund more than an amount equal to the applicable Amicus Annual Cost Cap, and GSK shall fund the remaining Development Costs incurred in the conduct of activities during such period pursuant to the Development Plan.
(c) Except as provided in Section 5.1.6 below, from January 1, 2012 and for each calendar year (or part thereof) thereafter until the Amicus Aggregate Development Cost Cap is reached, Amicus shall fund on an annual basis twenty-five percent (25%) of the Development Costs incurred under and in accordance with the then-current Development Plan during such period, but shall not be obligated to fund more than an amount equal to the Amicus Annual Cost Cap for the relevant calendar year, and GSK shall fund the remaining Development Costs incurred in the conduct of Development activities pursuant to the Development Plan for each such calendar year.
(d) To the extent that, for any calendar year commencing with calendar year 2011, Amicus has been required, pursuant to Section 5.1.5(b) or (c) above, as applicable, to fund an amount of Development Costs less than the Amicus Annual Cost Cap for the applicable calendar year due to the actual amount of Development Costs for such calendar year being less than the amount of Development Costs budgeted in the then-current Development Plan for such calendar year, then the difference between the Amicus Annual Cost Cap for such calendar year and the share of the Development Costs for such calendar year actually required to be paid by Amicus pursuant to Section 5.1.5(b) or (c) above, as applicable, shall be carried forward into the next calendar year and added to the Amicus Annual Cost Cap for that subsequent calendar year and each subsequent year thereafter until such “carry-forward” amounts are exhausted; provided, however that in no event shall the aggregate of the Amicus Annual Cost Caps calculated in accordance with this Section 5.1.5(d) exceed the Amicus Aggregate Development Cost Cap.
5.1.6 Funding for Excess Development Costs. If, prior to any termination of Amicus’ co-Development rights and obligations pursuant to Sections 12.1.2, 13.6, 14.2.2 or 14.3, the total Development Costs incurred under and in accordance with the Development Plan exceed the Total Program Development Costs in the Initial Development Plan by more than ******, Amicus shall be responsible for ****** of such additional Development Costs that are between ****** and ****** of the Total Program Development Costs in the Initial Development Plan (such additional Development Costs, the “Overage”) and GSK shall be responsible for all additional Development Costs. Amicus shall pay its ****** share of the Overage on a quarterly basis in accordance with the provisions of Schedule 5.1.5 until such amount is paid in full.
5.1.7 Use of Clinical Trial Data. Subject to Section 2.1 and pursuant to the procedures set out in Section 5.2.3, Amicus shall make available to GSK, and GSK shall have complete access to, at no charge to GSK, all clinical trial data and all additional data, in each case, to the extent included in the Amicus Know-How, resulting from any clinical trials performed by Amicus, its Affiliates, or licensee with respect to the Compound and Product in the Territory. GSK shall be free to use all such data and information, as necessary or as required, to support the Development, Manufacture and Commercialization of the Compound and Product in the Territory in accordance with the terms and conditions of this Agreement.

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5.2 Regulatory Matters.
5.2.1 Assignment of, and Responsibility for, Regulatory Filings. Promptly following the Effective Date, Amicus and GSK will establish a plan and timeline to transfer and assign ownership of all existing Marketing Approvals and other filings (if applicable) with Regulatory Authorities for the Compound and Product in the Territory to GSK, except as solely necessary for Amicus to conduct the 011 Phase III Clinical Study and/or 012 Phase III Clinical Study, as applicable. GSK thereafter shall own and shall have the sole responsibility, as overseen by the Joint Steering Committee during the Development of Product, to hold and maintain all Marketing Approvals and other filings with Regulatory Authorities for the Products in the Territory and, during the Term, GSK shall use Commercially Reasonable Efforts to hold and maintain all such Marketing Approvals and filings with Regulatory Authorities. Further, GSK will be solely responsible for filing and obtaining INDs, MAAs and/or Marketing Approvals (including pricing or reimbursement approvals) from the applicable Regulatory Authorities in connection with the Development, Manufacture, use, and Commercialization of the Compound and Products in the Territory as overseen by the Joint Steering Committee and GSK will use Commercially Reasonable Efforts to obtain any such necessary approvals. GSK shall also be responsible for obtaining any export approvals required by a relevant Regulatory Authority to import or export the Product to any country within the Territory. All such activities shall be done in consultation with the Joint Steering Committee, and GSK shall reasonably consider in good faith the comments of Amicus with respect to such activities. All such regulatory filings will be in the name of GSK or its Affiliate, except where otherwise required by applicable Law in any country within the Territory.
5.2.2 Regulatory Cooperation. GSK shall lead the liaison with, and will manage, all interactions with Regulatory Authorities in the Territory in relation to the Product during the Term of the Agreement. Subject to Section 4.1.5, GSK agrees to consult with Amicus with respect to substantive interactions with Regulatory Authorities in each of the Major Markets, provided, however, that such agreement to consult with Amicus shall not be construed or interpreted to prevent or delay GSK from making any decisions with respect to regulatory matters in a timely manner (e.g. during a meeting with a Regulatory Authority). In any event, GSK shall keep Amicus and the Joint Steering Committee informed with respect to all interactions with Regulatory Authorities in the Territory and will reasonably consider in good faith the comments of Amicus with respect to such activities. Amicus will also provide reasonable cooperation and assistance to GSK, as reasonably requested by GSK, in the event that GSK must respond to questions from Regulatory Authorities in the Territory concerning Development activities conducted by or on behalf of Amicus with the Compound and Product. If requested by GSK, Amicus will attend all relevant meetings with Regulatory Agencies in an observational and advisory role. Each Party will promptly provide the other Party and the JSC with copies of, or electronic access to, all material documents and correspondence received from, or submitted to, a Regulatory Authority in each Major Market related to the Compound or a Product, including any notices of, or requests for, any substantive meetings with a Regulatory Authority in a Major Market relating to the Compound or a Product.

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5.2.3 Exchange of Data and Know-How.
(a) By Amicus. Promptly following the Effective Date, Amicus will make available to GSK, at no cost or expense to GSK, all Amicus Know-How that is necessary or materially useful for GSK to Develop, Manufacture, and Commercialize the Compound and Products in the Territory, including all patent prosecution files for all GSK Prosecuted Amicus Patents, data from any and all clinical trials and preclinical studies and non-clinical development work for the Compound and Products included in the Amicus Know-How that have been obtained by Amicus, its Affiliates or licensees prior to the Effective Date. During the Term, Amicus shall provide to GSK promptly upon the request of GSK and at no cost or expense to GSK, all Amicus Know-How that has not previously been provided to GSK. Amicus shall provide all Amicus Know-How in electronic form to the extent the same exists in electronic form, and shall provide copies as reasonably requested and an opportunity for GSK or its designee to inspect (and copy) all other materials comprising such Know-How (including for example, original patient report forms and other original source data). The Parties will cooperate and reasonably agree upon formats and procedures to facilitate the orderly and efficient exchange of the Amicus Know-How during the Term.
(b) Provision of Data to the JSC. Upon request by the JSC, each Party shall promptly provide to the JSC summaries in reasonable detail of all data generated or obtained in the course of such Party’s performance of activities under the Development Plan.
5.2.4 Sharing of Regulatory Filings. Without limiting Section 5.2.3 above, each Party shall, upon reasonable request of the other Party, permit the other Party to access, and shall provide the other Party with sufficient rights to reference and use in association with exercising its rights and performing its obligations under this Agreement, all of such Party’s, and its Affiliates’ and, to the extent it has the right to do so, its licensees’ and Sublicensees’ data, regulatory filings and regulatory communications associated with any submissions of MAAs or other approvals for Product in the Territory.
5.2.5 Clinical Trial Register. Notwithstanding anything in this Agreement to the contrary, GSK shall have the right to publish in its clinical trial register the results or summaries of the results of all clinical trials for the Compound and Product conducted by either Party, their Affiliates, licensees’ and Sublicensees’ (subject to Sections 5.2.4 and 11.5) in the Territory pursuant to this Agreement.
5.2.6 Adverse Event Reporting.
(a) Pharmacovigilance Agreement. The Parties shall enter into a pharmacovigilance agreement on terms no less stringent than those required by ICH guidelines, including: (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of safety data relating to the Compound and Products in the Territory within appropriate timeframes and in an appropriate format to enable each Party to meet both expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis for the reporting of safety data in accordance with standards stipulated in the ICH guidelines, and all applicable regulatory and legal requirements regarding the management of safety data.

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(b) Adverse Event Reporting. As between the Parties: GSK shall be responsible for the timely reporting of all Product quality complaints, adverse drug reactions/experiences/events, Product complaints and safety data relating to the Compound and Product to appropriate Regulatory Authorities in accordance with the applicable Laws of the relevant countries and Regulatory Authorities in the Territory. GSK shall respond in a timely manner to safety issues related to the Product in the Territory, as required pursuant to applicable Law. GSK shall ensure that its Affiliates and Sublicensees comply with such reporting obligations in the Territory.
(c) Global Safety Database. As between the Parties: GSK shall maintain a unified worldwide global safety database with respect to the Product in the Territory.
5.2.7 Termination of Ongoing Development and Committee Obligations. The Parties’ obligations under Sections 5.1 and 5.2 (and the Development Plans), and to share Development Costs under Section 5.1.5 and 5.1.6 above, and Amicus’ supply and Manufacturing obligations under Section 6.5 below, shall terminate ****** after the Effective Date (to the extent such obligations have not already terminated or expired). At such time, the Joint Steering Committee and all Subcommittees will terminate. However, each Party will continue to have an approval right with respect to matters specified to be decided by the Joint Steering Committee or any Subcommittee under this Agreement. In such event, if the Parties are unable to reach agreement on a matter specified in this Agreement to have been decided by the Joint Steering Committee or such Subcommittee (other than the Joint Patent Subcommittee), then the matter shall be determined in accordance with Section 4.1.5(a). Further, in such event, if the Parties are unable to reach agreement on a matter specified in this Agreement to have been decided by the Joint Patent Subcommittee, then the Parties shall seek the opinion of mutually acceptable outside counsel (such opinion to be provided within ten (10) days of instruction) and, if the Parties are unable to agree following receipt of such outside counsel’s opinion, then such matter shall be referred to the Senior Executives for resolution. If, after referral to the Senior Executives, notwithstanding anything to the contrary in Section 4.1.5, such matter has not been resolved, the Senior Executive of GSK shall make the final decision within ten (10) days of being referred such matter; except that the Senior Executive of Amicus, not GSK, shall make the final decision with respect to any dispute pertaining to an Amicus Prosecuted Patent.

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VI. COMMERCIALIZATION AND PROMOTION; TRANSFER OF
MANUFACTURING RESPONSIBILITIES AND INTERIM SUPPLY
6.1 Marketing Plan. Prior to the anticipated Launch of the first Product in the United States or a Major EU Country, GSK shall prepare the Marketing Plan, which shall include without limitation the Marketing Strategy, and shall provide such Marketing Plan to the Joint Steering Committee. GSK, not less frequently than ******, will provide to the JSC summary updates to the Marketing Plan and summary updates of Commercialization activities undertaken by GSK and its Affiliates and Sublicensees pursuant to the Marketing Plan ******. In addition, GSK will update the JSC on a rolling basis during the JSC’s quarterly meetings with respect to activities conducted pursuant to the then-current Marketing Plan ******. Except for any Commercialization activities allocated to Amicus pursuant to Section 6.1.2 below, GSK shall carry out all marketing, promotion and other Commercialization activities of the Products in the Territory in accordance with the then-current Marketing Plan
6.1.1 GSK’s Responsibility. GSK shall have, in GSK’s sole discretion and at its sole expense, and using Commercially Reasonable Efforts, the exclusive right to Manufacture (subject to Section 6.5 below), Commercialize, distribute, market, provide sales force support for and to promote Product in the Field in the Territory, including, without limitation, the exclusive right and responsibility for the following in the Territory:
(a) negotiating with relevant governmental authorities and agencies and MCOs to establish pricing and reimbursement for Products in the Territory;
(b) managed care contracting for Products in the Territory, provided that GSK shall not engage in any Discriminatory Conduct with respect to managed care (including, Medicare) contracting or otherwise relating to the Products. For the purposes of this Section 6.1.1(b), “Discriminatory Conduct” shall be deemed to occur if GSK or its Affiliate discounts the price of or positions Product in its managed care contracting or otherwise to benefit or increase the sales of other products of GSK or its Affiliate;
(c) receiving, accepting and filling orders for Products from customers in the Territory;
(d) distributing Products to customers in the Territory;
(e) controlling invoicing, order processing and collecting accounts receivable for sales of Products in the Territory;
(f) recording sales of Products in the Territory in its books of account for sales;
(g) conducting disease awareness and education programs in the Territory; and
(h) any and all other Commercialization activities, in GSK’s discretion, related to Compound or Product in the Territory.

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GSK shall use Commercially Reasonable Efforts to Commercialize the Product in each of the Major Markets.
6.1.2 Amicus’ Responsibilities. Notwithstanding the foregoing, Amicus shall have, and the Marketing Plan shall provide Amicus with the following, subject to a determination by the JSC that Amicus shall have such a role, which determination shall be made on reasonable (and in no event less than three (3) months) written notice to Amicus:
(a) an active role in connection with:
(i) medical affairs activities with respect to Products in the United States;
(ii) medical liaison activities with respect to Products with key opinion leaders in the United States;
(iii) disease awareness and education and patient advocacy programs with respect to Products in the United States and such other countries within the Territory as the Parties shall mutually agree; and
(b) an advisory role in connection with strategic marketing activities and creation and maintenance of the Marketing Strategy for Products in the United States and such other countries within the Territory as the Parties shall mutually agree;
provided, however, that any activities conducted by Amicus in connection therewith would be conducted by Amicus in accordance with the then-current Marketing Plan using Commercially Reasonable Efforts and with GSK oversight and in full compliance with and adherence to all applicable GSK policies (to the extent the same and any updates thereto are disclosed to Amicus in writing) and all applicable Laws.
6.2 Promotional Materials. The determination of the content, quantity, and method of distribution of any promotional materials for the Compound or Product for the Territory shall be the sole responsibility of GSK. Subject to Section 6.3, GSK shall own all right, title and interest in and to all such promotional materials created during the Term of the Agreement, including any intellectual property rights therein or attendant thereto, excluding any Amicus Trademark(s) and the Amicus House Marks.

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6.3 Use of Trademarks and House Marks. The Joint Steering Committee will determine which Trademark or Trademarks will be used in marketing Product in the Territory. Further, all packaging, and package inserts for Product in the Territory shall, along with the GSK brand name and logo or other identifying markings of GSK or its Affiliates (collectively, the “GSK House Marks”), include the Amicus brand name and logo (such Amicus brand name and logo, collectively “Amicus House Marks”) in reasonable size and prominence as allowed by applicable Law; it being understood that the exact size, placement and prominence of such Amicus House Marks shall be determined by GSK in its reasonable discretion. Amicus hereby grants to GSK a non-exclusive, royalty-free license, with the right to grant sublicenses as provided in Section 2.2, to use the Amicus House Marks in connection with the developing, making, having made, use, sale, offering for sale, importation, packaging, distributing and promotion of the Products in the Field in the Territory. The ownership and all goodwill from the use of the Amicus House Marks shall vest in and inure to the benefit of Amicus. Solely to the extent necessary to preserve Amicus’s legal rights in the Amicus House Marks, GSK shall submit to Amicus, not less than fifteen (15) days prior to their proposed distribution, representative packaging for the Product displaying the Amicus House Marks for Amicus’s review and written approval solely with respect to GSK’s use of the Amicus House Marks, which approval will not be unreasonably withheld or delayed. If Amicus has not responded within thirty (30) days after the submission of such packaging for the Product, Amicus’s approval to GSK’s use of the Amicus House Marks on such packaging will be deemed to have been received. GSK may make any subsequent changes to packaging bearing the Amicus House Marks, other than changes to the Amicus House Marks, without the subsequent approval from Amicus.
6.4 Product Recalls. At the direction of the Joint Steering Committee and subject to Article XV, GSK will have the responsibility for any total or partial recall or market withdrawal of a Product in the Territory (whether voluntary or not). Amicus will cooperate with and assist GSK in effecting such recall or market withdrawal, including making available to GSK, upon request, all of Amicus’s pertinent records. All costs associated with any total or partial recall or market withdrawal of the Product in the Territory shall be borne by GSK; provided that to the extent that such total or partial recall or market withdrawal is as a result of Amicus’s (or Amicus’s Third Party manufacturer’s) gross negligence or failure to comply with the terms of this Agreement, all such costs shall be borne by Amicus.
6.5 Manufacturing Responsibilities. From the Effective Date, subject to Sections 6.5.1 and 6.5.2 below, GSK (itself or through an Affiliate) shall have the exclusive right to Manufacture Compound and Product for distribution in the Territory, including, without limitation, all batches of drug substance and drug product (including any such batches of drug substance or drug product planned for use to support registration and validation of Product), and will have the right, in accordance with the terms of this Agreement, to appoint one or more Third Parties to Manufacture Compound and Product for such purposes. For the avoidance of doubt, GSK shall have the ultimate decision making authority over the use of Third Parties in its manufacturing supply chain.

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6.5.1 Transition of Manufacturing and Supply Responsibilities. Promptly following the Effective Date, Amicus and GSK shall develop and reasonably agree upon a detailed plan (“Supply Transition Plan”) to transfer to GSK responsibility for Manufacturing of the Compound and Products for use in the Field in the Territory, such transfer of responsibility to occur no later than ****** (“Supply Transition Date”). Amicus shall cooperate in good faith with GSK to effect the transfer of such Manufacturing responsibilities to GSK in an orderly manner in accordance with the Supply Transition Plan. Without limiting the foregoing, Amicus shall deliver to GSK in accordance with the Supply Transition Plan, all information Controlled by Amicus (including such information generated by Amicus’s Third Party manufacturer(s)) as is reasonably necessary or useful for GSK or its Affiliates or its Third Party manufacturer, to commence Manufacturing Compound or Product following the Supply Transition Date. In connection therewith, any such Supply Transition Plan shall incorporate the technology transfer requirements set forth in Schedule 6.5.1 attached hereto, to the extent applicable.
6.5.2 Activities Prior to the Supply Transition Date. During the period on and from the Effective Date until the Supply Transition Date, as between the Parties, subject to Section 6.5.2(b):
(a) Amicus shall supply, or will direct its Third Party manufacturers to supply, the requirements of Product and Compound necessary to conduct and complete the clinical studies and other Development activities under the Development Plan, and the costs of such quantities of Compound and Product shall be included in the Development Costs to be shared by the Parties pursuant to Sections 5.1.5 and 5.1.6 and Schedule 5.1.5.
(b) Amicus shall maintain its arrangements with any Third Party manufacturers of the Compound and/or Products in effect as of the Effective Date and shall, under the direction of GSK, direct the management of its Third Party manufacturers in existence as of the Effective Date. Notwithstanding the foregoing, in the event that the JSC determines that the Parties should re-negotiate a current agreement or arrangement for the supply of the Compound and Products, or negotiate an agreement for the supply of the Compound and Products with a new Third Party supplier, including but not limited to any agreement regarding the Manufacture of validation batches of Compound or Product, then GSK shall have the right to approve such Third Party supplier, to lead the negotiation of any such agreement in such manner as the Parties may reasonably agree, and to enter into an agreement with such Third Party regarding the supply of the Compound and Products; and upon execution of any such agreement between GSK and a Third Party supplier, Amicus shall be relieved of all of its obligations with respect to all of the activities for the Compound and Product performed by such Third Party supplier, and GSK shall have no further rights, under this Section 6.5.2. As between the Parties, Amicus shall be responsible for making any payments due to any of its Third Party manufacturers with respect to the Compound and/or Products prior to the Supply Transition Date, it being understood that such amounts shall be included in the Development Costs to be shared by the Parties pursuant to Sections 5.1.5 and 5.1.6 and Schedule 5.1.5.

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(c) GSK shall have, and Amicus shall procure for GSK, the right for GSK to audit and inspect each Amicus Third Party manufacturer’s records and those portions of each facility used in the Manufacture of the active pharmaceutical ingredient, drug substance and drug product related to the Compound or Product, in each case on reasonable notice (and in any event not less than two (2) business days) and during normal business hours for the purpose of ensuring compliance with this Section 6.5.2. Amicus acknowledges that GSK Global Quality Policies and Guidelines (a copy of which has been provided to Amicus prior to the Effective Date) represent GSK’s interpretation of cGMPs and that GSK will use the GSK Global Quality Policies and Guidelines to assess whether each Third Party manufacturer has performed its obligations with respect to the active pharmaceutical ingredient, drug substance and drug product related to the Compound or Product in a manner that is consistent with cGMPs. Purposes for such inspections may include cGMPs compliance, system audits, compiling information for reporting obligations, compliance with specifications, compliance with quality agreement, financial audits to verify amounts invoiced to GSK, and/or investigations of complaints and/or compliance with any Laws, the Environmental, Health and Safety Guidelines, or the terms of this Agreement (including all representations and warranties of Amicus hereunder).
6.5.3 Activities After the Supply Transition Date. On and from the Supply Transition Date, as between the Parties:
(a) GSK (itself or through an Affiliate or a Third Party manufacturer) shall have the exclusive right to Manufacture Compound and Product for distribution in the Territory; except that, if this Agreement is terminated by Amicus pursuant to Section 13.2 or by GSK pursuant to Section 13.3 with respect to a particular Product(s) and/or in a particular country(ies) of the Territory, Amicus shall have the non-exclusive right to Manufacture Compound and/or Terminated Products at locations within the Territory solely for use in the Development of any Terminated Products and/or for sale and/or use in the Affected Area.
(b) At the written request of GSK, Amicus will assign or facilitate the transfer to GSK of any agreements between Amicus and its Third Party manufacturers of the Compound and/or Products existing as of the Effective Date, including any and all such supply and quality agreements with such Third Party manufacturers, to the fullest extent possible, provided that such assignment or transfer is permitted under the supply agreement and/or is accepted by GSK and the Third Party.
(c) GSK agrees to make available, and supply to Amicus, Amicus’s and its Affiliates requirements of the Compound and the Products necessary or reasonably useful for Amicus to conduct and complete the Development activities allocated to Amicus and/or its Affiliates under and in accordance with the then-current Development Plan; and the costs of such quantities of Compound and Product shall be included in the Development Costs to be shared by the Parties pursuant to Sections 5.1.5 and 5.1.6 and Schedule 5.1.5.
6.5.4 Supply of Compound and Product. Any quantities of Compound and Product to be supplied by one Party to the other Party pursuant to this Section 6.5 will meet applicable Compound or Product specifications. The specifications for the Compound and Products as of the Effective Date attached hereto as Schedule 6.5.4 and shall be amended only upon agreement by the JSC. In addition, all quantities of Compound and Product supplied by one Party to the other Party pursuant to this Section 6.5 will not be misbranded or adulterated. All such Compound and/or Product will be manufactured in accordance with cGMPs; provided, however, that a Party may supply Compound not manufactured in accordance with cGMP if specifically intended for non-human testing activities allocated to the other Party under the Development Plan and as agreed to in writing in advance by such other Party.

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VII. OWNERSHIP AND INTELLECTUAL PROPERTY
7.1 Ownership. Subject to GSK’s license rights under the License and any license under the Amicus Trademarks and/or Amicus House Marks granted to GSK pursuant to Sections 2.1, 2.4, or 6.3, as applicable, as between the Parties, Amicus will own or Control the Amicus Intellectual Property, Amicus Confidential Information, Amicus Know-How, Amicus Trademarks and Amicus House Mark owned or Controlled by Amicus in the Territory as of the Effective Date. Subject to any license or other rights granted to Amicus pursuant to the terms of Section 2.3, 2.4, or Section 14.3 below, GSK will own the GSK Confidential Information, GSK Background IP, GSK Trademarks, and GSK House Marks owned or Controlled by GSK as of the Effective Date. GSK shall own any Trademarks that are created or designated by the JSC for use on the Product in the Territory after the Effective Date, subject to Section 14.3.9.
7.2 Patent Applications on Licensed Technology.
7.2.1 GSK Control of Prosecution. Subject to any restrictions Amicus may have under any Third Party agreement covering the Amicus Patents included in the Licensed Technology (including the Background License Agreements) and except for those Amicus Prosecuted Patents described below, GSK will assume control of, ******, prosecuting and maintaining such Patents included in the Amicus Patents as of the Effective Date, or which may be filed in any country of the Territory after the Effective Date, to the extent the same are directed to the Compound or a Product, and/or Manufacturing and/or use thereof, in the Field in the Territory (such Patents, excluding the Amicus Prosecuted Patents, are referred to below as the “GSK Prosecuted Amicus Patents”). A list of the GSK Prosecuted Amicus Patents, as of the Effective Date, is set forth on Schedule 7.2.1, hereto. Amicus shall have the right, ******, to reasonably assist GSK in connection with the filing, prosecution and maintenance of any GSK Prosecuted Amicus Patents in the Territory. GSK shall use diligent efforts consistent with those normally employed by GSK in the course of business to prosecute and maintain the GSK Prosecuted Amicus Patents described in this Section 7.2.1 and GSK will, in a timely manner, solicit Amicus’ comments regarding the prosecution and maintenance of such GSK Prosecuted Amicus Patents and review of the nature and text of any such Patent application and prosecution matters related thereto, including any correspondence between GSK and any government intellectual property or Patent authorities, agencies or other government bodies, in reasonably sufficient time prior to filing thereof, and GSK shall give due consideration to Amicus’ reasonable amendments to such correspondence. Without prejudice to Section 7.2.4, in the event that GSK intends to disregard any of Amicus’ amendments, GSK shall set up a meeting between Amicus’s and GSK’s respective patent counsels to provide explanations therefor.

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7.2.2 Amicus Prosecuted Patents. Amicus will control, ******, prosecuting and maintaining the Amicus Patents identified on Schedule 7.2.2 (together with future Patents claiming priority thereto, the “Amicus Prosecuted Patents”). GSK shall have the right, ******, to reasonably assist Amicus in connection with the filing, prosecution and maintenance of any such Amicus Prosecuted Patents in the Territory. Amicus shall use diligent efforts consistent with those normally employed by Amicus in the course of business to prosecute and maintain the Amicus Prosecuted Patents and Amicus will, in a timely manner, solicit GSK’s comments regarding the prosecution and maintenance of such Amicus Prosecuted Patents and review of the nature and text of any such Patent application and prosecution matters related thereto, including any correspondence between Amicus and any government intellectual property or Patent authorities, agencies or other government bodies, in reasonably sufficient time prior to filing thereof, and Amicus will give due consideration to GSK’s reasonable comments and amendments. Without prejudice to Section 7.2.4, ******.
7.2.3 Segregation of Patent Applications. In the event that any Amicus Patent contains claims to the Compound and/or Products (i.e. is a GSK Prosecuted Amicus Patent) as well as the Amicus Proprietary Chaperone Technology more broadly or any other compound or product owned or controlled by Amicus, the Parties shall cooperate in good faith to segregate such Patents to allow Amicus to control the prosecution and maintenance of Patent applications and Patents pertaining to subject matter other than the Compound and/or Products. A list of such Segregated Patents as of the Effective Date is set forth on Schedule 7.2.3 hereto.
7.2.4 Additional Matters. Any disagreements under this Section 7.2 shall be referred to the Joint Patent Subcommittee for resolution as provided in Section 4.2.1. For purposes of this Article 7, “prosecution and maintenance” (including variations such as “prosecute and maintain”) means, with respect to a Patent, the preparing, filing, maintenance and prosecution of such Patent, as well as the conduct of interferences, oppositions, re-examination, re-issues and other similar proceedings.
7.3 Program Improvements
7.3.1 To the extent that a Program Improvement is developed by or on behalf of one Party, that Party will promptly disclose such Program Improvement to the Joint Patent Subcommittee in writing with all relevant data supporting such Program Improvement.
7.3.2 Each Party will, subject to the terms of Section 7.4, be sole owner of Program Improvements invented solely by its employees and agents and the employees and agents of its respective Affiliates and will do and procure all necessary acts, and obtain all necessary assignments or other instruments as may be required to confer such sole ownership on said Party. With respect to such solely-invented Program Improvements, the Party owning such Program Improvement will own any applications for Patent with respect thereto and any Patents issued on such applications, unless such rights are assigned to the other Party pursuant to Section 7.4.
7.3.3 The Parties will be the joint owners of Program Improvements invented jointly by the employees and agents of the Parties or the employees and agents of their respective Affiliates and any Program Patents covering such jointly invented Program Improvements (each a “Joint Program Patent”). Each Party will do and procure all necessary acts, and obtain all necessary assignments or other instruments as may be required to confer such joint ownership on the Parties.

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7.3.4 Inventorship under this Agreement shall be determined in accordance with the patent laws of the United States.
7.4 Abandonment of Patents and Applications. In the event that GSK decides not to file, continue to prosecute or maintain a GSK Prosecuted Amicus Patent that falls under Section 7.2, or either Party decides not to file, maintain a Patent or to abandon a Patent application or issued Patent that falls under Section 7.3 (in either case, the “Abandoning Party”), such Abandoning Party will give written notice to the other Party at least sixty (60) days prior to any public disclosure, allowing such application to go abandoned, or prior to not taking a necessary step to maintain such Patent, and the other Party will have the option of taking over the prosecution or maintenance of such application or Patent at its sole expense. If the other Party elects to take over the filing, prosecution or maintenance of such application or Patent pursuant to this Section 7.4, the Abandoning Party or Party giving permission will assign all its right, title and interest in such application or Patent to the other Party, subject to the Abandoning Party or Party giving permission retaining a non-exclusive, perpetual, irrevocable, sublicensable, fully-paid-up license from the other Party to such Patent or Patent application. The Party taking over prosecution, or maintenance will, in a timely manner, solicit the Abandoning Party’s comments in prosecution matters related to such applications, including any correspondence between the Abandoning Party and any government intellectual property or Patent authorities, agencies or other government bodies, in reasonably sufficient time prior to filing thereof, and shall give due consideration to the Abandoning Party’s comments. Any disagreements hereunder shall be referred to the Joint Patent Subcommittee for resolution as provided in Section 4.2.1.
7.5 Cooperation. Each Party will cooperate, and will require its employees, Affiliates, consultants and subcontractors to cooperate, with all reasonable requests of the other Party for assistance in preparation and prosecution and maintenance of any applications for Patent and any Patent issuing therefrom and any applications for Trademark and any registration issuing therefrom that is owned by the requesting Party hereunder. GSK shall be solely responsible for any and all costs associated with the GSK Trademarks and GSK House Marks, including any Trademarks owned by GSK pursuant to Section 7.1 herein. Amicus shall be solely responsible for any and all costs associated with the Amicus Trademarks and Amicus House Marks.

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7.6 Patent Filing Procedures for Patents relating to Program Improvements.
7.6.1 Program Improvement relating to Compound or Product.
(a) If a Program Improvement relates to Compound or Product, then GSK will determine whether or not to file a Patent application in the Territory on such Program Improvement. If GSK elects to file such an application, ****** prosecuting and maintaining any Patents that issue thereon and will control the prosecution of such application; however, Amicus shall have the right, ******, to reasonably assist GSK in connection with the filing, prosecution and maintenance of any Patent applications filed under this Section 7.6.1(a). GSK shall use diligent efforts consistent with those normally employed by GSK in the course of business to prosecute and maintain any such Patent application or Patent described in this Section 7.6.1(a) and GSK will, in a timely manner, solicit Amicus’ comments and review of the nature and text of any such application and prosecution and maintenance matters related thereto, including any correspondence between GSK and any government intellectual property or Patent authorities, agencies, or other government bodies, in reasonably sufficient time prior to filing thereof, and GSK shall give due consideration to Amicus’ reasonable amendments to such correspondence. ******. Any remaining disagreements hereunder, including filing, prosecution and maintenance decisions or strategies and/or any disputes by Amicus regarding GSK’s determination to disregard any of Amicus’ proposed amendments provided with respect to an application for Patent or Patent described in this Section 7.6.1(a), shall be referred to the Joint Patent Subcommittee for resolution as provided in Section 4.2.1; and
(b) If GSK elects not to file an application for Patent in any country in the Territory covering any such Program Improvement, GSK shall give Amicus notice thereof at least sixty (60) days prior to causing in any way such Program Improvement to become unpatentable through disclosure, sale, or otherwise, and Amicus shall thereafter have the right, at its sole expense, to prosecute and maintain such Patent application in any such country. Any disagreements hereunder shall be referred to the Joint Patent Subcommittee for resolution as provided in Section 4.2.1.
7.6.2 Program Improvement not relating to Compound or Product.
(a) If a Program Improvement does not relate to Compound or Product, then Amicus will determine whether or not to file a Patent application in the Territory on such Program Improvement. If Amicus elects to file such an application, ****** prosecuting and maintaining any Patents that issue thereon and will control the prosecution of such application; however, GSK shall have the right, ******, to reasonably assist Amicus in connection with the filing, prosecution and maintenance of any Patent applications filed under this Section 7.6.2(a). Amicus shall use diligent efforts consistent with those normally employed by Amicus in the course of business to prosecute and maintain any such Patent application or Patent described in this Section 7.6.2(a) and Amicus will, in a timely manner, solicit GSK’s comments and review of the nature and text of any such application and prosecution and maintenance matters related thereto, including any correspondence between Amicus and any government intellectual property or Patent authorities, agencies, or other government bodies, in reasonably sufficient time prior to filing thereof, and Amicus shall give due consideration to GSK’s reasonable amendments to such correspondence. ******. Any remaining disagreements hereunder, including filing, prosecution and maintenance decisions or strategies, shall be referred to the Joint Patent Subcommittee for resolution as provided in Section 4.2.1; and

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(b) If Amicus elects not to file an application for Patent in any country in the Territory covering any such Program Improvement, Amicus shall give GSK notice thereof at least sixty (60) days prior to causing in any way such Program Improvement to become unpatentable through disclosure, sale, or otherwise, and GSK shall thereafter have the right, at its sole expense, to prosecute and maintain such Patent application in any such country. Any disagreements hereunder shall be referred to the Joint Patent Subcommittee for resolution as provided in Section 4.2.1.
7.7 Orange Book Listing; Patent Term Restoration and Supplemental Protection Certificates.
7.7.1 GSK’s Obligations. GSK will be responsible for listing with the applicable Regulatory Authorities in the Territory during the Term of the Agreement, all applicable Patents included within the Licensed Technology in the U.S. FDA’s Orange Book (or equivalent). Prior to such listings, the Parties will meet, through the Joint Patent Subcommittee, to evaluate and identify all applicable Patent rights, and subject to any restrictions Amicus may have under third party agreements covering the Amicus Patents included in the Licensed Technology (including the Background License Agreements), GSK will have the right to review, where reasonable, original records relating to any invention for which Patent rights are being considered for any such listing. Notwithstanding the foregoing, GSK will determine, in its sole discretion, which Patents in the Territory included within the Licensed Technology shall be listed in the Orange Book (or equivalent) for a Product, regardless of which Party owns such Patent. In addition, subject to any restrictions Amicus may have under third party agreements covering the Amicus Patents included in the Licensed Technology (including the Background License Agreements), GSK shall determine, in its sole discretion, to which Patents included within the Licensed Technology (excluding Patents relating solely to the Amicus Proprietary Chaperone Technology) GSK would apply the U.S. Hatch-Waxman extension and Supplementary Protection Certificate Extensions and other Patent Term Extensions for countries in the Territory. The Parties will cooperate with each other in gaining Patent term extension where applicable to Products. Upon GSK’s reasonable request, Amicus shall timely provide any documentation or other assistance required in order to obtain such Patent term extensions, subject to any restrictions Amicus may have under third party agreements covering the applicable Amicus Patent (including the Background License Agreements).
7.8 Trademark Filing Procedures. The Joint Steering Committee may also designate, pursuant to Sections 2.4, 4.1.3 and 6.3, a Trademark for use on a Product in the Territory after the Effective Date. In the event that the Joint Steering Committee so designates a Trademark for use on a Product after the Effective Date and determines that an application for Trademark registration shall be made with respect to such designated Trademark (including determining in which countries within the Territory such Trademark applications shall be filed and maintained), GSK will undertake to thereafter file and maintain such Trademark application for registration and Trademark registration, as applicable. GSK shall be solely responsible for filing and maintaining, at its sole expense, any GSK Trademarks, GSK House Marks and any GSK domain names owned by GSK prior to the Effective Date and used on or in connection with Product. Amicus shall be solely responsible for filing and maintaining, at its sole expense, any Amicus Trademarks, Amicus House Marks and any Amicus domain names owned by Amicus prior to the Effective Date and used on or in connection with Product. In addition, each Party shall be responsible, at such Party’s expense, for conducting Trademark searches, filing Trademark applications, and maintaining any Trademark registrations for any Trademarks that are considered by such Party to be a back-up Trademark for such Party’s Trademarks or House Marks.

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VIII. ENFORCEMENT AND DEFENSE OF INTELLECTUAL PROPERTY
8.1 Notices. Each Party will advise the Joint Steering Committee and the Joint Patent Subcommittee promptly upon its becoming aware of: (a) any unlicensed activities which such Party believes may be an actual or impending infringement of any Patent or other proprietary right owned or applied for by it or the other Party included in the Amicus Patents or Program Patents by a Product, or the Development, Manufacture, use, importation, or sale thereof; (b) any attack on or appeal of the grant of any Patent owned or applied for by it or the other Party to the extent containing claims to the Compound or a Product or the Development, Manufacture, use, or sale thereof; (c) any application for Patent by, or the grant of a Patent to, a Third Party in respect of rights which may be related to the Compound or a Product so as to potentially materially affect the Development, Manufacture, use, importation, or sale thereof; (d) any application made for a compulsory license under any Patent owned or applied for by it or the other Party and covering the Compound or Product or the Development, Manufacture, use, importation, or sale thereof in the Territory; or (e) any application for Patent by, or the grant of a Patent to, a Third Party in respect of rights which may claim the same subject matter as, or conflict with, any Patent owned or applied for by it or the other Party containing claims to the Compound or a Product, or the Development, Manufacture, use, importation, or sale thereof.
8.2 Control of Actions. Subject to any restrictions Amicus may have under a Third Party agreement covering the Amicus Patents included in the Licensed Technology (including the Background License Agreements), GSK will determine whether or not to take whatever legal or other action is required in response to activities in the Territory requiring notice under Section 8.1(a), (c) or (d) to the extent such activities specifically relate to Compound or Product (“Protective Action”). If GSK determines that such Protective Action is warranted, in its sole discretion, then, subject to any restrictions Amicus may have under a Third Party agreement covering the Amicus Patents included in the Licensed Technology (including the Background License Agreements), GSK shall, at GSK’s expense, commence, prosecute and control such Protective Action, including the settlement thereof and the granting of any licenses or sublicense within the scope of the License in the Territory under any Amicus Intellectual Property or Program Improvement licensed to GSK hereunder. Amicus will cooperate with GSK in such action, including being joined as a Party to such action if such joinder is necessary for standing. Each Party may be represented by counsel of its own selection at its own expense in such Protective Action. Any recovery obtained as a result of such Protective Action and attributable to activities in the Territory, whether by judgment, award, decree, or settlement, will, after reimbursement of the Parties for their reasonable costs and expenses associated with such Protective Action, be treated as Net Sales of Product. To the extent such recovery is insufficient to reimburse the Parties’ associated reasonable costs and expenses fully, then a Party’s share of such recovery will be the product of the total amount recovered with that Party’s reasonable costs and expenses divided by the sum of both Parties’ reasonable costs and expenses. The Party responsible pursuant to Section 7.2, 7.3 or 7.6 above, as applicable for prosecution and maintenance of the relevant Patent described in Section 8.1(b), and Section 8.1(e) shall determine whether or not to take whatever legal or other action is required with respect to the activities described in Section 8.1(b) and Section 8.1(e). For the avoidance of doubt, Amicus will determine and control any legal or other action in response to activities equivalent to those described in Section 8.1(a), Section 8.1(c) and Section 8.1(d) that do not specifically relate to Compound or Product.

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8.3 Trademark Infringement. Notice regarding potential infringement of and control of any Protective Action relating to any Amicus Trademark or GSK Trademark in any country of the Territory related to the Compound or a Product or the Development, Manufacture, use, importation, or sale thereof in the Territory will be addressed in accordance with the applicable Trademark License Agreement.
8.4 Third Party Claims. GSK and Amicus will each promptly notify the Joint Steering Committee and the Joint Patent Subcommittee of any Claim by a Third Party against GSK or Amicus, or any Affiliate or sublicensee of Amicus or GSK, alleging infringement of such Third Party’s intellectual property rights as a result of the Development, Manufacture, marketing, sale, importation, or use of the Compound or Product in the Territory. As directed by the Joint Steering Committee, the Parties will cooperate and use Commercially Reasonable Efforts to resolve such claimed infringement, and GSK shall be entitled to lead in the defense and shall select its counsel, and Amicus shall have the right to participate in such action, and to select its own counsel at its own expense. If it appears reasonably likely that the claimed infringement will give rise to a Claim for indemnification hereunder, then the Party against whom such Claim for indemnification would be made will have the first right to defend against such Claim in accordance with Article XV.
IX. REPRESENTATIONS AND WARRANTIES
9.1 Representations and Warranties of Both Parties. Amicus and GSK each hereby represent and warrant to the other, as of the Effective Date, as follows:
9.1.1 It is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.
9.1.2 No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to such Party in connection with its execution, delivery and performance of this Agreement.
9.1.3 The execution, delivery and performance by it of this Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action and stockholder action and will not (i) violate any applicable Laws or (ii) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

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9.2 Representations and Warranties of Amicus. Amicus hereby represents and warrants to GSK, as of the Effective Date, as follows:
9.2.1 It has the full right, power and authority to enter into this Agreement and to grant the License to GSK.
9.2.2 Except as otherwise may have been disclosed by Amicus to GSK prior the Effective Date, Amicus has received no notice that (a) the manufacture, sale, importation or use of the Compound within the Field as contemplated hereby infringes any Third Party rights, and (b) the Amicus Patents (to the extent representing issued Patents) are invalid or unenforceable.
9.2.3 To Amicus’s knowledge, there are no errors in the inventorship set forth in any of the Patent applications comprising Amicus Patents.
9.2.4 Except as provided or limited in Article II, the Amicus Intellectual Property constitutes all intellectual property that is Controlled by Amicus and used in the Development and/or Manufacture of the Compound, and Amicus does not Control any additional Patents, Know-How or information that are necessary for GSK to Develop, Manufacture and Commercialize the Compound.
9.2.5 To Amicus’s knowledge, no Third Party Controls any Patent that is necessary for GSK to Develop, Manufacture and Commercialize the Compound as such activities are currently conducted or currently proposed to be conducted.
9.2.6 It has not previously granted any right, license or interest in or to the Amicus Patents, or any portion thereof, that is in conflict with the rights or licenses granted to GSK under this Agreement.
9.2.7 There are no investigations, inquiries, actions or other proceedings pending before any Regulatory Authority with respect to the Compound, and Amicus has not received written notice threatening any such investigation, inquiry, action or other proceeding.
9.2.8 The Development of the Compound by or on behalf of Amicus has been conducted in compliance in all material respects with all applicable Laws; and neither Amicus nor to Amicus’s knowledge, its Third Party contractors, have received any written notice which has led Amicus to believe that any of the Regulatory Approvals relating to the Compound or Product developed by Amicus are not currently in good standing with the FDA or EMA and Amicus has no knowledge that any of its Third Party contractors has developed Compound or Product in a manner that does not comply in all material respects with all applicable Laws.

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9.2.9 Other than the Background License Agreements, as of the Effective Date, there are no other agreements to which Amicus is a party or, to Amicus’s knowledge, that would prevent Amicus from performing its obligations under this Agreement or GSK from exercising the rights under the Amicus Intellectual Property under and in accordance with the License.
9.2.10 To its knowledge, there is no pending or threatened product liability action in relation to the Compound, and it is not aware of any grounds for any such product liability action.
9.2.11 Amicus has all material permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, governmental entities that are required in order to permit Amicus to own or lease properties and assets and to carry on its business as presently conducted that are material to Amicus. Amicus has complied and is in compliance in all material respects with all statutes, laws, regulations, rules, judgments, orders and decrees of all governmental entities applicable to it that pertain to its business, including but not limited to compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. §§ 78dd-1, et seq.) and any applicable similar laws in foreign jurisdictions in which Amicus is currently, or has previously, conducted its business or is currently, or has previously, conducted clinical trials. Amicus has not received any notice from a governmental entity alleging noncompliance with any such applicable statutes, laws, regulations, rules, judgments, orders and decrees, and, to the knowledge of Amicus, Amicus is not under investigation with respect to, or threatened to be charged, with any material violation of any applicable statutes, laws, regulations, rules, judgments, orders or decrees of any governmental entities.
9.2.12 It has not, up through and including the Effective Date, knowingly withheld any material information in its possession from GSK in response to GSK’s reasonable inquiries in connection with GSK’s due diligence relating to the Compound, this Agreement and the underlying transaction, and to its knowledge, the information related to the Compound that Amicus has provided to GSK prior to the Effective Date is up-to-date and accurate in all material respects.
9.3 Mutual Limitations on Warranties. OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES PURSUANT TO SECTIONS 9.1 AND 9.2, THE PARTIES DISCLAIM ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATIONS OR WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY REPRESENTATIONS OR WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

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X. COVENANTS
10.1 Conduct of Activities.
10.1.1 Throughout the Term, Amicus and GSK will comply in all material respects with all applicable Laws concerning the Development, Manufacture, and Commercialization of the Compound or Products.
10.1.2 Neither Amicus nor GSK, nor any of their respective employees or consultants who shall be undertaking any activities related to this Agreement or the subject matter thereof, shall have been debarred or shall be the subject of debarment or other disciplinary proceedings by the FDA or any Regulatory Authority in the Territory.
10.2 Background License Agreements.
10.2.1 It is understood that certain Patents and Know-How included within the Amicus Intellectual Property have been in-licensed pursuant to the Background License Agreements and that the obligations of Amicus and the rights of GSK under this Agreement shall be subject to, and limited by, the Background License Agreements.
10.2.2 It is further understood that each Background License Agreement may require that particular provisions be incorporated into a sublicense granted thereunder. The text of any such provisions in the Background License Agreements is set out on Schedule 10.2 attached hereto and shall be deemed incorporated by reference into this Agreement. GSK agrees to be bound by the provisions set out on Schedule 10.2 to the extent applicable to GSK in its capacity as a sublicensee under each Background License Agreement and, to the extent required by any Background License Agreement, the relevant Third Party licensor shall be deemed to be a third party beneficiary of this Agreement for the purposes of enforcing such Third Party licensor’s rights against GSK in its capacity as a sublicensee under the applicable Background License Agreement. In addition, GSK, in its capacity as a sublicensee under each Background License Agreement, agrees to comply with the obligations applicable to sublicensees under such agreement, as set forth on Schedule 10.2.
10.2.3 Except as the Parties may otherwise mutually agree or as provided in Section 3.5.2(c), Amicus shall not amend, without the prior written consent of GSK (such consent not to be unreasonably withheld or delayed), or voluntarily terminate, its rights under any Background License Agreement in any manner that would materially and adversely affect GSK’s rights and licenses under this Agreement. Amicus shall promptly notify GSK of any notice of breach delivered by it, or any termination or amendment of any of the Background License Agreements that materially and adversely affects GSK’s rights and licenses under this Agreement.
10.3 Non-Compete. ******.
10.4 Non-Solicitation. ******.

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XI. CONFIDENTIAL INFORMATION
11.1 Confidentiality.
11.1.1 During the Term and for five (5) years thereafter, each Party will keep, and cause its Affiliates and Sublicensees, if any, to keep confidential all Confidential Information of the other Party, and neither Party, nor any of its Affiliates or Sublicensees, if any, will use or disclose the Confidential Information of the other Party except as expressly permitted in this Agreement. The Parties acknowledge that Confidential Information may have been disclosed by either Party or its Affiliates to the other Party or its Affiliates pursuant to the Confidentiality Agreement. All information disclosed pursuant to the Confidentiality Agreement will be deemed Confidential Information of the disclosing Party within the meaning of this Agreement and subject to the terms hereof.
11.1.2 The fact that a particular item of information is not or has ceased to be Confidential Information by virtue of one or more of the exclusions specified in the definition of Confidential Information (the “Excluded Item”) shall not relieve the Party who obtained or received the Excluded Item from that Party’s obligation of confidentiality and non-use (a) as to any other item of Confidential Information of the other Party or (b) as to the relationship of the Excluded Item to any other item of Confidential Information of the other Party.
11.1.3 Each Party hereby acknowledges that the Confidential Information of the other Party is highly valuable, proprietary, and confidential and that any use or disclosure of the other Party’s Confidential Information, including any disclosures made to any Person or governmental agency in connection with the conduct of a clinical study pursuant to Development Plan, will be made only to the extent reasonably necessary to carry out such Party’s responsibilities or exercise the rights granted to, or reserved by it, under this Agreement. Any disclosure of the other Party’s Confidential Information shall be made to an officer, employee, agent, or permitted Sublicensee or contractor of a Party or any of its Affiliates only if such officer, employee, agent, or permitted sublicensee is informed of the confidential nature thereof and shall have agreed to hold such information in confidence and not to use such Confidential Information under confidentiality provisions at least as stringent as those provided in this Agreement, and each Party shall be responsible for any breach of such obligation of confidentiality by its or its Affiliates officers, employees, agents, permitted Sublicensees and/or contractors.
11.1.4 The Parties agree that the obligations of this Section 11.1 are necessary and reasonable in order to protect the Parties’ respective businesses, and that monetary damages alone may be inadequate to compensate a Party for any breach by the other Party or any of its Affiliates or their respective officers, employees, or agents of its covenants and agreements set forth herein. The Parties agree that any breach or threatened breach of this Section 11.1 may cause irreparable injury to the injured Party for which damages may not be an adequate remedy and that, in addition to any other remedies that may be available, in Law and equity or otherwise, such Party will be entitled to seek equitable relief against the breach or threatened breach of the provisions of this Section 11.1.

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11.2 Disclosure of Terms; Public Announcements.
11.2.1 Initial Press Release. Notwithstanding Section 11.3 below, the Parties have agreed on an initial press release of the transaction contemplated by this Agreement which is attached hereto as Exhibit B (the “Initial Press Release”). The Initial Press Release may be issued or used by each Party individually or by the Parties jointly on or after the Effective Date. Thereafter, each Party may disclose the information contained in such press release without need for further approval by the other.
11.2.2 Further Publicity. The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant development regarding the Compound and Products in the Territory and other activities in connection with this Agreement in the Territory that reflect information that is not otherwise permitted to be disclosed under this Article 11, beyond what is required by Law, and each Party may make such public disclosures from time to time with the approval of the other Party, which approval will not to be unreasonably withheld or delayed. Such disclosures may include, without limitation, achievement of milestones, significant events in the Development or regulatory process and/or the Launch of a Product in a Major Market. When a Party (the “Requesting Party”) elects to make any such public disclosure under this Section 11.2.2, it will give the other Party (the “Cooperating Party”) at least seven (7) business days notice to review and comment on such statement, and in any event the Cooperating Party shall work diligently and reasonably to agree on the text of any proposed disclosure in an expeditious manner. The principles to be observed in such disclosures shall be accuracy, compliance with applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of the FDA (and its foreign counterparts) and the need to keep investors informed regarding the Requesting Party’s business.
11.3 Confidential Terms; Required Disclosure. Each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of this Agreement to its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners or private investors, and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement. A Party will be entitled to disclose the terms of this Agreement and/or Confidential Information of the disclosing Party where such disclosure is reasonably necessary to prosecute or defend any litigation or otherwise enforce its rights pursuant to this Agreement, or where demand for such disclosure is made on such Party or otherwise required pursuant to: (i) a valid order of a court or other governmental body or (ii) any other applicable Law; provided that if such Party, as the receiving Party, intends to make such disclosure or receives such demand, to the extent it may legally do so, the receiving Party shall give the disclosing Party prompt notice thereof to enable the disclosing Party to seek a protective order or other appropriate remedy concerning any such disclosure. The receiving Party will co-operate with the disclosing Party at the disclosing Party’s expense in connection with the disclosing Party’s efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party will make such disclosure only to the extent that such disclosure is legally required and subject to confidentiality, to the extent available. Notwithstanding the foregoing, the Parties agree to work together to prepare a redacted version of this Agreement to be filed by Amicus with the United States Securities Exchange Commission.

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11.4 Clinical Trial Register. Nothing herein shall limit GSK’s right to publish in its clinical trial register the results or summaries of the results of all clinical trials for the Compound or Products in the Territory as set forth in Section 5.2.5 herein.
11.5 Publications. Except as otherwise expressly set forth herein and subject to JSC review and approval of plans for publications as set forth in Section 4.1.3 (h) and excluding publications made pursuant to Section 11.4, GSK shall have the right to publish manuscripts, abstracts, or other articles in scientific journals pertaining specifically to any Product in the Territory without obtaining the prior written consent of Amicus, and subject to the procedures specified in this Section 11.5; provided, however, that Amicus shall have the right to review and comment upon, such comments to be considered by GSK in good faith, such manuscripts, abstracts, or other articles in which an Amicus employee is also named as an author or which includes Know-How or other information pertaining specifically to the Compound or a Product that has not previously been published pursuant to this Section 11.5. Amicus may publish manuscripts, abstracts, or other articles in scientific journals pertaining specifically to Compound or Product in the Territory upon the prior written consent of GSK, such consent not to be unreasonably withheld. In the event that either Party desires to make a publication pursuant to this Section 11.5, such Party shall provide a copy of the proposed manuscript (including abstracts, or presentation to a journal, editor, meeting, seminar or other third party) to the other Party for its review and comments at least forty-five (45) days (or fourteen (14) days for any abstract submitted to a conference) prior to submission of such proposed manuscript for publication; the object being to prevent either the endangerment of applications for the protection of intellectual property rights by premature publications detrimental to their novelty or the disclosure of Confidential Information. If, during the forty-five (45) days (or fourteen (14) days, as applicable) specified above the non-publishing Party notifies the other Party that a proposed manuscript contains patentable subject matter which requires protection, the non-publishing Party may require the delay of the publication for a period of time not to exceed forty-five (45) days (or fourteen (14) days, for any abstract submitted to a conference) for the purpose of allowing the pursuit of such protection. The publishing Party shall delete from the proposed manuscript prior to submission all Confidential Information of the non-publishing Party that the non-publishing Party identifies in good faith and requests to be deleted. If no response is received from the non-publishing Party within forty-five (45) days (or fourteen (14) days, as applicable) of the date the proposed manuscript was submitted to the non-publishing Party, it may be conclusively presumed that the publication may proceed without delay. Notwithstanding the foregoing, but without limiting either Party’s rights under Section 11.3, in the event that a Party believes in good faith that it is obligated or appropriate to disclose any information pertaining to the safety of a Product, then such Party shall immediately notify the other Party and the Senior Executives of each Party shall meet within ****** thereafter to discuss disclosure of such information. In the event that the Senior Executives are unable to agree upon whether or not to disclose such information within ****** after such meeting, then the matter shall be referred to the Joint Steering Committee, which shall meet shall meet as expeditiously as possible to fully and finally resolve the dispute.

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XII. CHANGE OF CONTROL
12.1 Change of Control of Amicus. Amicus shall notify GSK in writing within fifteen (15) days of the closing of any Change of Control of Amicus. If, during the Term, a Change of Control event occurs that involves a Major Pharmaceutical Company, then:
12.1.1 Amicus’ rights and obligations to participate in any Commercialization activities shall automatically terminate, effective as of the effective date of the closing of the Change of Control event, without the need for further notice of such termination;
12.1.2 GSK shall have the right, exercisable in GSK’s sole discretion upon written notice to Amicus, to terminate any and all of Amicus’ rights to co-Develop Product with GSK pursuant to this Agreement; and in such case, all of Amicus’ rights and obligations to share in Development Costs incurred in the Development of Products under Sections 5.1.5 and 5.1.6 and Schedule 5.1.5 shall also terminate;
12.1.3 All of the rights and licenses granted to GSK pursuant to this Agreement shall continue in full force and effect, unchanged and unaffected; and
12.1.4 GSK shall have the right to terminate and dissolve the JSC and to take any actions, or make any decisions, in its sole discretion, previously reserved for the JSC. Notwithstanding the foregoing, in such event, GSK shall not have the right to terminate and dissolve the Joint Patent Subcommittee, and the Joint Patent Subcommittee shall continue in effect with the responsibilities described in, and decisions made in accordance with, Section 4.2.1 until the last Patent application included within the Licensed Technology or Program Patents Controlled by GSK has been granted or rejected in a final, unappealable decision by the relevant governmental authority after which GSK may terminate and dissolve the Joint Patent Subcommittee, and all obligations of the Joint Patent Subcommittee shall vest exclusively in GSK, including the right to make a final decision on matters originally within the scope of responsibilities of the Joint Patent Subcommittee, except that Amicus, not GSK, shall have the right to make the final decision with respect to any matter pertaining to an Amicus Prosecuted Patent.
12.2 Divestment of Product.
12.2.1 If, as a result of a Change of Control of Amicus, Amicus becomes obligated to divest rights to the Compound and/or Product in one (1) or more countries in the Territory, Amicus shall promptly notify GSK in writing. Within ****** of the date of such notice from Amicus, GSK shall notify Amicus in writing whether or not it is interested in acquiring all of Amicus’ rights to the Compound and Product in such country or countries in the Territory (“Election Notice”). If GSK does not provide an Election Notice to Amicus within such ****** period, Amicus shall be free to grant one or more Third Parties rights to acquire the Compound and Product in the applicable country or countries of the Territory, without further obligation to GSK under this Section 12.2.

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12.2.2 If GSK does provide an Election Notice to Amicus within the ****** period specified in Section 12.2.1 above, the Parties shall discuss mutually acceptable terms upon which GSK may acquire all of Amicus’ rights to the Compound and Product in such country or countries in the Territory, including all of Amicus’ co-Development and Commercialization participation rights with respect to the Product in such country or countries of the Territory. If the Parties agree on such terms, the Parties shall prepare and execute a definitive agreement setting forth the agreed terms (“Product Acquisition Agreement”). If the Parties have not entered into a Product Acquisition Agreement within ****** after the date of such Election Notice (“Negotiation Period”), then Amicus shall be free to complete a sale of the Compound and Product in such country or countries in the Territory to a Third Party without further obligation to GSK under this Section 12.2; provided that Amicus shall not complete a sale of the Compound and Product in such country or countries in the Territory to a Third Party on financial terms more favorable than the last financial terms upon which Amicus offered such rights to GSK during the Negotiation Period without first following the procedures set forth in Section 12.2.3 below.
12.2.3 If Amicus wishes to offer to a Third Party the right to acquire the Compound and Product in the applicable country or countries of the Territory on financial terms that are more favorable than the last financial terms upon which Amicus offered such rights to GSK, then to the extent that Amicus has a continuing obligation to GSK under Section 12.2.2, Amicus shall provide notice of the same to GSK (“Re-Offer Notice”) and provide a revised term sheet of proposed terms (“Revised Terms”). In such event, the Parties shall repeat the procedures of Section 12.2.2, except that the Negotiation Period shall be ****** from the date of the Re-Offer Notice and GSK’s Election Notice must be provided within ****** of its receipt of the Re-Offer Notice. If GSK provides an Election Notice pursuant to this Section 12.2.3 and desires to accept the Revised Terms, it shall so agree in writing within the ****** Negotiation Period, in which case the Parties shall enter into a Product Acquisition Agreement reflecting such Revised Terms and such other terms as are reasonable.
12.2.4 The only obligations of GSK and Amicus under this Section 12.2 are as expressly stated herein, and there are no further implied obligations relating to the matters contemplated herein. Without limiting the foregoing, Amicus is not obligated at any time to disclose the identity of any Third Party with whom it is discussing a Third Party agreement. Notwithstanding the foregoing, in no event shall GSK’s rights and licenses to the Product be altered by any such divestiture by Amicus to a Third Party of Amicus’s rights to the Product in a country or countries of the Territory.

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12.3 Amicus Intellectual Property. Notwithstanding any provision of this Agreement, in the event of a Change of Control of Amicus, the scope of the Licensed Technology (including the Amicus Patents, Amicus Know-How and other Amicus Intellectual Property) and the Compound and Product and the rights and licenses granted to GSK with respect to the Compound and Products under this Agreement (including those in Sections 2.1, 2.2, 5.1.7 and 5.2.4 and Article 11), shall not include, and nothing herein shall be construed to include, any of the Patents, Know-How or other intellectual property or subject matter that (i) was owned or Controlled by the acquiring entity or its Affiliates prior to the closing of such Change of Control of Amicus, or (ii) any intellectual property rights that the acquiring entity or any of its Affiliates develops following a Change of Control of Amicus independently without using any of the Amicus Intellectual Property.
12.4 For the avoidance of doubt, except as set out in this Article 12, a Change of Control of Amicus shall not otherwise affect the rights or obligations of the Parties with respect to the Compound and Products in the Territory under this Agreement, and shall not be deemed to modify or expand the scope of GSK’s rights under Section 2.1 above.
XIII. TERM AND TERMINATION
13.1 Term. This Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article XIII, shall continue in full force and effect on a country-by-country and Product-by-Product basis until the expiration of the Royalty Term in each country in the Territory (the “Term”). Upon the expiration of the Royalty Term in each country of the Territory, subject to Section 3.5.2(b), GSK shall have a perpetual, exclusive, fully-paid up, royalty-free license in such country under the Licensed Technology to make, have made, use, sale, offer for sale and import Product in such country.
13.2 Termination for Material Breach. Either Party may terminate this Agreement in its entirety, or at the non-breaching Party’s discretion, on a country-by-country or Product-by-Product basis, by written notice to the other Party in the event that the other Party is in material default or material breach of any of its obligations hereunder, and fails to remedy such default or breach within a period of ****** after written notice thereof was provided to the breaching Party by the non-breaching Party. Any such termination shall become effective at the end of such ****** period unless the breaching Party has cured any such breach or default prior to the expiration of the ****** period.
13.3 Termination for Convenience. GSK may terminate this Agreement in its entirety, or on a country-by-country or Product-by-Product basis, for any reason whatsoever, upon ****** prior written notice to Amicus.
13.4 Bankruptcy. Either Party may terminate this Agreement in its entirety at any time during the Term by giving written notice to the other Party if the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within ****** after the filing thereof, or if the other Party makes a general assignment for the benefit of creditors.

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13.5 By Mutual Consent. The Parties may terminate this Agreement in its entirety or on a Product-by-Product or country-by-country basis at any time and for any reason during the Term upon their mutual written agreement.
13.6 Termination of Amicus’ Co-Development Right for Product. After ******, Amicus may, in its sole discretion, elect to terminate its right to co-Develop Products with GSK pursuant to Section 5.1 and to share Development Costs incurred in the Development of Products pursuant to Sections 5.1.5 and 5.1.6 and Schedule 5.1.5 (such option, the “Co-Development Opt-Out”). To exercise the Co-Development Opt-Out, Amicus shall provide written notice to GSK (“Co-Development Opt-Out Notice”) at least ******prior to the beginning of the first Quarter in which Amicus wishes such Co-Development Opt-Out to take effect, which notice shall not be given prior to ****** (“First Opt-Out Quarter”). Upon delivery of the Co-Development Opt-Out Notice, Amicus’s Co-Development rights with respect to the Products pursuant to Section 5.1, and Amicus’ obligations to pay Development Costs incurred in the Development of Products pursuant to Sections 5.1.5 and 5.1.6 and Schedule 5.1.5, shall terminate as of the first day of the First Opt-Out Quarter and the royalty rates applicable to Net Sales of Products specified in Section 3.4.1 shall be reduced in accordance with the specific methodology for such reduction set forth in Schedule 13.6.
XIV. EFFECTS OF TERMINATION
14.1 Accrued Obligations. The expiration or termination of this Agreement for any reason shall not release either Party from any liability that, at the time of such expiration or termination, has already accrued to the other Party or that it is attributable to a period prior to such expiration or termination, nor will any termination of this Agreement preclude either Party from pursuing any and all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement.
14.2 Rights upon Termination by GSK for Amicus Breach. If GSK terminates this Agreement in its entirety, or terminates this Agreement with respect to a Product or country, pursuant to Section 13.2, then the provisions of this Section 14.2 shall apply. As used in this Section 14.2 and Section 14.3 below, “Affected Area” shall mean the Territory in the case of termination of this Agreement in its entirety, or the terminated country(ies) in the case of termination of this Agreement with respect to such country(ies) and “Terminated Product(s)” shall mean the Compound and all Products in the case of termination of this Agreement in its entirety, or the terminated Product(s) in the case of termination of this Agreement with respect to such Product(s).

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14.2.1 Licenses.
(a) The License granted to GSK pursuant to Section 2.1 above will survive any such termination and will convert to an irrevocable exclusive license, with the right to sublicense in accordance with Section 2.2, under the Licensed Technology solely with respect to the Terminated Products in the Affected Area. The licenses granted to GSK under any Amicus Trademark pursuant to a Trademark License Agreement and/or the Amicus House Marks pursuant to Section 6.3 will also survive any such termination and will convert to an irrevocable license solely with respect to the Terminated Products in the Affected Area, with the right to sublicense in accordance with the applicable Trademark License Agreement or Section 6.3, as applicable; unless Amicus assigns any Amicus terminated Product Trademark to GSK in accordance with Section 14.2.2 below, in which event GSK’s license under the applicable Amicus Terminated Product Trademark pursuant to the Trademark License Agreement shall terminate upon the assignment of such Amicus Terminated Product Trademark to GSK.
(b) The licenses granted by GSK to Amicus pursuant to Section 2.3(a) to Develop the Compound and Product in the Field in the Territory in accordance with Article V shall survive any termination of this Agreement by GSK pursuant to Section 13.2; unless GSK terminates this Agreement pursuant to Section 13.2 in its entirety. If such termination by GSK occurs prior to the Supply Transition Date, the Parties will work together in good faith to complete all activities under the Supply Transition Plan as soon as possible after the date of such termination.
14.2.2 Assignment of Amicus Trademarks. Within ****** after the effective date of termination, upon request by GSK, Amicus shall either return to GSK or destroy all tangible items pertaining to a Terminated Product in any country of the Affected Area and comprising, bearing or containing any GSK Trademark and/or GSK House Marks that is in Amicus’ possession. Effective upon the effective date of termination, Amicus shall cease to use all Trademarks and trade names of GSK (including the GSK House Marks and all GSK Trademarks) with respect to the Terminated Products in the Affected Area, and all rights granted to Amicus hereunder to use such Trademarks and trade names of GSK with respect to the Compound and Terminated Products in the Affected Area shall terminate. In addition, at GSK’s option, which shall be exercised by written notice to Amicus, and upon payment by GSK of the out-of-pocket costs of assignments and of the out-of-pocket costs incurred to identify, design and register (including but not limited to clearance filing and maintaining) any Amicus Trademark selected by the JSC for use with each Terminated Product in the Affected Area (each, an “Amicus Terminated Product Trademark”), Amicus shall promptly assign to GSK, at no additional cost to GSK (including no royalty obligations), all rights of Amicus and its Affiliates in and to such Amicus Terminated Product Trademarks, including all registrations and applications for registration for such Amicus Terminated Product Trademarks in the Affected Area and all associated goodwill. For the avoidance of doubt, the foregoing shall not include any Amicus House Marks. Further, upon payment by GSK of the out-of-pocket costs of assignment and registration, Amicus shall transfer to GSK all domain names established by Amicus for use with a Terminated Product in any country of the Affected Area.

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14.2.3 Development. If GSK terminates this Agreement in its entirety, at GSK’s election exercisable on written notice to Amicus no later than ****** following the effective date of any such termination, GSK may assume the conduct of all Development activities allocated to Amicus under the then-current Development Plan and all Commercialization activities allocated to Amicus under the then-current Marketing Plan (if any) in respect of the Products and thereafter, GSK will perform any and all such Development and/or Commercialization activities thereunder in accordance with the terms of this Agreement. Following GSK’s termination and election to assume such Development and Commercialization activities, Amicus shall have no further rights or obligations to Develop or Commercialize the Products in the Territory, or to share in the Development Costs incurred in the performance of the Development Plan after the date of such notice of election from GSK. If GSK so elects, then GSK may off-set Amicus’ share (determined in accordance with Section 5.1.5) of any documented, out-of-pocket expenses that GSK incurs directly as a result of the assumption, and the conduct of any Development activities allocated to Amicus under the Development Plan in effect as of the date of any such termination that are assumed by GSK pursuant to this Section 14.2.3 against any milestone or royalty payments owed to Amicus but not yet paid by GSK under Section 3.3 prior to the date of GSK’s notice to Amicus of the applicable breach issued pursuant to Section 13.2. If GSK terminates this Agreement pursuant to Section 13.2 only with respect to a particular Product(s) and/or particular country(ies), the rights and obligations of the Parties with respect to the Development of Products and related maters set forth in Article V of this Agreement shall survive with respect to the Terminated Products in the Affected Area.
14.2.4 Payment Obligations. Subject to Section 14.2.3, the obligations of GSK, and the rights of Amicus, under Article III with respect to Terminated Products in the Affected Area will survive any such termination.
14.2.5 Committees. For the avoidance of doubt, upon termination by GSK of this Agreement in its entirety pursuant to the terms of Section 13.2 or 13.4, the Joint Steering Committee shall cease to exist and, subject to this Section 14.2.5 below, all obligations of the Joint Steering Committee shall vest exclusively in GSK, including the right to make a final decision on matters originally within the scope of responsibilities of the Joint Steering Committee, subject to Section 4.4. Notwithstanding the foregoing, GSK shall not have the right to terminate and dissolve the Joint Patent Subcommittee, and the Joint Patent Subcommittee shall continue in effect with the responsibilities described in, and decisions made in accordance with, Section 4.2.1 until the last Patent application included within the Licensed Technology or Program Patents Controlled by GSK has been granted or rejected in a final, unappealable decision by the relevant governmental authority after which GSK may terminate and dissolve the Joint Patent Subcommittee, and all obligations of the Joint Patent Subcommittee shall vest exclusively in GSK, including the right to make a final decision on matters originally within the scope of responsibilities of the Joint Patent Subcommittee, except that Amicus, not GSK, shall have the right to make the final decision with respect to any matter pertaining to an Amicus Prosecuted Patent.
14.2.6 Additional Matters.
(a) Upon any termination of this Agreement by GSK pursuant to Section 13.2, all of the Parties rights and obligations under Articles VII and VIII with respect to the Licensed Intellectual Property, Program Patents and Program Improvements shall survive.

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(b) Upon termination of this Agreement by GSK pursuant to Section 13.2: (i) with respect to all Products in a particular country(ies), all of the Parties’ rights and obligations under the Agreement with respect to all Products in all countries outside of such Affected Area shall survive; or (ii) with respect to a Product(s), but not all Products, all of the Parties’ rights and obligations under the Agreement with respect all such Products (i.e., the non-Terminated Products) in the Territory shall survive.
14.2.7 Non-Compete. ******.
14.2.8 Transition. Without limiting the foregoing, following termination as set forth herein, Amicus shall use Commercially Reasonable Efforts to cooperate with GSK and/or its designee to effect a smooth and orderly transition of any Development, Manufacturing or Commercialization activities with respect to a Terminated Product(s) in the Affected Area that were, prior to such termination, allocated to Amicus under the Development Plan, the Supply Transition Plan and/or the then-current Marketing Plan, respectively.
14.3 Rights upon Termination by Amicus for GSK Breach; or Termination by GSK for Convenience. If Amicus terminates this Agreement in its entirety pursuant to Section 13.2, or if GSK terminates this Agreement in its entirety or terminates this Agreement with respect to a particular Product(s) or country(ies) in the Territory, in each case pursuant to Section 13.3, then the provisions of this Section 14.3 shall apply.
14.3.1 Licenses. Effective as of the date of termination, Amicus shall have and is hereby granted by GSK a non-exclusive, irrevocable license, with the right to grant sublicenses, under any Program Improvements and Program Patents that are Controlled by GSK or its Affiliates, and any other Patents Controlled (to the extent such Patents are in-licensed, solely to the extent that GSK has the right to grant sublicenses under its licensed rights) by GSK or its Affiliates on the effective date of termination that are necessary and actually practiced prior to termination of this Agreement by GSK or its Affiliates in Developing, Manufacturing, Commercializing and otherwise exploiting the Compound and Terminated Products, for the purposes of Developing, Manufacturing, Commercializing and otherwise exploiting the Compound and Terminated Products for the Affected Area. Following the effective date of termination, the License granted by Amicus to GSK under the Licensed Technology with respect to the Terminated Product(s) in the Affected Area shall convert to a non-exclusive license and shall be limited: (i) to the use of the Licensed Technology for the purposes of permitting GSK to comply with its obligations under this Section 14.3 for the applicable periods described in Sections 14.3.2, 14.3.3 and 14.3.6 below; except that (ii) GSK shall continue to have a non-exclusive license under the Licensed Technology to make and/or have made the Terminated Product(s) in the Affected Area solely for use and sale within the Territory, unless or until this Agreement is terminated in its entirety. Except as provided in the preceding sentence for the applicable periods described in such sentence, the License, and all of GSK’s rights, under the Licensed Technology with respect to the Terminated Products in the Affected Area shall terminate and shall automatically revert to Amicus upon any such termination of this Agreement. Further, any licenses granted by Amicus to GSK under the Amicus Trademarks and/or Amicus House Marks granted pursuant to a Trademark License Agreement and/or Section 6.3, respectively, for the Terminated Products in the Affected Area shall immediately terminate, except to the extent necessary for the purposes of permitting GSK to comply with its obligations under this Section 14.3 for the applicable periods described in Sections 14.3.2, 14.3.3 and 14.3.6 below; and subject to the foregoing, all right, title and interest in and to such Amicus Trademarks and Amicus House Marks with respect to the Terminated Product(s) in the Affected Area shall automatically revert to Amicus.

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14.3.2 Development. In the event that, on the date of notice of such termination, there are any ongoing clinical trials of any Terminated Product in the Affected Area (or, if the Affected Area is less than the entire world, any ongoing clinical trials of any Terminated Product that are specifically directed to the requirements of a country within the Affected Area) (each, an “Ongoing Trial”), to the extent and as requested by Amicus, following the effective date of termination, GSK will promptly transition to Amicus or its designee, or complete such Ongoing Trial(s). During the period in which GSK is performing activities in accordance with this Section 14.3.2, GSK will remain responsible for GSK’s share under Sections 5.1.5 and 5.1.6 of (i) any Development Costs incurred in the continued conduct of such Ongoing Trials and (ii) any Out-of-Pocket Expenses incurred by Amicus or GSK to transition any Ongoing Trials (or portion thereof) to Amicus or its designee, as requested by Amicus.
14.3.3 Commercialization. To avoid disruption of supply of any Terminated Products to patients if this Agreement is terminated after the Launch of a Terminated Product in the Affected Area, GSK, its Affiliates and Sublicensees shall continue to sell the Terminated Products in each country of the Affected Area for which Marketing Approval of such Terminated Product has been obtained, in accordance with the terms and conditions of this Agreement, until the date on which Amicus notifies GSK that Amicus has secured an alternative distributor or licensee for such Terminated Product in such country of the Affected Area, but in no event more than ****** after the effective date of any such termination of this Agreement (“Wind-Down Period”); provided that Amicus may terminate the Wind-Down Period in any country(ies) of the Affected Area upon ****** written notice to GSK; provided further that GSK shall not be obligated to promote the sale of Terminated Products in the Affected Area during the Wind-Down Period. Notwithstanding any other provision of this Agreement, during the Wind-down Period, GSK’s and its Affiliates’ and Sublicensees’ rights with respect to the Terminated Products in the Affected Area shall be non-exclusive and, without limiting the foregoing, Amicus shall have the right to engage one or more other distributor(s) and/or licensee(s) of any Terminated Product in all or part of the Affected Area; provided, however, that in the event that Amicus does so engage one or more other distributor(s) and/or licensee(s) of any Terminated Product in all or part of the Affected Area, GSK shall have no further obligation to continue to sell the Terminated Products in the Affected Area or such part thereof, as applicable. Any Terminated Product sold or disposed by GSK in the Affected Area during the Wind-down Period shall be subject to applicable royalty payment obligations under Section 3.4 above, and for such purposes, Sections 3.4, 3.5, 3.7, 3.8, 3.9 and 3.11 shall survive. Within ****** following the expiration of the Wind-Down Period, GSK shall notify Amicus of any quantities of Compound or Terminated Product(s) remaining in GSK’s or its Affiliate’s inventory, as well as any components necessary for the Manufacture of the Compound and Terminated Product(s) in GSK’s or its Affiliate’s inventory, and Amicus shall have the option, upon notice to GSK, to repurchase any such quantities of the Compound and/or Terminated Product(s) and/or components from GSK at a price to be mutually agreed by the Parties. If Amicus so elects to purchase any remaining quantities of Compound or Terminated Products or components from GSK as set forth herein, GSK will transfer to Amicus such quantities of inventory of Compound or Terminated Product(s) or components.

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14.3.4 Data and Know-How. GSK will, at the request of Amicus, provide Amicus complete access to, and/or copies of, documentation pertaining to all preclinical and clinical data and all regulatory data, and all other Program Improvements, in each case as necessary for Amicus to Develop, Manufacture and Commercialize the Compound and the Terminated Product(s) as of the date of termination (including all Know-How pertaining to the Manufacture of the Compound and Terminated Products, including Know-How corresponding to that described in Schedule 6.5.1), that are Controlled by GSK or its Affiliates, and Amicus shall have, and is hereby granted by GSK, an irrevocable, non-exclusive, royalty-free right and license, with the right to sublicense, to use and disclose all such data and other Program Improvements following any such termination of this Agreement in accordance with the license granted to Amicus pursuant to Section 14.3.1 above. In addition, all such data and other Program Improvements generated by or under authority of GSK or its Affiliates hereunder during the term of the Agreement shall, to the extent specifically pertaining to a Terminated Product in the Affected Area (as well as, if any such termination applies to this Agreement in its entirety, such items to the extent specifically pertaining to the Compound), be deemed Confidential Information of Amicus to be used solely in connection with the Compound and/or Products and not Confidential Information of GSK (and will not be subject to the exclusions under Section 1.35(a) and (d) above).
14.3.5 Regulatory Filings. At Amicus’ option, which shall be exercised by written notice to GSK, GSK will assign and transfer (or cause to be assigned and transferred) to Amicus or its designee (or to the extent not so assignable, GSK shall take all reasonable action to make available to Amicus or its designee the benefits of) all regulatory submissions and filings and marketing approvals (including all INDs, MAAs and Marketing Approvals) related to the Compound or the Terminated Product(s) in the Affected Area, including such regulatory submissions and registrations made or owned by GSK’s Affiliates and Sublicensees. In each case, unless otherwise required by any applicable Law, GSK shall use all reasonable efforts to make such foregoing assignment (or availability), within ****** after the effective date of any such termination (or, with respect to any such regulatory filings pertaining to an Ongoing Trial that GSK is continuing to conduct pursuant to Section 14.3.2 above, within ****** after the completion of such Ongoing Trial), provided, however, that in the event that GSK is unable to make such assignment or to make such regulatory filings available to Amicus within ****** after the effective date of any such termination (or the completion of such Ongoing Trial, as applicable) due to factors beyond GSK’s reasonable control, then GSK shall so notify Amicus and (including the reason for any such delay) prior to the expiration of such ****** period and the Parties shall mutually agree (such agreement not to be unreasonably withheld by either Party) an appropriate extension to such ****** period.

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14.3.6 Supply. If GSK is Manufacturing, itself or through a Third Party, Compound or any Terminated Product (each a “GSK Supplied Material”), upon request by Amicus, GSK will, or will cause such Third Party to, supply Amicus with its (and its Affiliates’ and licensees’) reasonable requirements of each GSK Supplied Material at GSK’s Manufacturing Costs therefor (provided that such Manufacturing Costs of GSK shall not differ substantially from GSK’s Manufacturing Costs for the applicable GSK Supplied Material in the year immediately prior to the Wind Down Period) and on customary terms with respect to quality, ordering and delivery, until Amicus, on a material-by-material basis, using Commercially Reasonable Efforts, is able, itself or through a Third Party, to Manufacture such GSK Supplied Material to meet such reasonable requirements for the Terminated Products in the Affected Area, but in no event shall GSK be obligated to supply Amicus with GSK Supplied Material for more than ****** as provided in this Section 14.3.6. If GSK is Manufacturing the Terminated Products for the Affected Area through a Third Party, upon Amicus’ request, GSK shall use Commercially Reasonable Efforts to transition to Amicus its arrangement with such Third Party contractor.
14.3.7 Transition. Without limiting the foregoing, GSK shall use Commercially Reasonable Efforts to cooperate with Amicus and/or its designee to effect a smooth and orderly transition in the Development, sale and ongoing marketing, promotion and Commercialization of all Terminated Product(s) in the Affected Area following termination as set forth herein.
14.3.8 Sublicensees. Any contracts with Sublicensees of any Terminated Product in the Affected Area engaged by GSK, other than GSK’s Affiliates, shall be assigned to Amicus to the extent GSK has the right to do so and Amicus so requests. In the event such assignment is not requested by Amicus or GSK does not have the right to do so, then the rights of such Sublicensees with respect to the Terminated Product in the Affected Area shall terminate upon termination of GSK’s rights with respect to the Terminated Products in the Affected Area. GSK shall ensure that its Affiliates and such Sublicensees (if not assigned to Amicus pursuant to this Section 14.3.8) shall transition all Terminated Products in the Affected Area back to Amicus in the manner set forth in this Section 14.3 as if such Affiliate or Sublicensee were named herein.
14.3.9 Trademarks.
(a) Within ****** after the end of the Wind-Down Period upon request by Amicus, GSK shall either return to Amicus or destroy all tangible items pertaining to a Terminated Product in each country of the Affected Area and comprising, bearing or containing any Amicus Trademark and/or the Amicus House Marks that is in GSK’s possession. Effective upon the end of the Wind-Down Period, GSK shall cease to use all Trademarks and trade names of Amicus (including the Amicus House Marks and all Amicus Trademarks) with respect to the Terminated Products in the Affected Area, and all rights granted to GSK hereunder to use such Trademarks and trade names of Amicus with respect to the Compound and Terminated Products in the Affected Area shall terminate. In addition, at Amicus’ option, which shall be exercised by written notice to GSK, and upon payment by Amicus of the out-of-pocket costs of assignments and of the out-of-pocket costs incurred to identify, design and register (including but not limited to clearance filing and maintaining) of any GSK Trademark selected by the JSC that had been used with each Terminated Product in the Affected Area (each, a “GSK Terminated Product Trademark”), GSK shall promptly assign to Amicus, ******, all rights of GSK and its Affiliates in and to such GSK Terminated Product Trademarks, including all registrations and applications for registration for such GSK Terminated Product Trademarks in the Affected Area and all associated goodwill. For the avoidance of doubt, the foregoing shall not include any GSK House Marks. Further, upon payment by Amicus of the out-of-pocket costs of assignment and registration, GSK shall transfer to Amicus all domain names established by GSK for use with a Terminated Product in any country of the Affected Area.

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(b) Subject to, and without limiting Amicus’ rights under, Sections 14.3.1, 14.3.4 and 14.5, if GSK terminates this Agreement pursuant to Section 13.3, then within ****** after the end of the Wind Down Period and upon the request of GSK, Amicus shall either return to GSK or destroy all tangible items comprising, bearing or containing any GSK Trademark (other than the GSK Terminated Product Trademarks) and/or the GSK House Marks that are in Amicus’ possession. Effective upon the end of the Wind Down Period, Amicus shall cease to use all Trademarks and trade names of GSK (including the GSK House Marks and all GSK Trademarks, other than the GSK Terminated Product Trademarks) with respect to the Terminated Products in the Affected Area.
14.3.10 Termination solely with respect to a Product(s) or country(ies). Upon termination of this Agreement by GSK pursuant to Section 13.3 or by Amicus pursuant to Section 13.2 with respect to a Terminated Product(s) and/or the Affected Area only, the Parties’ rights and obligations under the Agreement with respect to all other Products in the Territory shall survive, subject to the following provisions:
(a) Each country of the Affected Area shall cease to be a country within the Territory and the definition of “Territory” in Section 1.130 shall be deemed to be amended accordingly and all references to a Major Market shall be deemed to be references to a “Major Market within the Territory”; similarly, each Terminated Product shall cease to be a “Product” covered by this Agreement and the definition of “Product” in Section 1.105 shall be deemed to be amended accordingly;
(b) Notwithstanding any other provision of this Agreement, including the definition of “Amicus Know-How” in Section 1.19 and Sections 2.1, 5.1.7 and 5.2.3, Amicus shall not have any obligation to make available to GSK any data or other Know-How with respect to a Terminated Product generated by or on behalf of Amicus, its Affiliates and/or licensees for the Affected Area following any such termination and GSK shall have no rights to, and the License shall not include, any such data or Know-How; in addition, all of GSK’s approval rights as set forth in the second sentence of Section 11.5 shall immediately terminate, provided, however, that nothing in this Section 14.3.10(b) shall otherwise modify GSK’s rights or Amicus’ obligations set forth in Section 11.5, including GSK’s right of pre-publication review and Amicus’ obligations to remove, at the request of GSK, any GSK Confidential Information from any such publication;

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(c) Upon notice by one Party to the other Party, the Parties shall promptly meet and negotiate in good faith appropriate downward adjustments to the levels of Calendar Year Net Sales that trigger each milestone payment corresponding to a sales milestone that includes Net Sales in the Affected Area as set forth in Section 3.3.3 and to which each of the royalty rates applies as set forth in Section 3.4.1; provided that if the Parties are unable to agree on such adjustments within thirty (30) days following the date of any such notice from Amicus, then either Party may, upon written notice to the other, refer such dispute for resolution pursuant to the alternative dispute resolution as contemplated by Section 16.2.3 (with the Parties expressly acknowledging that any such modifications or revisions to the levels of Calendar Year Net Sales will not, with reference to any other provision of this Agreement, be construed as consequential or otherwise impermissible damages);
(d) As between the Parties, GSK shall continue to be responsible for pharmacovigilance and adverse event reporting within the Territory with respect to the Compound and Products as provided in Section 5.2.6 and Amicus shall be responsible for pharmacovigilance with respect to the Terminated Products in the Affected Area, and the Parties shall cooperate such that Amicus (or Amicus’ designee) is able to maintain a worldwide safety database for the Terminated Products. The Parties shall promptly negotiate and implement any appropriate amendments to the pharmacovigilance agreement described in Section 5.2.6(a) in accordance with this Section 14.3.10(c); and
(e) The Parties rights and obligations under Section 7.1 shall survive; and GSK’s rights and obligations under Article 7 regarding the prosecution and maintenance of all GSK Prosecuted Amicus Patents and Program Patents in the Affected Area to the extent pertaining to the Terminated Products shall terminate from and after the date of any such termination and all such Patents shall be deemed to be Amicus Prosecuted Patents; provided, however, that Amicus will, in a timely manner, solicit GSK’s comments regarding the prosecution and maintenance of such Amicus Patents and Program Patents and review of the nature and text of any such Patent application and prosecution matters related thereto, including any correspondence between Amicus and any government intellectual property or Patent authorities, agencies or other government bodies, in reasonably sufficient time prior to filing thereof, and Amicus will give due consideration to GSK’s reasonable comments and amendments.
14.3.11 Non-Compete.
(a) Upon termination of this Agreement in its entirety by Amicus pursuant to Section 13.2 or by GSK pursuant to Section 13.3: ******.
(b) Upon termination of this Agreement by Amicus pursuant to Section 13.2 or by GSK pursuant to Section 13.3 with respect to particular Product(s) and/or country(ies) of the Territory: ******.

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14.4 Rights upon Termination for Bankruptcy. Notwithstanding the bankruptcy of Amicus, or the impairment of performance by Amicus of its obligations under this Agreement as a result of bankruptcy or insolvency of Amicus as described in Section 13.4, upon the termination of this Agreement by GSK pursuant to Section 13.4, GSK will be entitled to retain all rights and licenses granted to GSK by Amicus under this Agreement. All rights and licenses granted under or pursuant to this Agreement by Amicus to GSK are, and will otherwise be deemed to be, for purposes of Article 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101(52) of the Bankruptcy Code. The Parties agree that GSK, as a licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Amicus under the Bankruptcy Code, GSK will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to GSK (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by GSK, unless Amicus elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Amicus upon written request therefore by GSK. The provisions of this Section 14.4 shall apply mutatis mutandis to Amicus in the event of any bankruptcy or insolvency of GSK as described in Section 13.4.
14.5 Return of Materials. No later than thirty (30) days after the expiration or termination of this Agreement, each Party shall return or cause to be returned to the other Party (or, at such other Party’s request, destroy and certify such destruction) all Confidential Information received from the other Party and all copies thereof that are in such Party’s possession, as well as all biological or chemical materials delivered or provided by the other Party; provided, however, that each Party may retain one (1) copy of such Confidential Information received from the other Party for record purposes. Notwithstanding the foregoing, to the extent that a Party has a continuing license pursuant to Section 14.2 or Section 14.3 above, as applicable, after the termination of this Agreement, such Party may retain the Confidential Information of the other Party and use such Confidential Information solely to the extent necessary and for the purpose of the continued practice of such license and in such event, notwithstanding Section 11.1 above, such Party’s obligations under Article XI above, shall continue for so long as such Party continues to practice such license.
14.6 Survival. Upon the expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate except those described in the following provisions (which such provisions shall survive for the term specified therein and, if no such term is specified, then indefinitely): Articles I, XIV, XV and XVI; Sections 3.9, 3.10, 11.1 and 11.3; and GSK’s rights under Section 11.4 (solely to the extent GSK’s clinical trial register includes the results of clinical trials for the Compound or Products prior to any such termination).

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XV. INDEMNIFICATION AND LIMITATION OF LIABILITY
15.1 Indemnification of Amicus. GSK shall indemnify and hold harmless each of Amicus, its Affiliates and the directors, officers, stockholders and employees of such entities and the successors and assigns of any of the foregoing (the “Amicus Indemnitees”), from and against any and all liabilities, damages, penalties, fines, costs, expenses (including, reasonable attorneys’ fees and other expenses of litigation) (“Liabilities”) from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) incurred by any Amicus Indemnitee, arising from, or occurring as a result of: (a) activities relating to the Development, use, marketing, distribution, importation or sale of any Compound and Product by GSK, its Affiliates, Sublicensees, or subcontractors in the Territory; (b) any material breach of any representations, warranties or covenants by GSK in Articles IX and X above; and/or (c) activities relating to the Manufacture (after the Supply Transition Date) of any Compound or Product by GSK, its Affiliates, Sublicensees, or subcontractors for distribution in the Territory; except to the extent such Third Party Claims fall within the scope of Amicus’s indemnification obligations set forth in Section 15.2 below or result from the gross negligence or intentional misconduct of a Amicus Indemnitee. For the avoidance of doubt, Product Liability Claims are not subject to this Section 15.1 and are governed by the provisions of Section 15.4 below.
15.2 Indemnification of GSK. Amicus shall indemnify and hold harmless each of GSK, its Affiliates and Sublicensees and the directors, officers and employees of GSK, its Affiliates and Sublicensees and the successors and assigns of any of the foregoing (the “GSK Indemnitees”), from and against any and all Liabilities from any Third Party Claims incurred by any GSK Indemnitee, arising from, or occurring as a result of (a) activities related to the Development, or use of any Compound and Product by Amicus, its Affiliates, Sublicensees or subcontractors in the Territory; (b) any material breach of any representations, warranties or covenants by Amicus in Article IX and X above; or (c) the Manufacture of any Compound or Product by Amicus, its Affiliates, Sublicensees, or subcontractors, prior to GSK’s assumption of responsibility for Manufacturing the Compound and Product pursuant to Section 6.5 or Section 14.2.2(b); except to the extent such Third Party Claims (i) fall within the scope of GSK’s indemnification obligations set forth in Section 15.1 above or (ii) result from the gross negligence or intentional misconduct of an GSK Indemnitee or (iii) with respect to clause (c) above, result from Amicus’ compliance with any direction of GSK pursuant to Section 6.5.2(a) above. For the avoidance of doubt, Product Liability Claims are not subject to this Section 15.2 and are governed by the provisions of Section 15.4 below.
15.3 Procedure. A Party that intends to claim indemnification under this Article XV (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of the assertion or the commencement of Third Party Claim and will provide the Indemnitor such information with respect thereto that the Indemnitor may reasonably request. The Indemnitor shall be entitled to control and appoint lead counsel for such defense, in each case at its expense. If the Indemnitor shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 15.3, the Indemnitor shall obtain the prior consent of the Indemnitee (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim shall not relieve the Indemnitor of its obligations under this Article XV unless the delay or failure is prejudicial to its ability to defend such action. The Indemnitee under this Section 15.3 shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by this indemnification.

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15.4 Product Liability.
15.4.1 Each Party shall notify the other Party as promptly as practicable if any Third Party Claim is commenced or threatened against such Party in the Territory alleging product liability, product defect, design, packaging or labeling defect, failure to warn or any similar action relating to the use or safety of Compound and Products in the Territory (a “Product Liability Claim”). For clarity, a Product Liability Claim will not be deemed to include any Third Party Claims relating to a Manufacturing defect of Compound and Products and Sections 15.1 and 15.2 shall apply to any such Third Party Claims.
15.4.2 To the extent that either the GSK Indemnitees or the Amicus Indemnitees incur, suffer, or are faced with any Product Liability Claims with respect to the Product in the Territory, then ******.
15.4.3 GSK shall have the right to control and appoint lead counsel for the defense of any such Product Liability Claims and to settle any such Product Liability Claims, in its discretion, provided, that GSK shall reasonably consult with and consider the input of Amicus with respect to such matters.
15.5 Insurance. In addition to its duty to indemnify, each Party will procure product liability insurance in commercially reasonable amounts in view of its activities. Alternatively, either Party may establish a program of self insurance for the same risks. In either event, as reasonably requested in writing by the other Party not more than once every twelve (12) months, each Party will supply the other Party with evidence of such coverage during the time any Product is being Developed, Manufactured or Commercialized by such Party or any of its Affiliates, Sublicensees, designees or agents.
15.6 Disclaimer of Consequential Damages. IN NO EVENT WILL EITHER AMICUS OR GSK BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES ARISING UNDER OR AS A RESULT OF THIS AGREEMENT (OR THE TERMINATION HEREOF) INCLUDING, BUT NOT LIMITED TO, THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES.

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XVI. MISCELLANEOUS
16.1 Governing Law. For all matters other than the scope and validity of Patents, this Agreement shall be deemed to have been made in the State of Delaware and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof and the Parties agree to the personal jurisdiction of and venue in any federal or state court located in Delaware. The application of the United Nations Convention for Contracts for the International Sales of Goods is hereby expressly excluded.
16.2 Dispute Resolution.
16.2.1 The Parties agree that with respect to any disputes arising with respect to the interpretation, breach, enforcement, termination or validity of this Agreement (for the purposes of this Section 16.2, each a “Dispute”), the Dispute shall first be presented to the Chief Executive Officer of Amicus and the GSK Chairman of Research and Development, or their respective designees for resolution. If the Amicus Chief Executive Officer and GSK Chairman or Research and Development, or their respective designees, cannot resolve the Dispute within ****** of the request to do so, either Party may initiate arbitration proceedings with respect thereto as provided in Section 16.2.2 below. Prior to the establishment of an arbitration tribunal, Amicus and GSK shall each have the right to apply to any court of competent jurisdiction for appropriate interim or provisional relief, as necessary to protect the rights or property of that Party.
16.2.2 Any Dispute shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein. The place of arbitration shall be Wilmington, Delaware. If the amount in controversy ******, there shall be one (1) neutral and impartial arbitrator who shall be agreed upon by the Parties within twenty (20) days of receipt by respondent of a copy of the demand for arbitration. If the amount in controversy ******, there shall be three (3) arbitrators, of whom each Party shall appoint one (1) within thirty (30) days of the receipt by the respondent of the demand for arbitration. The two (2) arbitrators so appointed shall select a third (3rd) arbitrator as the chair of the arbitral tribunal within thirty (30) days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking, and ranking procedures in the Rules. Any arbitrator appointed by the AAA shall be an attorney with no less than fifteen (15) years of experience with commercial cases and an experienced arbitrator, who shall, if practicable, have substantial experience with transactions or disputes related to the field of pharmaceutical products and/or, if applicable, intellectual property.

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16.2.3 In the case of any Dispute arising under Section 1.93(f)(v) or Section 14.3.10(c) or under Schedule 5.1.5, the procedures of this Section 16.2.3 shall apply. Arbitration with respect to all such Disputes under Section 1.93(f) (v) or Section 14.3.10(c) or under Schedule 5.1.5, as applicable, shall be a “baseball” type arbitration, meaning that, following all permitted discovery and in accordance with procedures otherwise determined by the arbitrator, each Party shall prepare and submit to the arbitrator and the other Party a written report setting forth its final position with respect to the substance of the dispute, and each party may submit a revised report and position within 15 (fifteen) days of receiving the other party’s report. The arbitrator shall then select one of the Party’s positions as his or her final decision and shall not have authority to render any substantive decision other than to so select the position of either GSK or Amicus. The Parties and the arbitrator shall use all reasonable efforts to complete any such arbitration with respect to a Dispute arising under Section 1.93(f)(v) or Section 14.3.10(c) or under Schedule 5.1.5, as applicable, within ninety (90) days.
16.2.4 The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary, multiple or similar damages with respect to any Dispute. Any arbitration proceedings, decision, or award rendered hereunder and the validity, effect, and interpretation of this arbitration provision shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The decision of the arbitral tribunal shall be in writing and, if applicable, shall state the findings of fact and conclusions of law on which it is based. The decision of the arbitral tribunal shall be final and binding upon the Parties regarding the applicable Dispute presented to the arbitral tribunal. Judgment upon the decision of the arbitral tribunal may be entered in any court having jurisdiction. The arbitration proceedings and the decision of the arbitral tribunal shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless each Party otherwise agrees in writing; provided that either Party may make such disclosures as are permitted for Confidential Information of the other Party under Article XI above. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitral tribunal and administrative fees of the AAA. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses. The arbitral tribunal shall have full authority to grant provisional remedies and to direct the Parties to request that any court modify or vacate any temporary or preliminary relief issued by such court.
16.2.5 The Parties hereby submit to the exclusive jurisdiction of the federal and state courts located in Delaware for the purpose of an order to compel arbitration, for preliminary relief in aid of arbitration, or for a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrators, and to the non-exclusive jurisdiction of such courts for the enforcement of any award issued hereunder. The Parties hereby agree to accept service of process pursuant to the notice provisions of this Agreement.

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16.3 Assignment and Binding Effect.
16.3.1 This Agreement may not be assigned, by operation of law or otherwise, by either Party without the prior written consent of the other, except as otherwise permitted under this Section 16.3:
(a) Amicus may assign this Agreement to an Affiliate or to a Third Party without such prior written consent as part of a merger, consolidation, sale, or transfer of all or substantially all its assets, but only if the assignee has or simultaneously acquires all of the necessary rights and other assets to perform Amicus’s obligations under this Agreement. A Change of Control or ownership of Amicus by merger or otherwise will not constitute an impermissible assignment of this Agreement by Amicus, provided, however, that such Change of Control event shall be subject to the terms of Article XII herein.
(b) GSK may assign this Agreement to any Affiliate without the prior written consent of Amicus. GSK may also assign this Agreement to a Third Party as part of a merger, consolidation, sale, or transfer of all or substantially all its assets, without the prior written consent of Amicus, but only if the assignee has or simultaneously acquires all of the necessary rights and other assets to perform GSK’s obligations under this Agreement.
16.3.2 No assignment under this Section 16.3 shall be effective unless the intended assignee executes and delivers to the Party which is not the assignor a writing whereby the assignee expressly undertakes to perform and comply with all of its assignor’s obligations hereunder. Notwithstanding such undertaking, such assignor shall continue to be primarily liable for such assignee’s performance hereof and compliance herewith.
16.3.3 Any assignment in violation of this Section 16.3 shall be void and of no effect.
16.3.4 This Agreement, and the rights and obligations of the Parties herein contained, shall be binding upon, and shall inure to the benefit of, the Parties and their respective legal representatives, successors and permitted assigns.
16.4 Independent Contractor Status. The relationship of the Parties is that of independent contractors. Nothing in this Agreement will be construed to constitute, create, give effect or otherwise imply a joint venture, agency, partnership or other formal business organization or any employer/employee relationship of any kind between the Parties.

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16.5 Notices. All notices, requests and other communications required or permitted to be given hereunder or with respect hereto will be in writing and in English, and may be given by (i) personal service, (ii) registered first-class mail, postage prepaid, return receipt requested, (iii) express delivery service, charges prepaid, or (iv) facsimile (complete transmission verified and a copy promptly sent by another permissible method of providing notice described in clauses (i), (ii) or (iii) above) and in each case addressed to the other Party at the address for such Party as set forth below, and shall be effective upon receipt in the case of clauses (i), (iii) or (iv) above, and five days after mailing in the case of clause (ii) above.

If to GSK:	Glaxo Group Limited
Great West Road
Brentford, Middlesex
United Kingdom
TW8 9GS
Facsimile: +44 (020) 804 76904
Attention: Company Secretary

With a copy to:	GlaxoSmithKline
980 Great West Road
Brentford, Middlesex, TW8 9GS
Facsimile: +44 (0) (208) 046-0641
Attention: Marc Dunoyer
President, GSK Rare Diseases

And

GlaxoSmithKline
2301 Renaissance Boulevard
Mail Code RN0220
King of Prussia, PA 19406
Facsimile: (610) 787-7084
Attention: Vice President and Associate
General Counsel, Legal Operations —
Business Development Transactions

If to Amicus:	Amicus Therapeutics, Inc.
6 Cedar Brook
Cranbury, New Jersey
Attention: John F. Crowley
Chairman and Chief Executive Officer
Facsimile: +1 (609) 662-2001

With a copy to:	Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto CA 94304-1050
Attention: Kenneth A. Clark, Esq.
Facsimile: +1 (650) 493-6811

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The address of either Party set forth above may be changed from time to time by written notice in the manner prescribed herein from the Party requesting the change.
16.6 Further Assurances. The Parties will execute and deliver any further or additional instruments or documents and perform any acts which may be reasonably necessary in order to effectuate and carry out the purposes of this Agreement.
16.7 Waivers. The waiver by either Party of a default or a breach of any provision of this Agreement by the other Party will not operate or be construed to operate as a waiver of any subsequent default or breach. The continued performance by either Party with knowledge of the existence of a default or breach will not operate or be construed to operate as a waiver of any default or breach. Any waiver by a Party of a particular provision or right will be in writing, will be as to a particular matter and, if applicable, for a particular period of time and will be signed by such Party.
16.8 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Equity Agreement, any and all Trademark License Agreements and the pharmacovigilance agreement described in Section 5.2.6(a) (in each case, if and when executed by the Parties) constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all prior agreements and negotiations with respect to such subject matter.
16.9 Severability. If any provision in this Agreement is deemed to be, or becomes, invalid, illegal, void or unenforceable under applicable Laws, then: (i) it will be deleted with respect to the applicable jurisdiction(s) to which such Law pertains and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way, and (ii) the Parties will use Commercially Reasonable Efforts to substitute for the invalid, illegal or unenforceable provision a valid, legal and enforceable provision which conforms as nearly as possible with the original intent of the Parties. ******. Any termination in accordance with the foregoing shall be deemed a termination of this Agreement in its entirety pursuant to Section 13.3 if the Party who made the assertion was GSK, and shall be deemed a termination of this Agreement in its entirety under Section 13.2 by reason of a breach by Amicus, if Amicus is the Party who made such assertion.
16.10 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original but all of which taken together shall be deemed a single instrument. A facsimile transmission of the signed Agreement will be legal and binding on both Parties.
16.11 Force Majeure. Neither Party to this Agreement will be liable for failure or delay in the performance of any of its obligations hereunder (other than the failure to pay monies owed), if such failure or delay is due to acts of God, earthquakes, fires, strikes, acts of war (whether declared or not), terrorism, civil unrest, or intervention of any governmental authority or any other event or occurrence beyond the reasonable control of such Party (a “Force Majeure Event”), but any such delay or failure will be remedied by such Party as soon as practicable after the removal of the cause of such failure or delay. Upon the occurrence of Force Majeure Event, the Party failing or delaying performance will promptly notify the other Party in writing, setting forth the nature of the occurrence, its expected duration and how such Party’s performance is affected, and the Party failing or delaying performance will use its Commercially Reasonable Efforts to avoid or remove the causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.

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16.12 Interest on Late Payments. If any Party fails to pay in full on or before the date due any royalty, fee or other amount that is required to be paid to the other Party under this Agreement, the paying Party will also pay to the other Party (or its designee) interest at a rate equal to: (i) the prime rate as reported by Citibank N.A., plus ******; or (ii) if lower, the maximum rate permitted by law; calculated on the number of days such payment is delinquent, compounded annually and computed on the basis of a three hundred sixty five (365) day year.
16.13 Cumulative Remedies. Unless otherwise set forth in this Agreement, all rights and remedies of the Parties, including all rights to payment, rights of termination, rights to injunctive relief, and other rights provided under this Agreement, shall be cumulative and in addition to all other remedies provided for in this Agreement, in law, and in equity.
16.14 Amendment. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties that specifically refers to this Agreement.
16.15 Headings and References. All section headings contained in this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
16.16 No Strict Construction. This Agreement has been prepared jointly and will not be strictly construed against either Party.
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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this License and Collaboration Agreement to be executed by their duly authorized representatives as of the date first written above.

AMICUS THERAPEUTICS, INC.		GLAXO GROUP LIMITED

By:	/s/ John F. Crowley	By:	/s/ Paul Williamson
	Name: John F. Crowley		Name: Paul Williamson
	Title: Chairman and CEO		Title: Corporate Director

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EXHIBIT A
EQUITY AGREEMENT
(See Exhibit 10.31 to Annual Report on Form 10-K filed on March 4, 2011)

EXHIBIT B
INITIAL PRESS RELEASE
GSK and Amicus Therapeutics Enter Exclusive Worldwide Agreement to Develop and Commercialize Amigal™ for Fabry Disease
-Amicus to receive $60M in upfront license payment and equity investment and eligible for approximately $170M million in future potential milestone payments-
LONDON and CRANBURY, N.J., Oct 29, 2010 /PRNewswire via COMTEX News Network/ — GlaxoSmithKline PLC (GSK) and Amicus Therapeutics (Nasdaq: FOLD) today announced a definitive agreement to develop and commercialize Amigal™ (migalastat HCl), currently in Phase 3 for the treatment of Fabry disease, a rare inherited disorder. Under the terms of the agreement, GSK will receive an exclusive worldwide license to develop, manufacture and commercialize migalastat HCl. Additionally, as part of the agreement GSK and Amicus also intend to advance clinical studies exploring the co-administration of migalastat HCl with enzyme replacement therapy (ERT) for the treatment of Fabry disease.
Under the terms of the Agreement, Amicus will receive an upfront, license payment of $30M from GSK and is eligible to receive further payments of approximately $170M upon the successful achievement of development and commercialization milestones, as well as tiered double-digit royalties on global sales of migalastat HCl. GSK and Amicus will jointly fund development costs in accordance with an agreed upon development plan. Additionally, as part of the collaboration, GSK is purchasing 6.9 million shares of Amicus common stock at a price of $4.56 per share. The total value of this equity investment to Amicus is $31 million and represents a 19.9% ownership position for GSK in the Company. The total cash up-front to Amicus from GSK for the upfront license payment and equity investment is approximately $60 million.
“This strategic collaboration is another significant milestone in delivering our vision for GSK Rare Diseases. Amicus’ scientific and clinical expertise in human genetic diseases is among the best in the industry, and we are pleased to be collaborators and investors in this exceptional company,” said Marc Dunoyer, Global Head of GSK Rare Diseases and a member of the GSK Corporate Executive Team. “Our focus now is to continue to advance Amigal for Fabry disease and it is our hope to deliver a first-in-class, oral medicine to the thousands of people worldwide living with this devastating rare disease.”
John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics said, “The completion of this agreement with GSK is a transformational event for Amicus. It provides a strong validation of the potential for Amigal to become an important new treatment option for people living with Fabry disease and for our pharmacological chaperone technology broadly. GSK has extremely impressive global clinical, regulatory and commercial expertise and a strong commitment to the development of treatments for rare diseases. We look forward to working in close partnership with them.” Crowley continued, “With this key strategic alliance with GSK and the added financial strength it provides, Amicus is now uniquely positioned to build shareholder value through our expertise in rare disease drug development.”
About Amigal™ (migalastat HCl) for the Treatment of Fabry Disease
Migalastat HCl is an investigational treatment for Fabry disease and has the potential to be the first in a new class of oral, small molecule medicines called pharmacological chaperones. It is designed to selectively bind to and stabilize the target enzyme alpha-galactosidase A (alpha-Gal A), which facilitates proper trafficking of the enzyme to the lysosomes, where it is needed to break down the target substrate globotriaosylceramide (GL-3).
Results from Phase 2 studies of migalastat HCl, which has orphan designation in both the US and EU, demonstrated that in subjects identified as responders to migalastat HCl treatment resulted in increased levels of alpha-Gal A, reduced levels of GL-3 as measured in renal interstitial capillary cells from kidney biopsies and in urine, and a potential positive impact on renal function. Treatment with migalastat HCl has been generally well-tolerated, with no drug-related serious adverse events. The most common adverse events were headache, arthralgia and diarrhea.
A Phase 3 study (Study 011) commenced in the second quarter of 2009 and treatment of the first patient began in the fourth quarter of 2009. This ongoing study is a 6-month, randomized, double-blind trial comparing migalastat HCl to placebo in 60 subjects in approximately 40 investigational sites worldwide. The surrogate primary endpoint is the change in the amount of kidney interstitial capillary GL-3. Subjects being enrolled are Fabry patients who have never received enzyme replacement therapy (ERT), or who have not received ERT for at least 6 months, and who have a mutation responsive to migalastat HCl.
GSK and Amicus today provided an update to the enrollment timeline for Study 011. Enrollment is now expected to be completed in the first quarter of 2011 and preliminary results are expected to be announced in the second half of 2011.
Furthermore, a separate Phase 3 study (Study 012) is expected to commence before year end. The study will be an 18-month, randomized, open-label study comparing migalastat HCl to ERT in approximately 60 subjects. The primary outcome of efficacy will be renal function as measured by glomerular filtration rate (GFR).
About Fabry Disease
Fabry disease is an inherited lysosomal storage disorder caused by deficiency of an enzyme called alpha-galactosidase A (alpha-Gal A). The role of alpha-Gal A within the body is to break down a complex lipid called globotriaosylceramide (GL-3). Reduced or absent levels of alpha-Gal A activity leads to the accumulation of GL-3 in the affected tissues, including the central nervous system, heart, kidneys, and skin. This accumulation of GL-3 is believed to cause the various symptoms of Fabry disease, including pain, kidney failure, and increased risk of heart attack and stroke.

It is currently estimated that Fabry disease affects approximately 5,000 to 10,000 people worldwide.
GlaxoSmithKline - one of the world’s leading research-based pharmaceutical and healthcare companies - is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For further information please visit www.gsk.com
Amicus Therapeutics
Amicus Therapeutics is a biopharmaceutical company focused on developing treatments for rare diseases. The Company is developing orally-administered, small molecule drugs called pharmacological chaperones, a novel, first-in-class approach to treating a broad range of diseases including lysosomal storage disorders and CNS diseases. Amicus’ lead program is in Phase 3 for the treatment of Fabry disease. For further information, please visit www.amicustherapeutics.com.

Amicus Enquiries:
Analyst/Investor and Media enquiries:	Jenene Thomas (609) 662-5084

GlaxoSmithKline Enquiries:
UK Media enquiries:	David Mawdsley (020) 8047 5502
Claire Brough (020) 8047 5502
Stephen Rea (020) 8047 5502
Alexandra Harrison (020) 8047 5502
Jo Revill (020) 8047 5502

US Media enquiries:	Nancy Pekarek (919) 483 2839
Mary Anne Rhyne (919) 483 2839
Kevin Colgan (919) 483 2839
Sarah Alspach (919) 483 2839

European Analyst/Investor enquiries:	Sally Ferguson (020) 8047 5543
Gary Davies (020) 8047 5503

US Analyst/ Investor enquiries:	Tom Curry (215) 751 5419
Jen Hill Baxter (215) 751 7002
Amicus Forward-Looking Statements
This press release contains, and the accompanying conference call will contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of Amicus’ candidate drug products, the timing and reporting of results from preclinical studies and clinical trials evaluating Amicus’ candidate drug products and the projected cash position for the Company, including achievement of development and commercialization milestone payments and sales royalties under our collaboration with GlaxoSmithKline. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing and outcomes of discussions with regulatory authorities and the potential goals, progress, timing and results of preclinical studies and clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the business of Amicus, including, without limitation: the potential that results of clinical or pre-clinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities may not grant or may delay approval for our product candidates; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we will need additional funding to complete all of our studies and, our dependence on third parties in the conduct of our clinical studies. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. With respect to statements regarding projections of the Company’s cash position, actual results may differ based on market factors and the Company’s ability to execute its operational and budget plans, including achievement of development and commercialization milestone payments and sales royalties under our collaboration with GlaxoSmithKline . In addition, all forward looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2009. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
GSK’s cautionary statement regarding forward-looking statements
Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK’ s operations are described under ‘Risk Factors’ in the ‘Business Review’ in the company’ s Annual Report on Form 20-F for 2009.

EXHIBIT C
TRADEMARK LICENSE AGREEMENT
THIS TRADEMARK LICENSE AGREEMENT (“Agreement”) is made as of the                      day of                     , 2010 (the “Effective Date”) by and between Amicus Therapeutics, Inc., a Delaware corporation having a place of business at 6 Cedar Brook Drive, Cranbury, New Jersey, 08512 (“Licensor”), as licensor, and Glaxo Group Limited, a company organized under the laws of England and Wales with its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“Licensee”), as licensee. Licensee and Licensor are sometimes collectively referred to herein as the “Parties” and separately as a “Party.”
WHEREAS, pursuant to that certain License and Collaboration Agreement by and between Licensee and Licensor, dated as of the                      day of October, 2010 (the “License and Collaboration Agreement”), Licensor agreed to license to Licensee certain trademarks in the Territory (as defined in the License and Collaboration Agreement) as set forth on Exhibit A attached hereto, including all common law rights to such trademarks in the Territory (the “Licensed Marks”);
WHEREAS, Licensor is willing to grant, and Licensee is willing to receive, a license to use the Licensed Marks in connection with Compound and Products (as those terms are defined in the License and Collaboration Agreement) in the Territory pursuant to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and stipulations set forth herein and in the License and Collaboration Agreement, the receipt and legal sufficiency of which are hereby mutually acknowledged, Licensor and Licensee hereby agree as follows:
1. DEFINITIONS. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the License and Collaboration Agreement.
2. GRANT OF LICENSE. During the Term of this Agreement, and pursuant to the terms and conditions contained herein, Licensor hereby grants to Licensee and its Affiliates, and Licensee and its Affiliates hereby accept, a non-exclusive, royalty-free, sublicensable (subject to Section 8 hereof) license to use the Licensed Marks in the Territory in connection with the making, having made, use, sale, offering for sale, importation, packaging, distributing and promoting of Product in the Field and in the country or countries of the Territory. In addition, Licensee shall have the right to use the Licensed Marks (excluding Amicus House Marks) as part of a domain name, subject to Licensor’s prior written approval and provided that Licensee remains responsible for all costs associated with development and operation of the associated website.

3. USE OF THE LICENSED MARKS
3.1.
Upon reasonable advance written request, Licensee agrees to submit to Licensor representative packaging for the Product displaying the Licensed Marks for Licensor’s inspection. If Licensor reasonably determines that Licensee has failed to maintain a level of quality consistent with those normally employed by the Licensor in the use of the Licensor’s Trademarks, then Licensor may request that Licensee take reasonable steps to remedy any such deficiencies and Licensee agrees to take commercially reasonable actions to comply with such requests, and in any event the Licensee shall not use or distribute any packaging for the Product displaying the Licensed Marks until it has complied with such requests.

3.2.	Licensee and its Affiliates and Sub-licensees shall comply with all applicable Laws pertaining to the Commercialization of Products bearing the Licensed Marks.
4. MAINTENANCE OF LICENSED MARKS.
4.1.
Licensor shall prosecute and maintain trademark applications and registrations existing as of the Effective Date for the Licensed Marks used on or in connection with Product in the Territory. All costs and expenses (including but not limited to attorneys’ fees and expenses and official fees) of prosecuting and maintaining applications and registrations existing as of the Effective Date for the Licensed Marks shall be borne by Licensor. For the avoidance of doubt, Licensee shall prepare, file, prosecute, maintain and own any Trademarks (other than Amicus House Marks) that are created or designated by the JSC for use on Product in the Territory after the Effective Date.

4.2.
Licensor shall not (i) abandon any rights in the Licensed Marks in the Territory, (ii) abandon or allow to lapse any pending application for the Licensed Marks in the Territory, or (iii) permit any active registration for the Licensed Marks to lapse, expire or be cancelled in the Territory, without first notifying Licensee.

5. TERM. This Agreement shall be effective commencing on the Effective Date and shall continue perpetually unless terminated as set forth in Section 6 below.
6. TERMINATION.
6.1.
This Agreement shall terminate automatically, without notice or any further action hereunder by either Party: (a) in its entirety upon the expiration or termination of the License and Collaboration Agreement by a Party in its entirety by Amicus pursuant to Section 13.2, by GSK pursuant to Section 13.3, or by either Party pursuant to Section 13.4; or (b) with respect to a particular Licensed Mark: (i) upon assignment of such Licensed Mark (other than an Amicus House Mark) to Licensee if the License and Collaboration Agreement is terminated by GSK pursuant to Section 13.2 with respect to the Product with which such Licensed Mark is used in the country(ies) of the Territory in which such Licensed Mark is registered or in use by a Party; or (ii) upon termination of the License and Collaboration Agreement by GSK pursuant to Section 13.3, or by Amicus pursuant to Section 13.2, of the License and Collaboration Agreement with respect to the Product with which such Licensed Mark is used and/or in the country(ies) of the Territory in which such Licensed Mark is registered or in use by a Party.

6.2.
The Parties may terminate this Agreement in its entirety or on a Licensed Mark-by-Licensed Mark basis at any time and for any reason during the Term upon their mutual written agreement; provided that the Parties shall agree to terminate this Agreement, in its entirety, or on a Licensed Mark-by-Licensed Mark or country-by-country basis, as applicable, if the JSC determines in accordance with Section 2.4, 4.3.1 and 6.3 of the License and Collaboration Agreement that such Licensed Mark(s) shall no longer be used with respect to a Product(s) in a particular country(ies) of the Territory.

6.3.
Subject to and in accordance with Section 14.3 of the License and Collaboration Agreement, upon termination or expiration of this Agreement, Licensee agrees (i) immediately to discontinue, and to cause all of Licensee’s Affiliates and any Sub-licensees of Licensee thereof immediately to discontinue, use of the Licensed Marks; (ii) upon Licensor’s request, to return to Licensor or destroy all tangible embodiments of any Licensed Marks; and (iii) if such items or materials are destroyed by Licensee at Licensor’s request, to furnish Licensor with certification and evidence of such destruction.

7. OWNERSHIP. Licensor represents and warrants, and Licensee acknowledges, that the Licensed Marks are the sole and exclusive property of Licensor or its Affiliates and all goodwill accrued through use of the Licensed Marks shall be deemed to be the absolute property of Licensor or its Affiliates. Licensee further acknowledges that nothing in this Agreement confers upon Licensee any right of ownership in and to the Licensed Marks. Licensee agrees to reasonably cooperate with Licensor to execute, deliver, and otherwise provide to Licensor all information and documents reasonably requested for the purpose of establishing, registering, evidencing or defending Licensor’s complete and exclusive ownership of all rights, titles, and interests of every kind and nature whatsoever in and to the Licensed Marks. Licensee agrees not to register, use or authorize the use of any trademark or designation confusingly similar to the Licensed Marks, and Licensee agrees not to challenge Licensor’s or its Affiliates’ ownership of the Licensed Marks.
8. SUB-LICENCES. Licensee shall have the right to grant sublicenses under this Agreement soley as and to the extent Licensee is permitted to grant Sublicenses under and in accordance with Section 2.2 of the License and Collaboration Agreement. In any event, Licensee shall ensure that each of its sublicensees is bound by a written agreement containing provisions at least as protective of the Licensed Marks and Licensor as this Agreement; and Licensee shall remain responsible to Licensor for all activities of its Affiliates and sublicensees to the same extent as if such activities had been undertaken by Licensee itself. Promptly following the execution of each sublicense, Licensee shall provide Licensor with a complete copy of such sublicense.

9. ASSIGNMENTS. Neither this Agreement, nor any of the rights or obligations of a Party may be directly or indirectly assigned, sold, delegated or otherwise disposed except by a Party in connection with an assignment of, and to the same assignee as, the License and Collaboration Agreement in accordance with Section 16.3 of the License and Collaboration Agreement.
9.1.
No assignment under this Section 9 shall be effective unless the intended assignee executes and delivers to the Party which is not the assignor a writing whereby the assignee expressly undertakes to perform and comply with all of its assignor’s obligations hereunder. Notwithstanding such undertaking, such assignor shall continue to be primarily liable for such assignee’s performance hereof and compliance herewith.

9.2.	Any assignment in violation of this Section 9 shall be void and of no effect.
9.3.
This Agreement, and the rights and obligations of the Parties herein contained, shall be binding upon, and shall inure to the benefit of, the Parties and their respective legal representatives, successors and permitted assigns.

10. AMENDMENTS. No waiver, amendment or modification of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the Party against whom such waiver, amendment or modification is sought to be enforced.
11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed signature page.
12. APPLICABLE LAW AND DISPUTE RESOLUTION. This Agreement shall be governed by, interpreted and construed, and all claims and disputes, whether in tort, contract or otherwise be resolved in accordance with the substantive laws of the State of Delaware without reference to any rules of conflict of laws. Any and all disputes under this Agreement shall be resolved in accordance with Section 16.2 of the License and Collaboration Agreement.
13. FURTHER ASSURANCES. Each of Party shall, at any time or from time to time after the Effective Date, at the request and expense of the other Party, execute and deliver to the other Party all such instruments and documents or further assurances as the other Party may reasonably request in order to give effect to the transactions contemplated by this Agreement, including but not limited to Licensee’s request for Licensor’s cooperation to record or register this Agreement with any applicable governmental entity.
14. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants that (i) this Agreement has been duly and validly executed and delivered by such Party and constitutes a legal and binding obligation of such Party, enforceable against it in accordance with its terms, and (ii) it has all necessary right, power and authority to execute and perform its obligations under this Agreement and to grant the rights granted herein. Licensor further represents and warrants that it is the owner of all right, title, and interest in and to the Licensed Marks and that the execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate any agreement or other obligation of Licensor or binding upon Licensor’s assets, including but not limited to the Licensed Marks.

15. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.
16. WAIVER. No waiver by any Party in one or more instances of any of the provisions of this Agreement or the breach thereof shall establish a precedent for any other instance with respect to that or any other provision. Furthermore, in case of waiver of a particular provision, all other provisions of this Agreement will continue in full force and effect.
17. INTEGRATION. This Agreement (including Exhibits hereto), and the License and Collaboration Agreement, embodies the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements with respect thereto.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

AMICUS THERAPEUTICS, INC.
By:
Name:
Title:

GLAXO GROUP LIMITED
By:
Name:
Title:

EXHIBIT A
TO TRADEMARK LICENSE AGREEMENT
LICENSED MARKS

	Registration/Application
Mark	No.	Territory/Country

AMIGAL	3652668	US

AMIGAL	128551900 (Application)	Canada

AMIGAL	969558	Mexico

AMIGAL	828170193 (Application)	Brazil

AMIGAL	879558	EU (Austria, Benelux (Belgium, the Netherlands and Luxembourg), Bulgaria, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Malta, Poland, Portugal, Romania, the Slovak Republic, Slovenia, Spain, Sweden and the United Kingdom)

Australia

Japan

Norway

		Singapore

EXHIBIT D
TRADEMARK LICENSE AGREEMENT
THIS TRADEMARK LICENSE AGREEMENT (“Agreement”) is made as of the                      day of                     , 2010 (the “Effective Date”) by and between Glaxo Group Limited, a company organized under the laws of England and Wales with its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“Licensor”), as licensor, and Amicus Therapeutics, Inc., a Delaware corporation having a place of business at 6 Cedar Brook Drive, Cranbury, New Jersey, 08512 (“Licensee”), as licensee. Licensee and Licensor are sometimes collectively referred to herein as the “Parties” and separately as a “Party.”
WHEREAS, pursuant to that certain License and Collaboration Agreement by and between Licensee and Licensor, dated as of the                      day of October, 2010 (the “License and Collaboration Agreement”), Licensor agreed to license to Licensee certain trademarks in the Territory as set forth on Exhibit A attached hereto, including all common law rights to such trademarks in the Territory (the “Licensed Marks”);
WHEREAS, Licensor is willing to grant, and Licensee is willing to receive, a license to use the Licensed Marks in connection with Compound and Products (as those terms are defined in the License and Collaboration Agreement) in Territory pursuant to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and stipulations set forth herein and in the License and Collaboration Agreement, the receipt and legal sufficiency of which are hereby mutually acknowledged, Licensor and Licensee hereby agree as follows:
1.	DEFINITIONS. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the License and Collaboration Agreement.
2. GRANT OF LICENSE. During the Term of this Agreement, and pursuant to the terms and conditions contained herein, Licensor hereby grants to Licensee and its Affiliates, and Licensee and its Affiliates hereby accept, a non-exclusive, royalty-free license to use the Licensed Marks in the country or countries of the Territory solely in connection with Licensee’s right to:
2.1.	Develop Compound and Product in the Field as provided in Article V of the License and Collaboration Agreement;
2.2.	Manufacture Compound or Product in the Field in accordance with Section 6.5 of the License and Collaboration Agreement; and
2.3.	engage in Commercialization activities in accordance with the then-current Marketing Plan in the Field in accordance with Article VI of the License and Collaboration Agreement.

Licensee shall have the right to use the Licensed Marks (excluding GSK House Marks) as part of a domain name, subject to Licensor’s prior written approval and provided that Licensee remains responsible for all costs associated with development and operation of the associated website.
3. USE OF THE LICENSED MARKS
3.1.
Upon reasonable advance written request, Licensee agrees to submit to Licensor samples of the Product (to the extent Manufactured by Licensee or its designee) and samples of packaging of the Product displaying the Licensed Marks for Licensor’s inspection. If Licensor reasonably determines that Licensee has failed to maintain a level of quality consistent with those normally employed by the Licensor in the use of the Licensor’s Trademarks, then Licensor may request that Licensee take reasonable steps to remedy any such deficiencies and Licensee agrees to take commercially reasonable actions to comply with such requests, and in any event, the Licensee shall not use or distribute Product or any packaging for the Product displaying the Licensed Marks until it has complied with such requests.

3.2.
Licensee and its Affiliates and sub-licensees shall comply with all applicable laws and regulations pertaining to the Commercialization of Products bearing the Licensed Marks, to the extent that Licensee shall perform any such Commercialization activities under the License and Collaboration Agreement.

4. MAINTENANCE OF LICENSED MARKS.
4.1.
Licensor shall prepare, file, prosecute and maintain trademark applications and registrations for the Licensed Marks used on or in connection with Product in the Territory. All costs and expenses (including but not limited to attorneys’ fees and expenses and official fees) of preparing, filing, prosecuting and maintaining the Licensed Marks shall be borne by Licensor.

4.2.
Licensor shall not (i) abandon any rights in the Licensed Marks in the Territory, (ii) abandon or allow to lapse any pending application for the Licensed Marks in the Territory, or (iii) permit any active registration for the Licensed Marks to lapse, expire or be cancelled in the Territory, without first notifying Licensee.

5. TERM. This Agreement shall be effective commencing on the Effective Date and shall continue perpetually unless terminated as set forth in Section 6 below.
6. TERMINATION.
6.1.
This Agreement shall terminate automatically, without notice or any further action hereunder by either Party: (a) in its entirety upon the expiration or termination of the License and Collaboration Agreement in its entirety by GSK pursuant to Section 13.2 of the License and Collaboration Agreement or by either Party pursuant to Section 13.4 of the License and Collaboration Agreement; or (b) with respect to a particular Licensed Mark, (i) upon assignment of such Licensed Mark (other than a GSK House Mark) to Licensee, if the License and Collaboration Agreement is terminated by GSK pursuant to Section 13.3, or by Amicus pursuant to Section 13.2, of the License and Collaboration Agreement, or (ii) upon termination of the License and Collaboration Agreement by GSK pursuant to Section 13.2, with respect to the Product with which such Licensed Mark is used and/or in the country(ies) of the Territory in which such Licensed Mark is registered or in use by a Party.

6.2.
The Parties may terminate this Agreement in its entirety or on a Licensed Mark-by-Licensed Mark basis at any time and for any reason during the Term upon their mutual written agreement; provided that the Parties shall agree to terminate this Agreement, in its entirety, or on a Licensed Mark-by-Licensed Mark basis, as applicable, if the JSC determines in accordance with Section 2.4, 4.3.1 and 6.3 of the License and Collaboration Agreement that such Licensed Mark(s) shall no longer be used with respect to a Product(s) in a particular country(ies) of the Territory.

6.3.
Subject to and in accordance with Section 14.3 of the License and Collaboration Agreement, upon termination or expiration of this Agreement, Licensee agrees, with respect to any Licensed Marks that are not Terminated Product Trademarks assigned (or to be assigned) to Amicus in accordance with Section 14.3.9 of the License and Collaboration Agreement: (i) immediately to discontinue, and to cause all of Licensee’s Affiliates and any sub-licensees of Licensee thereof immediately to discontinue, use of such Licensed Marks; (ii) upon Licensor’s request, to return to Licensor or destroy all tangible embodiments of any such Licensed Marks; and (iii) if such items or materials are destroyed by Licensee at Licensor’s request, to furnish Licensor with certification and evidence of such destruction.

7. OWNERSHIP. Licensor represents and warrants, and Licensee acknowledges, that the Licensed Marks are the sole and exclusive property of Licensor or its Affiliates and all goodwill accrued through use of the Licensed Marks shall be deemed to be the absolute property of Licensor or its Affiliates. Licensee further acknowledges that nothing in this Agreement confers upon Licensee any right of ownership in and to the Licensed Marks. Licensee agrees to reasonably cooperate with Licensor to execute, deliver, and otherwise provide to Licensor all information and documents reasonably requested for the purpose of establishing, registering, evidencing or defending Licensor’s complete and exclusive ownership of all rights, titles, and interests of every kind and nature whatsoever in and to the Licensed Marks. Licensee agrees not to register, use or authorize the use of any trademark or designation confusingly similar to the Licensed Marks, and Licensee agrees not to challenge Licensor’s or its Affiliates’ ownership of the Licensed Marks.

8. ASSIGNMENTS. Neither this Agreement, nor any of the rights or obligations of a Party may be directly or indirectly assigned, sold, delegated or otherwise disposed of by a Party except in connection with such Party’s assignment of, and to the same assignee as, the License and Collaboration Agreement in accordance with Section 16.3 of the License and Collaboration Agreement.
8.1.
No assignment under this Section 8 shall be effective unless the intended assignee executes and delivers to the Party which is not the assignor a writing whereby the assignee expressly undertakes to perform and comply with all of its assignor’s obligations hereunder. Notwithstanding such undertaking, such assignor shall continue to be primarily liable for such assignee’s performance hereof and compliance herewith.

8.2.	Any assignment in violation of this Section 8 shall be void and of no effect.
8.3.
This Agreement, and the rights and obligations of the Parties herein contained, shall be binding upon, and shall inure to the benefit of, the Parties and their respective legal representatives, successors and permitted assigns.

9. AMENDMENTS. No waiver, amendment or modification of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the Party against whom such waiver, amendment or modification is sought to be enforced.
10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed signature page.
11. APPLICABLE LAW AND DISPUTE RESOLUTION. This Agreement shall be governed by, interpreted and construed, and all claims and disputes, whether in tort, contract or otherwise be resolved in accordance with the substantive laws of the State of Delaware without reference to any rules of conflict of laws. Any and all disputes under this Agreement shall be resolved in accordance with Section 16.2 of the License and Collaboration Agreement.
12. FURTHER ASSURANCES. Each of Party shall, at any time or from time to time after the Effective Date, at the request and expense of the other Party, execute and deliver to the other Party all such instruments and documents or further assurances as the other Party may reasonably request in order to give effect to the transactions contemplated by this Agreement, including but not limited to Licensee’s request for Licensor’s cooperation to record or register this Agreement with any applicable governmental entity.
13. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants that (i) this Agreement has been duly and validly executed and delivered by such Party and constitutes a legal and binding obligation of such Party, enforceable against it in accordance with its terms, and (ii) it has all necessary right, power and authority to execute and perform its obligations under this Agreement and to grant the rights granted herein. Licensor further represents and warrants that it is the owner of all right, title, and interest in and to the Licensed Marks and that the execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate any agreement or other obligation of Licensor or binding upon Licensor’s assets, including but not limited to the Licensed Marks.

14. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.
15. WAIVER. No waiver by any Party in one or more instances of any of the provisions of this Agreement or the breach thereof shall establish a precedent for any other instance with respect to that or any other provision. Furthermore, in case of waiver of a particular provision, all other provisions of this Agreement will continue in full force and effect.
16. INTEGRATION. This Agreement (including Exhibits hereto), and the License and Collaboration Agreement, embodies the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements with respect thereto.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

GLAXO GROUP LIMITED
By:
Name:
Title:

AMICUS THERAPEUTICS, INC.
By:
Name:
Title:

EXHIBIT A
TO TRADEMARK LICENSE AGREEMENT
LICENSED MARKS

Mark	Registration No.	Territory/Country

Exhibit 10.30 (schedules)
Schedule 1.25
BACKGROUND LICENSE AGREEMENTS
1)	******
2)	******
3)	Amended and Restated Agreement between Mount Sinai School of Medicine of New York University and Amicus Therapeutics, Inc., dated October 31, 2008.

******	- Material has been omitted and filed separately with the Commission.

Exhibit 10.30 (schedules)
Schedule 1.34
DESCRIPTION OF COMPOUND
United States Adopted Name: migalastat
Other Chemical Names:
1)	1-deoxygalactonojirimycin

2)	(2R,3S,4R,5S)-2-(hydroxymethyl)piperidine-3,4,5-triol
Chemical Structure:
MOLECULAR FORMULA: C6H13NO4
MOLECULAR WEIGHT: 163.17
CAS REGISTRY NUMBER: 108147-54-2

******	- Material has been omitted and filed separately with the Commission.

Exhibit 10.30 (schedules)
Schedule 2.2
RESTRICTED SUBLICENSEES
******

******	- Material has been omitted and filed separately with the Commission.

Schedule 3.5.2
THIRD PARTY ROYALTIES OWED BY AMICUS
As of the Effective Date, pursuant to Amended and Restated Agreement between Mount Sinai School of Medicine of New York University (“MSSM”) and Amicus Therapeutics, Inc., dated October 31, 2008 (“MSSM License”) royalties are payable by Amicus to MSSM at the rates specified below and otherwise in accordance with the terms of the MSSM License:
•	******; and
•	******.
Capitalized terms used in this Schedule 3.5.2 and not defined in the License and Collaboration Agreement to which this Schedule 3.5.2 is attached have the meanings given to such terms in the MSSM License, a copy of which has been provided by Amicus to GSK prior to the Effective Date.

Exhibit 10.30 (schedules)
Schedule 5.1
INITIAL DEVELOPMENT PLAN
******

******	- Material has been omitted and filed separately with the Commission.

Schedule 5.1.5
DEVELOPMENT COST SHARING
******

Exhibit 10.30 (schedules)
Schedule 6.5.1
TECHNOLOGY TRANSFER REQUIREMENTS
Technology Transfer Requirements
Contacts
1.	Name, address, phone, FAX, and e-mail address key technical contacts at Amicus and all third parties involved in process development, manufacture, analysis, or release.
Materials
2.	Entire inventory of drug substance, and intermediates, along with their batch histories, batch records and analytical results (to the extent such histories, records and analytical results can be reproduced and transferred from the site of the contract manufacturer).
3.	All drug substance primary reference standard and any reports describing its characterization and assignment of purity.
4.	Working references standards for drug substance, intermediates and impurities along with any report on their comparability, characterization, or assignment of purity.
API (chemical synthesis)
5.	An updated schematic of the chemical synthesis, including typical yields for each stage.
6.	Copies of detailed complete manufacturing instructions for all stages and operations of the API chemical synthesis processes on the largest scale to date, including all in-process analytical tests and methods.
7.	Available documented process knowledge established through development and commercial supply.
8.	Cleaning method and validation reports for each stage of the chemical processes.
9.	For all key raw materials, a table of suppliers, cost/kg, ordering lead times, and buying specifications, including detailed specifications of any components to the extent access to such information is provided to Amicus by the contract manufacturer.
10.	A summary report describing the history of chemical synthesis process development, changes and their reason, and optimization of the processes.

******	- Material has been omitted and filed separately with the Commission.

Analytical
11.	A report summarizing available data describing the physical properties of the drug substance, including MW, solubility, pI, etc as applicable.
12.	The Drug Substance Stability Report, including all data and methods.
13.	Current specifications for drug substance and starting materials, including justification for the specifications.
14.	A complete drug substance batch history table, including lot number, amount, Certificates of Analyses, and use or intended use (particularly for safety assessment or clinical studies).
15.	A statement or certificate of available api inventory is free from TSEs/BSEs.
16.	All analytical methods employed for analysis of the drug substance used in safety assessment and clinical trial supplies. This should include methods/limits of detection/limits of quantification for heavy metals and low level potential genotoxic impurities if such analysis is performed.
17.	A table listing all impurities (by Retention Time of the major, Relative Retention Time and {% (a/a) or (w/w)} of all impurities present in the drug substance used in safety assessment studies and in the clinical trial supplies.
18.	A table or report describing drug substance impurities including critical and typical levels, probable origins, and methods for control, particularly for any known or potential highly-toxic or mutagenic impurities or degradants.
19.	A report summarizing effort to characterize drug substance impurities.
20.	A report summarizing the history of analytical methods development.
21.	A table of isolated intermediate acceptance criteria or buying specifications, and their analytical methods (including purity profile), including limits for any potentially mutagenic or highly toxic impurities.
22.	Recommended storage conditions for the drug substance and intermediates suitable for international shipping.
23.	Any shipping studies data for drug substance and intermediates including container specifications used for storage and shipping.
Drug Product: Formulation and Manufacturing
24.	Full analytical data on all batches of drug substance that have been converted to drug product.
25.	Reports on and details of pre-formulation studies
26.	Reports on and details of development pharmaceutics, including all formulation approaches considered and evaluated
27.	Any analytical methods developed or modified subsequent to formulation development, method validation and drug product specifications.
28.	Results of any drug-excipient compatibility studies that have been conducted if applicable.

29.	Any available drug product stability data
30.	Details of the manufacturing process
31.	Full manufacturing records to the extent access to such information is provided to Amicus by the contract manufacturer (******)
32.	Statement or certificate that the drug product capsules do not contain TSEs/BSEs.
33.	Inventory of all drug batches, with CoA, shelf life, input drug substance and other details
34.	Formulation and process details of toxicology formulations and approaches including crystal form of input drug substance
35.	Any shipping studies or data product including container specifications used for storage and shipping.
Regulatory
36.	All CMC regulatory documentation including all regulatory filings, including agency questions and responses, especially those related to any aspect of primary drug substance manufacture, analysis, batch histories, impurity profiles, or stability.
37.	Any regulatory data to support international shipment or shaking of drug substance or process materials.
38.	Any drug substance process data or reports needed to support GSK regulatory filings.
Environmental, Health and Safety
39.	Any worker safety information on the drug substance, formulation, reagents/excipients, including toxicity (including exposure limits, where known), thermal, gaseous or other hazards.
•	MSDS (where applicable)

•	Occupational exposure limits or exposure guidelines (where defined).

•	Occupational Hygiene monitoring and analytical methods (where available)

40.	A report summarizing any environmental process safety assessment for the API process, including
•	Environmental fate and effects data (e.g., aquatic toxicity, biodegradability, bioaccumulation potential) for API/materials/excipients.
•	Chemical hazard data for the process used to manufacture drug substance (e.g., material stability, hazardous incompatibilities, etc.)
Intellectual Property
•	Reference to any Amicus intellectual property (e.g. patents, patent applications) covering the drug substance, intermediates, or synthetic processes.

Exhibit 10.30 (schedules)
Schedule 6.5.4
AMICUS API AND DRUG PRODUCT SPECIFICATIONS
******

******	- Material has been omitted and filed separately with the Commission.

Exhibit 10.30 (schedules)
Schedule 7.2.1
GSK PROSECUTED AMICUS PATENTS
******

******	- Material has been omitted and filed separately with the Commission.

Exhibit 10.30 (schedules)
Schedule 7.2.2
AMICUS PROSECUTED PATENTS
******

******	- Material has been omitted and filed separately with the Commission.

Exhibit 10.30 (schedules)
Schedule 7.2.3
PATENT APPLICATIONS TO BE SEGREGATED PER SECTION 7.2.3
******

******	- Material has been omitted and filed separately with the Commission.

Exhibit 10.30 (schedules)
Schedule 10.2
BACKGROUND LICENSE AGREEMENT PROVISIONS
1. MSSM LICENSE
Pursuant to Section 2.d. of the MSSM License, GSK agrees: (i) to be bound by, and comply with, Sections 6 (Confidential Information), 9 (Liability and Indemnification) and 10 (Security for Indemnification) of the MSSM License (substituting “GSK” for “AMICUS” in such provisions), the text of which is included below and incorporated herein by reference, to the extent applicable to GSK in its capacity as sublicensee; and (ii) that MSSM is an intended third party beneficiary of the Agreement for purposes of enforcing such indemnification and insurance provisions.
Pursuant to Section 2.c. of the MSSM License, GSK agrees: (a) the sublicense granted by Amicus to GSK under the MSSM License shall be subject and subordinate to the terms and conditions of the MSSM License; (b) such sublicense shall expire automatically on the termination of the MSSM License; (c) such sublicense shall not be assignable, in whole or in part; provided, however, that GSK may, with written notice to MSSM, assign the sublicense in connection with a merger or acquisition of GSK or the sale by the sublicensee of substantially all of its assets; (d) GSK shall be entitled to grant further sublicenses, provided that GSK complies with the obligations of Amicus under Section 2.c., Section 2.d. and all other provisions of MSSM License relating to the grant of sublicenses by Amicus under the MSSM License; and (e) both during the term of such sublicense and thereafter GSK shall be bound by a secrecy obligation similar to that imposed on Amicus in Section 6 of the MSSM License, and that GSK shall bind its employees and agents, both during the terms of their employment and thereafter, with a similar undertaking of secrecy. In addition, GSK, in its capacity as a sublicensee under the MSSM License, specifically agrees to comply with the audit rights applicable to sublicensees and the obligation to maintain books and records to enable the determination of the amounts payable by Amicus, as a result of the activities of GSK in its capacity as a sublicensee under the MSSM License.
Provisions Extracted from MSSM License:
Capitalized terms in the following provisions of the MSSM License, but not defined therein, shall have the meanings given to such terms in the MSSM License.

******	- Material has been omitted and filed separately with the Commission.

“6.	Confidential Information.
a.	In the course of research to be performed under this Agreement, it will be necessary for each party to disclose “Confidential Information” to the other. For purposes of this Agreement, “Confidential Information” is defined as all information, data and know-how disclosed by one party (the “Disclosing Party”) to the other (the “Receiving Party”), either embodied in tangible materials (including writings, drawings, graphs, charts, photographs, recordings, structures, technical and other information) marked “Confidential” or, if initially disclosed orally, which is reduced to writing marked “Confidential” within 21 days after initial oral disclosure, other than that information which is,
i)	known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records; or
ii)	at the time of disclosure, or thereafter becomes, published or otherwise part of the public domain without breach of this Agreement by the Receiving Party; or
iii)	obtained from a third party who has the legal right to make such disclosure and without any confidentiality obligation to the Disclosing Party; or
iv)	independently developed by the Receiving Party without the use of Confidential Information received from the Disclosing Party and such independent development can be documented by the Receiving Party; or
v)	disclosed to governmental or other regulatory agencies in order to obtain patents, provided that such disclosure may be made only to the extent reasonably necessary to obtain such patents or authorizations, and further provided that any such patent applications shall be filed in accordance with the terms of this Agreement; or
vi)	required by law, regulation, rule, act or order of any governmental authority to be disclosed.
b.	The Receiving Party agrees that at all times and notwithstanding any termination, expiration, or cancellation hereunder, it will hold the Confidential Information of the Disclosing Party in strict confidence, will use all reasonable safeguards to prevent unauthorized disclosure by its employees and agents. Notwithstanding the foregoing, the parties recognize that industry standards with respect to the treatment of Confidential Information may not be appropriate in an academic setting. However, MSSM agrees to retain Confidential Information of AMICUS in the same manner and with the same level of confidentiality as MSSM retains its own Confidential Information.
c.	The Receiving Party will maintain reasonable procedures to prevent accidental or other loss, including unauthorized publication of any Confidential Information of the Disclosing Party. The Receiving Party will promptly notify the Disclosing Party in the event of any loss or unauthorized disclosure of the Confidential Information.
d.	Upon termination or expiration of this Agreement, and upon written request, the Receiving Party will promptly return to the Disclosing Party all documents or other tangible materials representing Confidential Information and all copies thereof.
e.	The Receiving Party will immediately notify the Disclosing Party in writing, if it is requested by a court order, a governmental agency, or any other entity to disclose Confidential Information in the Receiving Party’s possession. The Disclosing Party will have an opportunity to intervene by seeking a protective order or other similar order, in order to limit or prevent disclosure of the Confidential Information. The Receiving Party will disclose only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by the Disclosing Party.”

“9.	Liability and Indemnification.
a.	AMICUS shall indemnify, defend and hold harmless MSSM and its trustees, officers, directors, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments: (i) arising out of the production, manufacture, sale, use in commerce or in human clinical trials, lease, or promotion by AMICUS or by a licensee, Affiliate or agent of AMICUS of any Licensed Product, process or service relating to, or developed pursuant to, this Agreement, or (ii) arising out of any other activities to be carried out pursuant to this Agreement.
b.	AMICUS’s indemnification under subsection a(i), above, shall apply to any liability, damage, loss or expense whether or not it is attributable to the negligent activities of the Indemnitees. AMICUS’s indemnification under subsection a(ii) above, shall not apply to any liability, damage, toss or expense to the extent that it is attributable to the negligence, gross negligence or intentional misconduct of the Indemnitees.
c.	AMICUS shall, at its own expense, provide attorneys reasonably acceptable to MSSM to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.
d.	EXCEPT AS PROVIDED IN THIS SECTION 9, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES.

10.	Security for Indemnification.
a.	At such time as any Licensed Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by AMICUS or by a sub-licensee, Affiliate or agent of AMICUS and to the extent that it is available on commercially reasonable terms, AMICUS shall at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than ****** per incident and ****** annual aggregate and naming the indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for AMICUS’s indemnification under Section 9 of this Agreement. The minimum amounts of insurance coverage required under this Section 10 shall not be construed as a limit of AMICUS’s liability with respect to its indemnification under Section 9 of this Agreement.
b.	AMICUS shall provide MSSM with written evidence of such insurance upon request of MSSM. AMICUS shall provide MSSM with written notice at least 60 days prior to the cancellation, non-renewal or material change in such insurance; if AMICUS does not obtain replacement insurance providing comparable coverage within such 60 day period effective immediately upon notice to AMICUS, MSSM shall have the right to terminate this Agreement effective at the end of such 60 day period without notice or any additional waiting periods.
c.	AMICUS shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during: (i) the period that any product, process or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by AMICUS or by a licensee, Affiliate or agent of AMICUS and (ii) a reasonable period after the period referred to in (c)(i) above which in no event shall be less than seven years.”

Exhibit 10.30 (schedules)
Schedule 13.6
CALCULATION OF ROYALTY RATE REDUCTION
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******	- Material has been omitted and filed separately with the Commission.